Exhibit 4.1

MARSH & McLENNAN COMPANIES

401(k) SAVINGS & INVESTMENT PLAN

Amended and Restated

Effective January 1, 2017

TABLE OF CONTENTS

Page

PREAMBLE		-i-

ARTICLE I	DEFINITIONS	I-1

1.1	"Account"	I-1

1.2	"Acquired Company"	I-1

1.3	"Adjustment"	I-1

1.4	"Administrative Committee"	I-1

1.5	"Affiliate"	I-1

1.6	"After-Tax Contributions"	I-1

1.7	"After-Tax Contribution Account"	I-2

1.8	"Applicable Valuation Date"	I-2

1.9	"Average Deferral Percentage"	I-2

1.10	"Beneficiary"	I-2

1.11	"Board of Directors"	I-2

1.12	"Catch-up Contributions"	I-2

1.13	"Catch-up Contribution Limit"	I-2

1.14	"Change in Control"	I-2

1.15	"Code"	I-3

1.16	"Company"	I-3

1.17	"Company Matching Contribution Account"	I-3

1.18	"Company Representative"	I-4

1.19	"Compensation"	I-4

1.20	"Contribution Authorization"	I-4

1.21	"Contribution Percentage"	I-5

1.22	"Current Balance"	I-5

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1.23	"Disability"	I-5

1.24	"Effective Date"	I-5

1.25	"Elective Deferral Limit"	I-5

1.26	"Elective Deferrals"	I-6

1.27	"Eligible Employee"	I-6

1.28	"Eligible Employee Participant"	I-7

1.29	"Employee"	I-7

1.30	"Employment Commencement Date"	I-7

1.31	"Employment Year"	I-7

1.32	"ERISA"	I-7

1.33	"ESOP"	I-7

1.34	"Excess Deferrals"	I-7

1.35	"Excess Pre-Tax Contributions"	I-7

1.36	"Excess Section 401(m) Contributions"	I-8

1.37	"Expatriate Employee"	I-8

1.38	"Hardship"	I-8

1.39	"Highly Compensated Employee"	I-9

1.40	"Hour of Service"	I-9

1.41	"Investment Committee"	I-10

1.42	"Investment Fund"	I-10

1.43	"Loan"	I-10

1.44	"Loan Administrator"	I-10

1.45	"Market Value"	I-10

1.46	"Merged Plan"	I-11

1.47	"MHRS Plan Account"	I-11

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1.48	"MMC Fixed Company Contributions"	I-11

1.49	"MMC Fixed Company Contribution Account"	I-11

1.50	"MMC Stock"	I-11

1.51	"Named Fiduciary"	I-11

1.52	"Non-Covered Company"	I-11

1.53	"Normal Form"	I-11

1.54	"Normal Retirement Date"	I-11

1.55	"Oversight Committee"	I-11

1.56	"Participant"	I-11

1.57	"Participating Company"	I-12

1.58	"Participating Company Matching Contributions"	I-12

1.59	"Plan"	I-12

1.60	"Plan Year"	I-12

1.61	"Pre-Tax Contribution Account"	I-12

1.62	"Pre-Tax Contributions"	I-12

1.63	"Prior Plan"	I-12

1.64	"Qualified Domestic Relations Order"	I-12

1.65	"Qualified Non-Elective Contributions"	I-13

1.66	"Qualifying Employer Securities"	I-13

1.67	"Retirement Date"	I-13

1.68	"Retirement Plan"	I-13

1.69	"Rollover Account"	I-13

1.70	"Rollover Distribution"	I-13

1.71	"Roth Contribution Account"	I-13

1.72	"Roth Contributions"	I-13

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1.73	"Special Company Contributions"	I-13

1.74	"Spouse"	I-14

1.75	"Spousal Consent"	I-14

1.76	"Stock Fund"	I-14

1.77	"Termination of Employment"	I-14

1.78	"Total Earnings"	I-14

1.79	"Transferred Account"	I-15

1.80	"Transferred Elective Deferral Subaccount"	I-15

1.81	"Trust Agreement"	I-15

1.82	"Trust Fund"	I-15

1.83	"Trust to Trust Transfer"	I-15

1.84	"Trustee"	I-15

1.85	"USERRA"	I-15

1.86	"Valuation Date"	I-15

1.87	"Value"	I-15

1.88	"Year of Service"	I-16

ARTICLE II ELIGIBILITY AND MEMBERSHIP		II-1

2.1	Regular Participation	II-1

2.2	Limited Participation	II-2

2.3	Contribution Authorization	II-2

2.4	Transfer Between Employers	II-2

2.5	Transfer to Ineligible Status.	II-2

2.6	Continuous Participation	II-3

2.7	Re-employment	II-3

2.8	USERRA Leave	II-3

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ARTICLE III CONTRIBUTIONS		III-1

3.1	Contributions By Or On Behalf Of Employees	III-1

3.2	Time of Contributions	III-4

3.3	Contribution of Rollover Distribution	III-4

3.4	Trust to Trust Transfers from Other Plans	III-4

3.5	Special Provisions Pertaining to the Transfer of Certain Plan Assets from the MHRS Plan	III-5

3.6	Discontinued Contributions	III-6

3.7	Contribution Changes and Suspensions	III-6

3.8	Participating Company Matching Contributions	III-7

3.9	MMC Fixed Company Contributions	III-7

3.10	Calendar Year Dollar Limit on Pre-Tax Contributions	III-8

3.11	Section 401(k) Limit on Pre-Tax Contributions	III-9

3.12	Section 401(m) Limit on Participating Company Matching Contributions and After-Tax Contributions	III-11

3.13	Adjustment of Contributions to Avoid Exceeding Limitations	III-13

3.14	Contributions May Not Exceed Amount Deductible Conditioned on Deductibility	III-13

3.15	Multiple Arrangements for Highly Compensated Employees	III-13

3.16	Special Limitations Applicable to "Top-Heavy" Plans	III-14

3.17	Qualified Non-Elective Contributions	III-14

3.18	Special Provision Regarding Re-employed Veterans	III-14

ARTICLE IV ESOP PORTION OF PLAN; DIVIDENDS		IV-1

4.1	In General	IV-1

4.2	Percentage Elections	IV-1

4.3	ESOP Status	IV-2

ARTICLE V TRUST FUND		V-1

5.1	Exclusive Benefit	V-1

5.2	Funds Maintained by Trustee	V-1

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5.3	Investment of New Contributions	V-1

5.4	Plan Transfers Initiated by Participants	V-1

5.5	Participant Investment Elections	V-1

5.6	Investment Allocations	V-2

5.7	Investment by Trustee	V-2

5.8	Investment of Assets from Merged Plans	V-2

ARTICLE VI ALLOCATION OF FUNDS TO ACCOUNTS		VI-1

6.1	Accounts to be Maintained	VI-1

6.2	Adjustment of Participants' Accounts	VI-1

6.3	Cash and Stock Dividend Allocations	VI-3

6.4	Allocation, Exercise and Sale of Rights	VI-3

6.5	Modification	VI-3

ARTICLE VII DISTRIBUTIONS UPON RETIREMENT, DEATH OR OTHER TERMINATION OF EMPLOYMENT		VII-1

7.1	Vesting of Accounts	VII-1

7.2	Distribution of Accounts	VII-5

7.3	Value of Accounts to be Distributed, Date of Distribution	VII-6

7.4	Distribution Following Retirement	VII-7

7.5	Distribution Upon Termination of Employment For Other Than Death or Retirement	VII-8

7.6	Distribution Upon a Participant's Death	VII-8

7.7	Installment Distributions	VII-9

7.8	Lump Sum Payment for Current Balance of $1,000 or Less	VII-9

7.9	Benefit Elections Irrevocable	VII-10

7.10	Commencement of Benefits	VII-10

7.11	Unclaimed Benefits	VII-10

7.12	Right to Payment of MMC Stock	VII-11

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7.13	Direct Rollover of Eligible Rollover Distributions	VII-11

7.14	Restrictions on Distribution	VII-13

7.15	Qualified Domestic Relations Orders	VII-13

7.16	Suspension of Required Minimum Distribution Rules during 2009	VII-14

ARTICLE VIII SERVICE CREDITING RULES APPLICABLE TO HOURLY EMPLOYEES		VIII-1

8.1	Application	VIII-1

8.2	Definitions	VIII-1

8.3	Vesting Service	VIII-1

8.4	Transfer to or from Salaried Employee Status During Employment Year	VIII-2

8.5	No Service Duplication	VIII-2

8.6	Cross Reference	VIII-2

8.7	Special Transition Rule	VIII-2

ARTICLE IX WITHDRAWALS		IX-1

9.1	Withdrawals Generally	IX-1

9.2	In-Service Withdrawals	IX-1

9.3	In-Service Financial Hardship Withdrawal of Pre-Tax Contributions	IX-2

ARTICLE X LOANS TO PARTICIPANTS		X-1

10.1	Loans to Participants	X-1

10.2	Loan Requirements	X-1

10.3	Compliance with Applicable Law	X-2

10.4	Termination of Employment	X-3

10.5	Default	X-3

10.6	Special Rules Applicable to Certain Former Participants in the Putnam Retirement Plan	X-3

ARTICLE XI BENEFICIARIES		XI-1

11.1	Designation of Beneficiaries	XI-1

11.2	Payment to Beneficiaries	XI-1

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11.3	Payment on Behalf of Minors and Incompetents	XI-1

ARTICLE XII COMMITTEES AND ADMINISTRATION		XII-1

12.1	Composition, Appointment, Removal and Resignation	XII-1

12.2	Chairman, Secretary and other Personnel	XII-1

12.3	Powers and Duties	XII-1

12.4	Statement of Account Reports	XII-3

12.5	Committee Action	XII-3

12.6	Payment of Expenses	XII-3

12.7	Fiduciaries	XII-3

12.8	Liability Limited and Indemnification	XII-4

12.9	Notices	XII-5

ARTICLE XIII AMENDMENT AND TERMINATION		XIII-1

13.1	Amendment	XIII-1

13.2	Termination of Plan	XIII-1

13.3	Plan Merger	XIII-2

13.4	Plan Transfers	XIII-2

13.5	Amendments Relating to MMC Stock	XIII-2

ARTICLE XIV LIMITATION ON MAXIMUM CONTRIBUTIONS AND BENEFITS UNDER ALL PLANS		XIV-1

14.1	Definitions	XIV-1

14.2	Limitation and Annual Additions	XIV-2

14.3	Correction of Excess Annual Additions	XIV-2

14.4	Limitation Year	XIV-2

ARTICLE XV MISCELLANEOUS		XV-1

15.1	No Warranty of Stock Fund or other Investment Fund	XV-1

15.2	Spendthrift Provision	XV-1

15.3	Benefits Solely from Trust Fund	XV-1

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15.4	Governing Law and Limitation on Actions	XV-1

15.5	Correction of Payment Mistakes	XV-2

15.6	Voting	XV-2

15.7	Return of Contributions	XV-3

15.8	Proof of Age; Etc.	XV-3

15.9	Estoppel of Participants and Their Beneficiaries	XV-3

15.10	Identity of Proper Payee	XV-4

15.11	Incapacity	XV-4

15.12	Discharge of Liability	XV-4

15.13	Limitation of Liability	XV-4

15.14	Plan Not a Contract of Employment	XV-5

15.15	Fees	XV-5

15.16	Claims Determinations	XV-5

15.17	Separability	XV-5

15.18	Caption	XV-5

APPENDIX A TOP-HEAVY PROVISIONS

A.1	Special Rules for Top-Heavy Plans
A.2	Definitions
A.3	Top-Heavy
A.4	Determination Date
A.5	Valuation
A.6	Distributions
A.7	Distributions During Year Ending on the Determination Date
A.8	Employees Not Performing Services During Year Ending on the Determination Date
A.9	Compliance with Section 416 of the Code
A.10	Beneficiaries
A.11	Accrued Benefit
A.12	Provisions Applicable in "Top-Heavy" Years

APPENDIX B PROVISIONS FOR MERGED PLANS AND ACQUIRED OR NON-PARTICIPATING BUSINESSES

B.0	Years of Participation
B.1	Meidinger, Incorporated

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B.2	A.S. Hansen, Inc.
B.3	Temple, Barker & Sloane, Inc.
B.4	Mercer Management Consulting Inc.
B.5	Johnson & Higgins
B.6	CODA, Inc.
B.7	Kirke-Van Orsdel, Inc. ("KVI")
B.8	Johnson & Higgins/Kirke-Van Orsdel, Inc. ("J&H/KVI")
B.9	Corporate Resource Group (Holdings) Limited ("Corporate Resource")
B.10	Health Benefits America ("Health Benefits")
B.11	Montgomery &Collins ("Montgomery")
B.12	National Benefits Group ("National Benefits")
B.13	Sedgwick James, Inc.
B.14	KPMG Peat Marwick ("KPMG")
B.15	Eager & Associates ("Eager")
B.16	RSI Consulting ("RSI")
B.17	Shore & Azimov
B.18	SCA Consulting
B.19	Rockefeller Risk Advisers
B.20	CentreLink
B.21	CSI
B.22	SynHRgy
B.23	Putnam Employees Transferred to Mercer HR Outsourcing, LLC and Mercer Trust Company
B.24	Kroll Inc. (other than TrialGraphix, Inc.)
B.25	TrialGraphix, Inc.
B.26	Factual Data Corp.
B.27	InfoLink Screening Services, Inc.
B.28	Vogon International, LLC
B.29	Harbour & Associates, Inc.
B.30	ChapterHouse, LLC
B.31	ChapterHouse, LLC
B.32	John B. Collins Associates, Inc.
B.33	Provisions for Acquired or Merged Businesses
B.34	Seabury & Smith, Inc. Business Process Outsourcing Employees
B.35	Acquisition by Transamerica of Mercer Defined Contribution Administration Business

APPENDIX C LEASED EMPLOYEES

C.1	Definitions
C.2	Treatment of Leased Employees
C.3	Exception for Employees Covered by Plans of Leasing Organization
C.4	Construction

APPENDIX D ELIMINATION OF EXTENDED PAYMENT OPTIONS

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MARSH & McLENNAN COMPANIES

401(k) SAVINGS & INVESTMENT PLAN

PREAMBLE

This amended and restated Marsh & McLennan Companies 401(k) Savings & Investment Plan ("Plan") shall be effective January 1, 2017, except as otherwise specified herein, and shall supersede the Prior Plan (as such term is defined herein). The provisions of this amended and restated Plan shall apply to the interests in this Plan and the Prior Plan of Participants or Beneficiaries as of or subsequent to January 1, 2017, provided that Participants who are not Employees at any time on or after January 1, 2017 shall be subject to the provisions of the Prior Plan as in effect at their termination of employment, except as otherwise provided herein. The provisions of this Plan shall supersede and apply to the interests of Participants under any Merged Plan upon the effective date of the consolidation or merger of such Merged Plan into this Plan. Prior to the effective date of the consolidation or merger of the Merged Plan into this Plan, the provisions of the Merged Plan shall apply.

By Section 13.1 of the Prior Plan, the Company reserved the right to amend the Plan at any time by action of its Board of Directors or as otherwise specified therein.

The Plan, as amended and restated effective January 1, 2001, was approved by the Internal Revenue Service on January 28, 2002 pursuant to a determination letter providing that the entire Plan is qualified as an employee stock ownership plan.

The Company amended and restated the Plan in its entirety effective August 1, 2003 and September 18, 2003 (as specified therein), to reflect all amendments made since the Internal Revenue Service approval on January 28, 2002.

The Company further amended and restated the Plan in its entirety, generally effective January 1, 2005, except as otherwise specified, to reflect amendments adopted subsequent to the 2003 amendment and restatement. The Plan, as amended and restated effective January 1, 2005, was approved by the Internal Revenue Service in a determination letter dated February 7, 2006.

The Company further amended and restated the Plan in its entirety, generally effective January 1, 2006, except as otherwise specified therein. The Plan as amended and restated effective January 1, 2006 (including amendments adopted in 2007 through 2012) was approved by the Internal Revenue Service in a determination letter dated March 21, 2012.

The Company further amended and restated the Plan in its entirety, effective January 1, 2012. The Plan as amended and restated effective January 1, 2012 was approved by the Internal Revenue Service in a determination letter dated September 25, 2013.

The significant amendments made to the Plan subsequent to the 2012 restatement included the following:

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First Amendment:

1.	Effective October 26, 2012, the Plan was amended to provide for Hurricane Sandy- related hardship withdrawal relief in accordance with IRS Announcement 2012-44.

Second Amendment:

2.	Effective June 26, 2013, the Plan was amended to provide for an updated definition of "Spouse" in accordance with Revenue Ruling 2013-17 and IRS Notice 2014-19.

3.	Effective November 14, 2014, the Plan was amended to provide for modified service crediting rules with respect to employees of acquired or merged businesses.

Third Amendment:

4.	Effective January 1, 2015, the Plan was amended to provide for a one-year limit on bringing a civil action with respect to benefits under the Plan.

Fourth Amendment:

5.	Effective August 1, 2015, the Plan was amended to provide that employees of Mercer WorkforcePro LLC are not Eligible Employees under the Plan.

Fifth Amendment:

6.	Effective November 30, 2015, the Plan was amended to provide for (i) the transfer of certain assets from the Mercer HR Services Retirement Plan (the "MHRS Plan") to the Plan in connection with the termination of the MHRS Plan and (ii) rules relating to the treatment of such transferred assets under the Plan.

Sixth Amendment:

7.	Effective June 26, 2015, the Plan was amended to provide for a further updated definition of "Spouse" in accordance with IRS Notice 2015-86.

8.	Effective December 31, 2015, the Plan was amended to provide for special rules relating to the Plan Accounts of certain employees of Mercer HR Services, LLC in connection with the sale of its defined contribution record keeping and benefits administration services business to Transamerica Retirement Solutions, LLC.

Seventh Amendment:

9.	Effective August 1, 2016, the Plan was amended to provide that individuals who become Eligible Employees on or after August 1, 2016 and are automatically enrolled in the Plan shall be deemed to have elected a Pre-Tax Contribution rate of 6% of Compensation.

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Amendment Resolutions:

10.	Pursuant to resolutions adopted by the Board of Directors on October 19, 2016 (the "Resolutions"), the Plan was amended, effective January 1, 2017, to provide for the addition of a fixed employer profit sharing contribution applicable to eligible participants under the Plan (such contribution, the "MMC Fixed Company Contribution").

2017 Restatement:

Under the Resolutions, the Board of Directors has authorized and empowered Laurie Ledford, in her capacity as an officer of the Company, to amend and restate the Plan in order to make such changes and additions to the Plan document as are necessary, advisable or appropriate to carry out the intent and purpose of the Resolutions in compliance with applicable law.

Accordingly, the Company hereby amends and restates the Plan in its entirety, effective January 1, 2017, in order to (i) reflect the incorporation of the applicable amendments to the 2012 restatement (as described above), (ii) provide for rules relating to the MMC Fixed Company Contribution under the Plan, and (iii) incorporate other clarifying changes relating to the administration and operation of the Plan.

It is intended that the Plan meet and be interpreted to comply with the applicable requirements of Sections 401(a), 409 and 4975(e)(7) of the Code. This Plan in its entirety was intended to be an employee stock ownership plan for Plan Years ending prior to January 1, 2005. Subsequent to December 31, 2004, it is intended that the Stock Fund qualify as an employee stock ownership plan. The portion of the Plan that is an employee stock ownership plan is designed to invest primarily in "Qualifying Employer Securities" as defined in Article I below.

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ARTICLE I

DEFINITIONS

For purposes of the Plan, the definitions below shall apply unless a different meaning is clearly required by the context. To the extent the context requires, in interpreting the Plan and the definitions in this Article I, the singular shall include the plural, the masculine shall include the feminine, and any references to statutes or regulations shall be deemed to refer automatically to any successors to such statutes or regulations.

10.1       "Account" means the detailed record kept of the amounts credited or charged to each Participant or other individual in accordance with the terms hereof which shall consist of one or more of the following: Company Matching Contribution Account, Rollover Account, After-Tax Contribution Account, Pre-Tax Contribution Account, Roth Contribution Account, MMC Fixed Company Contribution Account, Transferred Account and MHRS Plan Account. Except to the extent otherwise specified, the term "Account" means all such accounts.

10.2       "Acquired Company" means an entity which was at one time neither a Participating Company nor a Non-Covered Company, but which has become, by means of merger, consolidation, stock purchase or otherwise, a Participating Company or Non-Covered Company at the time of reference.

10.3       "Adjustment" means the net increases and decreases in the market value of the Trust Fund or portion thereof during a Plan Year or other period exclusive of any contribution, transfer, rollover, withdrawal or distribution during such year or other period. Such increases and decreases shall include such items as realized or unrealized investment gains and losses and investment income, and may include expenses of administering the Trust Fund and the Plan as referred to in Section 12.6.

10.4       "Administrative Committee" means the Administrative Committee appointed by the Oversight Committee to administer the Plan as provided in Article XII.

10.5       "Affiliate" means any corporation, partnership, proprietorship or other employing entity, other than the Company, that is a member of a controlled group of corporations (within the meaning of Section 414(b) of the Code) with the Company or is a trade or business that is under common control (within the meaning of Section 414(c) of the Code) with the Company, and any entity aggregated with the Company as part of an affiliated service group (within the meaning of Section 414(m) of the Code).

10.6       "After-Tax Contributions" means contributions made to the Trust Fund by a Participant pursuant to Section 3.1.

10.7       "After-Tax Contribution Account" means that portion of a Participant's Account attributable to his or her own After-Tax Contributions and the Participant's proportionate share of the Adjustments attributable to this After-Tax Contribution Account.

10.8       "Applicable Valuation Date" means, with respect to any date, the Valuation Date coincident with or next following that date, except as otherwise specifically provided.

10.9       "Average Deferral Percentage" for any group of Eligible Employee Participants, means the average of the individual ratios, for each person in the group, of (a) the person's share of Pre-Tax Contributions for the relevant Plan Year (excluding Catch-up Contributions) to (b) the person's Total Earnings for the relevant Plan Year, as determined under Section 3.11. The individual ratios, and the Average Deferral Percentage for any group of individuals, shall be calculated to the nearest one-hundredth of one percent (0.01%) and the Deferral Percentage of an Eligible Employee Participant who does not file or is not deemed to file under Section 3.1.2 a Contribution Authorization during the Plan Year shall be zero. For purposes of calculating the Average Deferral Percentage, Qualified Non-Elective Contributions under Section 3.17 may be taken into account as Pre-Tax Contributions if the conditions of the applicable regulations under Section 401(k) of the Code are met (which are set forth in Treas. Reg. §1.401(k)-2(a)(6)).

10.10       "Beneficiary" means the beneficiary or beneficiaries determined pursuant to Article XI.

10.11	"Board of Directors" means the Board of Directors of the Company.

10.12       "Catch-up Contributions" means contributions described in Section 414(v) of the Code, including amounts treated as Roth Contributions, made to the Trust Fund on behalf of a Participant pursuant to Section 3.1.1.

10.13       "Catch-up Contribution Limit" means the maximum contribution permitted under Section 414(v) of the Code in a Participant's taxable year, determined by including elective deferrals under other qualified plans or agreements other than this Plan maintained by a Participating Company or a Non-Covered Company. For this purpose, a Participant's taxable year shall be presumed to be the calendar year.

10.14       "Change in Control" means a change in the management or ownership of the Company that shall have occurred if:

(i)	any "person," as such term is used in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934 (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding voting securities;

(ii)	during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or

(iv) of this Section 1.14) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(iii)	the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) fifty percent (50%) or more of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquired fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; or

(iv)	the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale of disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect).

10.15       "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time.

10.16       "Company" means Marsh & McLennan Companies, Inc., a Delaware corporation, and any successor thereto.

10.17       "Company Matching Contribution Account" means the Account maintained for each Participant who has completed one (1) Year of Service and in which is recorded each such Participant's share of the Participating Company Matching Contributions made to the Plan by a Participating Company and the Participant's proportionate share of the Adjustments attributable to these contributions.

10.18       "Company Representative" means the individual or committee appointed by the Company or the Chief Executive Officer, in accordance with guidelines adopted from time to time by the Board, to exercise the rights of the Company as settlor. The Company Representative shall not be deemed to be a fiduciary with respect to the Plan when carrying out responsibilities assigned to the Company Representative under the Plan even if the same individual is both Company Representative and a Named Fiduciary (including, for example, as a member of the Administrative Committee, Investment Committee or Oversight Committee).

10.19       "Compensation" means, for purposes of determining the contributions to the Plan under Article III by or with respect to any Participant, a Participant's base rate of pay from a Participating Company before any deductions for taxes or other purposes, including payment for accrued but unused vacation, payment to a Participant within two and one-half (2-1/2) months of his or her severance from employment (within the meaning of Section 401(k)(2)(B) of the Code) for accrued bona-fide sick, vacation, or other leave (but only if the Participant would have been able to use the leave had his or her employment continued), Pre-Tax Contributions, After-Tax Contributions and any salary reduction amounts under any plan described in Section 125 of the Code or any "qualified transportation fringe benefit plan" described in Section 132(f) of the Code, but shall not include: (a) allowances or reimbursements for expenses, (b) overtime pay,

(c) any other payments or contributions to or for the benefit of the Participant under the Plan or under any other deferred compensation, pension, profit sharing, incentive, insurance or other employee benefit plan, (d) stock options or income or gains from the exercise thereof, (e) benefits in the form of property or the use of property; (f) bonuses; (g) lump sum or other severance allowances; or (h) any other form of additional compensation. The provision limiting payments made after severance from employment shall not apply, however, to payments made to an individual on USERRA leave to the extent such payments do not exceed the amount the individual would have received had the individual continued to perform services rather than going on USERRA leave. The Compensation of each Participant taken into account for determining allocations for any Plan Year shall not exceed the maximum permitted to be recognized for such year under Section 401(a)(17) of the Code, as adjusted for cost-of-living increases in accordance with Section 401(a)(l7)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to Compensation for the Plan Year that begins with or within such calendar year. (The Compensation of each Participant that can be taken into account for the 2017 Plan Year shall not exceed $270,000.) In the event there is a Plan Year shorter than twelve

(12) months, or Compensation for a period shorter than twelve (12) months is used to determine contributions under this Plan, the otherwise applicable limit under Section 401(a)(17) of the Code shall be multiplied by a fraction, the numerator of which is the number of months in the short Plan Year and the denominator of which is twelve (12).

10.20       "Contribution Authorization" means an agreement by an Eligible Employee, provided at the time, on a form and in a manner specified by the Administrative Committee (which may include electronic means), to reduce the Compensation otherwise currently payable to him or her in the form of a payroll deduction from Compensation in order to make Pre-Tax Contributions, Roth Contributions and/or After-Tax Contributions (such deduction shall comply with the further limitations in Section 3.1 of the Plan and shall not exceed seventy-five percent (75%) of a Participant's Compensation otherwise payable for any payroll period). The term "Contribution Authorization" shall include a deemed election by an Eligible Employee pursuant to Section 3.1.2 to reduce Compensation otherwise payable to him or her to be contributed to the Plan as a Pre-Tax Contribution (or such other applicable contribution as is provided for under Section 3.1.2).

10.21       "Contribution Percentage" means, for any group of Eligible Employee Participants, the average of the individual ratios, for each person in the group, of (a) the person's share of Participating Company Matching Contributions and After-Tax Contributions for the relevant Plan Year to (b) the person's Total Earnings for the relevant Plan Year, as determined under Section 3.12. The individual ratios, and the Contribution Percentage for any group of individuals, shall be calculated to the nearest one-hundredth of one percent (0.01%) and the Contribution Percentage of an Eligible Employee Participant who does not make any After-Tax Contributions or receive any Participating Company Matching Contributions shall be zero. For purposes of calculating the Contribution Percentage, Qualified Non-Elective Contributions may be taken into account as Participating Company Matching Contributions if the conditions of the applicable regulations under Section 401(m)(3) of the Code are met (which are set forth in Treas. Reg. §1.401(m)-2(a)(6)), to the extent those contributions are not taken into account for purposes of the Average Deferral Percentage test pursuant to Section 3.12.2. In addition, Pre-tax Contributions may be taken into account as Participating Company Matching Contributions to the extent permitted by Treas. Reg. §1.40l(m)-2(a)(6).

10.22       "Current Balance" of the Accounts or stipulated portions thereof as of any date, means the account balance as of the Applicable Valuation Date.

10.23       "Disability" means the permanent inability of a Participant to engage in duties of any gainful employment as determined under procedures set forth in the appropriate Participating Company's long term disability benefit program, as in effect from time to time.

10.24       "Effective Date" for this amended and restated Plan means January 1, 2017, except to the extent another date is specified herein or as required by law. The "Effective Date" of the provisions of the Prior Plan is determined as set forth in Prior Plan documents.

10.25       "Elective Deferral Limit" means the dollar limitation under Section 402(g) of the Code in effect for a Participant's taxable year ($18,000 for 2017, as adjusted for future years), determined by including the amount of elective deferrals made by the Participant during the Participant's taxable year under any other qualified plans or agreements other than this Plan maintained by a Participating Company or by a Non-Covered Company. For this purpose, a Participant's taxable year shall be presumed to be the calendar year. No Participant shall be permitted to have elective deferrals in excess of the Elective Deferral Limit. Catch-up Contributions described in Section 1.12 are not treated as elective deferrals for purposes of the Elective Deferral Limit.

10.26       "Elective Deferrals" means, with respect to a Participant, Pre-Tax Contributions, Roth Contributions and any "elective deferrals" as defined in Section 402(g)(3) of the Code contributed on behalf of the Participant under any other plan maintained by an employer of the Participant. Except as otherwise specified in the Plan, Elective Deferrals do not include Catch-up Contributions.

10.27       "Eligible Employee" means, subject to the following provisions of this Section 1.27, any common-law Employee of a Participating Company, in the 50 States of the United States and the District of Columbia, including any officer, who is classified as a "regular employee," "temporary employee" or some other classification on the Participating Company's human resources system. For purposes of the Plan, any person who is a United States citizen employed by a foreign Affiliate shall be deemed to be an Eligible Employee: (1) if such individual is an Expatriate Employee and remains on the United States payroll of a Participating Company; or (2) if and during the period of time for which the foreign Affiliate is covered under an agreement between the Internal Revenue Service and the Company pursuant to Section 3121(1) of the Code, as such agreement may be amended from time to time, such an individual's compensation by and service with the foreign Affiliate shall be taken into account as if that compensation had been paid by, and that service performed for, the Company provided that the individual remains on the United States payroll of a Participating Company. Notwithstanding the foregoing:

(a)       The term "Eligible Employee" does not include: (i) an individual who performs services for a Participating Company under an agreement or arrangement (which may be written, oral, and/or evidenced by the Participating Company's payroll practice) with the Participating Company or with any other organization that provides the services of the individual to the Participating Company, pursuant to which the individual is treated as an independent contractor or is otherwise treated as an employee of an entity other than the Participating Company (for example, an individual who is transferred from a foreign Affiliate to a Participating Company on a temporary basis or a Leased Employee as described in Appendix C), irrespective of whether he or she is subsequently determined to be treated as an employee of the Participating Company under common-law employment principles, by any court or regulatory agency, or pursuant to the provisions of Section 414(m), 414(n) or 414(o) of the Code; (ii) student interns (meaning individuals who perform services on a temporary basis for a Participating Company where such services are intended by the individual and the Participating Company to relate to a course of study at an educational institution); (iii) effective September 1, 2009, any Employee of Marsh & McLennan Agency LLC ("MMA") and its subsidiaries and affiliates; (iv) any Employee who enters into an employment agreement with the Company or any Affiliate whose terms and conditions provide that such Employee will not participate in this Plan, who shall be excluded from participation for all purposes for a period specified in such employment agreement irrespective of whether the exclusion period extends beyond the term of the employment agreement or whether any provisions of such employment agreement are subsequently determined to be invalid by any court or regulatory agency; and (v) effective August 1, 2015, any Employee of Mercer WorkforcePro LLC. (Employees described in item (iv) of the preceding sentence shall be deemed to have made a one-time irrevocable election not to participate in the Plan.)

(b)       Eligible Employees who are employed by Dovetail Insurance Corporation or Marsh ClearSight LLC shall not be eligible to participate in the MMC Fixed Company Contribution portion of the Plan during their period of employment with Dovetail Insurance Corporation or Marsh ClearSight LLC (as applicable).

10.28       "Eligible Employee Participant" means an individual who at some point in a Plan Year has satisfied the requirements of Section 2.1 (except for the requirement to file a Contribution Authorization) and continues to be an Eligible Employee, in which case the individual will be considered an Eligible Employee Participant with respect to the entire Plan Year.

10.29       "Employee" means an individual who is an employee of a Participating Company or a Non-Covered Company.

10.30       "Employment Commencement Date" means the first day of the month in which an Employee first completes an Hour of Service for a Participating Company or Non-Covered Company or, if an Employee has a "One-Year Period of Severance," as defined in Section 7.1.9(a), the date following such period on which he or she first again completes an Hour of Service for a Participating Company or a Non-Covered Company; provided, however, that with respect to any group of individuals who become Employees of a Participating Company in connection with the acquisition of a business by such Company, such date may be any earlier date (as will not materially increase the cost of the Plan to the Participating Companies) specified on a uniform and nondiscriminatory basis (and set forth in Appendix B).

10.31       "Employment Year" means, for each Employee, the twelve (12) month period beginning on his or her Employment Commencement Date or an anniversary of that date.

10.32       "ERISA" means the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

10.33       "ESOP" means an "employee stock ownership plan" within the meaning of Section 4975(e)(7) of the Code.

10.34       "Excess Deferrals" means the excess of a Participant's Pre-Tax Contributions and/or Roth Contributions (excluding Catch-up Contributions) for the taxable year of the Participant (which is presumed to be the calendar year) over the Elective Deferral Limit for that year.

10.35       "Excess Pre-Tax Contributions" means the amount of reduction in the Pre-Tax Contributions and/or Roth Contributions (other than Catch-up Contributions) made on behalf of a Highly Compensated Employee to ensure that, with respect to any Plan Year, the aggregate amount of Pre-Tax Contributions and Roth Contributions (and other contributions permissibly aggregated with them) actually paid into the Plan on behalf of Highly Compensated Employees for the Plan Year does not exceed the maximum amount of Pre-Tax Contributions and/or Roth Contributions (and other contributions permissibly aggregated with them) permitted for such Plan Year under the limitations set forth in Section 3.11. The reduction imposed on any particular Highly Compensated Employee is determined by reducing the amount of Pre-Tax Contributions and/or Roth Contributions to be permitted on behalf of Highly Compensated Employees under the "dollar leveling" method as described in Section 3.11.2.

10.36       "Excess Section 401(m) Contributions" means the amount of reduction in the After-Tax Contributions and Participating Company Matching Contributions made by or on behalf of a Highly Compensated Employee to ensure that with respect to any Plan Year, the aggregate amount of Participating Company Matching Contributions and After-Tax Contributions (and Pre-Tax Contributions taken into account in determining the Contribution Percentage) actually paid into the Plan by or for Highly Compensated Employees for such Plan Year does not exceed the maximum amount of such contributions permitted for such Plan Year under the limitations set forth in Section 3.12, determined by reducing the amount of such contributions by or for Highly Compensated Employees under the "dollar leveling" method as described in Section 3.12.3.

10.37       "Expatriate Employee" means an Employee of a Participating Company who (1) is transferred to a foreign Affiliate with the intent that such transfer is not permanent, and (2) is classified by the Company as an "expatriate employee."

10.38       "Hardship" means an immediate and heavy financial need of a Participant caused by one or more of the following:

(a)	payment of expenses for medical care of the Participant, Participant's spouse or Participant's dependent (without regard to the change in the definition of dependent under the Working Families Tax Relief Act of 2004) that would qualify for deduction under Section 213(d) of the Code (without regard to whether the expenses exceed seven and one-half percent (7.5%) of adjusted gross income);

(b)	payment of costs (other than mortgage payments) directly related to the purchase of the principal residence of a Participant;

(c)	payment of tuition and related educational fees and room and board expenses for the next twelve (12) months of post-secondary education of the Participant, spouse or dependent (without regard to the change in the definition of dependent under the Working Families Tax Relief Act of 2004);

(d)	payments necessary to prevent eviction of a Participant from his or her residence or the foreclosure of the mortgage on that residence;

(e)	payments for funeral or burial expenses for the Participant's deceased parent, spouse, child or dependent (without regard to the change in the definition of dependent under the Working Families Tax Relief Act of 2004);

(f)	payments necessary to repair damage to the Participant's principal residence that would qualify for a casualty loss deduction under Section 165 of the Code (determined without regard to whether the loss exceeds ten percent (10%) of adjusted gross income); or

(g)	any other circumstances deemed to constitute a "safe harbor" immediate and heavy financial need under applicable Treasury Regulations or other authority issued under the Code.

Payments that shall not give rise to a Hardship include, without limitation, those used to repay loans (unless Subsection (d) applies) or to purchase (or to prevent the repossession of) luxury items.

10.39       "Highly Compensated Employee" means a "highly compensated employee" as defined in Section 414(q) of the Code, including any Employee who (a) was a five percent (5%) owner (as defined in Section 414(q)(2) of the Code) for the Plan Year or the twelve (12) month period preceding the Plan Year (i.e., the lookback year) or (b) performs services for a Participating Company or Non-Covered Company during the Plan Year and who during the lookback year had Total Earnings in excess of $120,000 (as adjusted pursuant to Section 415(d) of the Code) and, if the Administrative Committee elects by Plan amendment or otherwise pursuant to applicable Treasury regulations, was in the "top-paid group" of Employees for such year (no such "top-paid group" election having been made for any Plan Year ending before 2017). Notwithstanding the foregoing, the Administrative Committee is authorized to make such elections as may be permitted under Section 414(q) (and applicable regulations or other guidance) regarding the time period for determining Total Earnings.

In the event there is a Plan Year shorter than twelve (12) months, the "lookback year" calculation shall be made on the basis of the twelve (12) month period preceding such short Plan Year and the current Plan Year calculation shall be made on the basis of the short applicable Plan Year. In addition, the relevant dollar amounts (i.e., Total Earnings and $120,000 as adjusted) shall be adjusted for the short Plan Year by multiplying such dollar amounts by a fraction, the numerator of which is the number of months in the short Plan Year and the denominator of which is twelve (12).

10.40	"Hour of Service" means:

(a)	Each hour for which an Employee is directly or indirectly paid or entitled to payment by a Participating Company or Non-Covered Company for the performance of duties. Such hours shall be credited to the Employee for the computation period in which the duties are performed.

(b)	Each hour (up to a maximum of five hundred and one (501) hours for any single continuous period during which the Employee performs no duties) for which an Employee is directly or indirectly paid or entitled to payment by a Participating Company or Non-Covered Company for reasons (such as vacation, sickness or disability) other than for the performance of duties. These hours shall be credited to the Employee for the computation period for which payment is made.

(c)	Each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by a Participating Company or Non- Covered Company shall be credited to the Employee for the computation period to which the award or agreement pertains rather than the period in which the award, agreements, or payment was made.

Hours of Service will be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by this reference.

Notwithstanding the foregoing, in lieu of crediting actual Hours of Service for a particular purpose or group of Employees, to the extent hourly records are required hereunder, an Employee may be credited with one hundred and ninety (190) Hours of Service for each calendar month he/she is credited with at least one (1) Hour of Service under the above provisions in accordance with the procedures used by the Administrative Committee.

10.41       "Investment Committee" means the Investment Committee appointed by the Oversight Committee that is responsible for selecting and reviewing certain diversification investment options available to Participants and such additional duties as are set forth in Article XII.

10.42       "Investment Fund" means a portion of the Trust Fund that is separately invested pursuant to Section 5.2, in shares of an investment company or a common or collective trust or such other investment vehicle (including the Stock Fund) that is authorized under the Trust Agreement.

10.43       "Loan" means a Loan made to a Participant from his or her Accounts pursuant to Article X.

10.44       "Loan Administrator" means the Administrative Committee or the individual the Administrative Committee designates as such.

10.45       "Market Value" means the fair market value of MMC Stock as determined by the Trustee as of an Applicable Valuation Date.

10.46       "Merged Plan" means any plan of an Acquired Company or any Affiliate the assets of which have been merged or combined, in whole or in part, with assets of this Plan and whose participants have become Participants in this Plan or a Prior Plan.

10.47       "MHRS Plan Account" means the Account established as a result of the transfer of assets from the Mercer HR Services Retirement Plan (the "MHRS Plan") to the Plan, as described in Section 3.5.

10.48       "MMC Fixed Company Contributions" means the profit sharing contributions made to the Trust Fund by a Participating Company (other than Dovetail Insurance Corporation and Marsh ClearSight LLC) pursuant to Section 3.9.

10.49       "MMC Fixed Company Contribution Account" means the Account maintained for each Participant who has completed one (1) Year of Service and is otherwise eligible to receive MMC Fixed Company Contributions, and in which is recorded each such Participant's share of the MMC Fixed Company Contributions made to the Plan by a Participating Company and the Participant's proportionate share of the Adjustments attributable to these contributions.

10.50       "MMC Stock" means the common stock, $1.00 par value per share, of the Company, which shall be Qualifying Employer Securities (as defined below).

10.51       "Named Fiduciary" means a named fiduciary described in Section 402(a)(2) of ERISA.

10.52       "Non-Covered Company" means any Affiliate that is not a Participating Company.

10.53       "Normal Form" means, except as provided in Section 7.8, the distribution form in which all or a specified portion of a Participant's Accounts are distributed absent any Participant elections, which means in whole shares of MMC Stock from the Stock Fund, the cash value of shares and other interests in any other Investment Fund under the Plan in which such Participant has an Account, plus cash for the remainder, if any, of the value of the Participant's Accounts, as the case may be.

10.54       "Normal Retirement Date" means the first day of the month coincident with or next following a Participant's 65th birthday.

10.55       "Oversight Committee" means the Global Benefits Oversight Committee appointed by the Chief Executive Officer of the Company.

10.56       "Participant" means any Eligible Employee who has become a "Participant" in this Plan pursuant to Article II and any former Eligible Employee who has an undistributed Account. Except to the extent specified herein, a Beneficiary who has not received full payment of the death benefits payable to him or her shall have the same rights with respect to the undistributed Account as a former Eligible Employee.

10.57       "Participating Company" means the Company together with any Affiliate which shall be designated, by appropriate action of the Board of Directors or Company Representative, as a participating employer under the Plan and which shall adopt the terms and provisions of the Plan by appropriate action of its board of directors or other governing body, as applicable.

10.58       "Participating Company Matching Contributions" means contributions made to the Trust Fund by a Participating Company pursuant to Section 3.8.

10.59       "Plan" means this Marsh & McLennan Companies 401(k) Savings & Investment Plan (including the Appendices thereto) (formerly, the Marsh & McLennan Companies Stock Investment Plan) as amended and in effect from time to time. The Plan is intended to be a profit sharing plan as described in Section 401(a)(27) of the Code.

10.60       "Plan Year" means the consecutive six-month period beginning on July 1, 2004 and ending on December 31, 2004 and, thereafter, the consecutive twelve (12) month period beginning January 1 and ending December 31. Prior to July 1, 2004, the Plan Year was the consecutive twelve (12) month period beginning each July 1 and ending on the succeeding June 30.

10.61       "Pre-Tax Contribution Account" means that portion of a Participant's Account attributable to Catch-Up Contributions (other than Roth Contributions), Pre-Tax Contributions, Qualified Non-Elective Contributions, Special Company Contributions, and the Participant's proportionate share of the Adjustment attributable to these contributions.

10.62       "Pre-Tax Contributions" means contributions made to the Trust Fund on behalf of a Participant pursuant to Section 3.1.

10.63       "Prior Plan" means the Marsh & McLennan Companies 401(k) Savings & Investment Plan, as was in effect before the Effective Date.

10.64       "Qualified Domestic Relations Order" means a domestic relations order that is a "qualified domestic relations order" within the meaning of Section 414(p) of the Code and that is a judgment, decree or order (including approval of a property settlement) made pursuant to a state domestic relations law (including a community property law) which relates to the provision of child support, alimony payments or marital property to a Spouse, former Spouse, child or other dependent of a Participant and which creates or recognizes the existence of a right of (or assigns such a right to) such Spouse, former Spouse, child or other dependent (the "Alternate Payee") to receive all or a portion of the benefits payable with respect to a Participant under the Plan. A Qualified Domestic Relations Order must clearly specify the amount or percentage of the Participant's benefits to be paid to such Alternate Payee by the Plan (or the manner in which such amount or percentage is to be determined). A Qualified Domestic Relations Order may not require the Plan (a) to provide any form or type of benefits or any option not otherwise provided under the Plan, (b) to pay benefits to an Alternate Payee under such order which are required to be paid to another Alternate Payee under another such order previously filed with the Plan, or

(c) to provide increased benefits (determined on the basis of actuarial equivalents); provided, however, that a Qualified Domestic Relations Order may require that payment of benefits to the Alternate Payee under the order be made (x) as soon as practicable following approval of the order as a "qualified domestic relations order," (y) in a lump sum, (z) as if, in the case of a Participant who is an Employee, the Participant's Termination of Employment had occurred on the date on which the payment is made under the order.

10.65       "Qualified Non-Elective Contributions" means contributions made to the Trust Fund on behalf of a Participant pursuant to Section 3.17.

10.66       "Qualifying Employer Securities" means qualifying employer securities as defined in Section 4975(e)(8) of the Code.

10.67	"Retirement Date" means a "Retirement Date" as defined in the Retirement Plan.

10.68       "Retirement Plan" means the Marsh & McLennan Companies Retirement Plan, as in effect at the time of reference.

10.69       "Rollover Account" means that portion of a Participant's Account attributable to Rollover Distributions and the Participant's proportionate share of the Adjustments attributable to his or her Rollover Distributions. The term may include more than one Rollover Account if separate Rollover Distributions are made pursuant to Section 3.3.

10.70       "Rollover Distribution" means (i) with respect to all contributions other than "designated Roth contributions" (within the meaning of Section 402A of the Code), the rollover of an eligible rollover distribution from a qualified plan described in Section 401(a) of the Code (including indirectly through a conduit IRA), and (ii) with respect to designated Roth contributions (and earnings), the rollover of an eligible rollover distribution directly from a qualified plan described in Section 401(a) of the Code; provided, however, that a Rollover Distribution may not include any distribution attributable to amounts withdrawn from this Plan or from a Roth IRA described in Section 408A of the Code.

10.71       "Roth Contribution Account" means the portion of a Participant's Account attributable to Roth Contributions and the Participant's proportionate share of the Adjustment attributable to these contributions.

10.72       "Roth Contributions" means contributions made to the Trust Fund on behalf of a Participant pursuant to Section 3.1.1.

10.73       "Special Company Contributions" means employer contributions, including, but not limited to, qualified non-elective contributions, qualified matching contributions and safe harbor matching contributions, made to a Merged Plan, as disclosed in the applicable provisions of Appendix B, and which may be withdrawn by a Participant from the Plan on account of Disability or the attainment of age fifty-nine and one-half (59½) pursuant to Section 401(k) of the Code.

10.74       "Spouse" means, effective as of June 26, 2015, the person who, at the relevant time, is married to the Participant in the United States or in any foreign jurisdiction, provided that the marriage would be recognized by any state, possession or territory of the United States. The term "Spouse" does not include a "domestic partner" as defined under applicable law or by the Company generally to mean a person to whom the Participant is not legally married for federal income tax purposes but who resides with the Participant in an exclusive committed relationship that is intended to be permanent and whereby the Participant and the person have agreed to share responsibility for each other's common welfare and basic financial obligations.

10.75       "Spousal Consent" means written consent by a Participant's Spouse to a beneficiary designation by the Participant. A Spousal Consent shall be ineffective unless (i) it acknowledges the effect of the beneficiary designation and is witnessed by a notary public or representative of the Plan, and (ii) the designation specifically identifies the Participant's beneficiaries (and contingent beneficiaries, if any) by name or class. If the Administrative Committee is satisfied that Spousal Consent cannot be obtained because there is no Spouse, because the Spouse cannot be located, because the Participant can show by court order that the Spouse has abandoned the Participant, or because of other circumstances which may be permitted under applicable law, Spousal Consent shall be deemed to have been given. Any consent or deemed consent with respect to a Spouse which satisfies the foregoing requirements shall be effective only with respect to the Spouse by whom given (or deemed to be given), and may not be revoked by that Spouse with respect to the beneficiary designation to which it pertains.

10.76       "Stock Fund" means the fund consisting of contributions to the Plan invested in MMC Stock, earnings thereon, amounts temporarily held pending investment therein and amounts held for disbursements therefrom.

10.77       "Termination of Employment" means termination of all active employment with all Participating Companies and Non-Covered Companies, except that absence on account of sickness or injury, leave of absence approved by the Participating Company or Non-Covered Company concerned, or absence recognized under USERRA or accrued but unused vacation during a period for which an Employee is paid shall not be deemed a Termination of Employment unless and until employment is otherwise terminated. In the event of a disposition of a business, whether there has been a Termination of Employment is determined under Section 7.14.

10.78       "Total Earnings" means total compensation (as that term is defined in Section 415(c)(3) of the Code) paid by a Participating Company or Non-Covered Company to an individual, but determined before giving effect to any Contribution Authorization under this Plan

(or any other cash or deferred arrangement described in Section 401(k) of the Code) or to any similar reduction agreement pursuant to any cafeteria plan (within the meaning of Section 125 of the Code) or under a qualified transportation fringe benefit plan described in Section 132(f)(4) of the Code. For purposes of Sections 3.11.2 and 3.12.2, Total Earnings shall be limited to such compensation paid for the portion of the Plan Year or "limitation year," as defined in Section

14.4 (as applicable), during which the individual was both an Eligible Employee and a Participant. Total Earnings taken into account under the Plan for any Plan Year or "limitation year," as defined in Section 14.4 (as applicable), shall not exceed the limit applicable to the calendar year in which the Plan began and determined in accordance with Section 401(a)(17) of the Code, adjusted as provided in the last four (4) sentences of Section 1.19.

1.79       "Transferred Account" means the Account established as a result of a Trust to Trust Transfer as described in Section 3.4.

1.80       "Transferred Elective Deferral Subaccount" means the portion of a Transferred Account of a Participant that is subject to the administrative, withdrawal and distribution provisions applicable to Pre-Tax Contribution Accounts pursuant to Section 3.4.2.

1.81       "Trust Agreement" means the written agreement between the Company and the Trustee fixing the rights and liability of each with respect to the holding, investing and administering of the Trust Fund for purposes of the Plan, as such agreement is initially written and from time to time amended.

1.82       "Trust Fund" means all money or other property which shall be held by the Trustee pursuant to the terms of the Trust Agreement.

1.83	"Trust to Trust Transfer" means a "Trust to Trust Transfer" described in Section 3.4.

1.84        “Trustee" means the financial institution from time to time designated by the Investment Committee to act as Trustee with respect to the Plan pursuant to the Trust Agreement.

1.85       "USERRA" means the Uniformed Services Employment and Re-employment Rights Act.

1.86       "Valuation Date" means the last day of each calendar month and any other date as of which the Administrative Committee determines that a valuation of the Trust Fund is required by operation of the Plan or otherwise appropriate.

1.87       "Value" means the fair market value of a Participant's (or other individual's) interest in an Investment Fund as of an Applicable Valuation Date.

1.88       "Year of Service" means a period of twelve (12) months of "Service" as defined in Section 7.1.9(e).

ARTICLE II

ELIGIBILITY AND MEMBERSHIP

2.1       Regular Participation.

2.1.1       Any Eligible Employee who was a participant, as determined under the Prior Plan on December 31, 2016 shall remain a "Participant" under this Plan as of January 1, 2017 without further action on his or her part, provided that, such Participant's rights with respect to contributions under this Plan shall be determined under Article III.

2.1.2       Any Eligible Employee who was a participant in a Merged Plan shall become a "Participant" in this Plan as of the effective date of the merger of the Merged Plan into this Plan without further action on his or her part.

2.1.3       An individual not described in Section 2.1.1 or 2.1.2 shall become a "Participant" in the Plan after December 31, 2016 as of the first day of the pay period that coincides with or follows the latest of (i) the Participant's Employment Commencement Date, (ii) his or her 18th birthday, and (iii) the completion and implementation of his or her Contribution Authorization under the rules of Section 2.3.1 and Section 3.1.2 of the Plan, provided he or she is then an Eligible Employee.

2.1.4       An Eligible Employee who transfers employment from a Non-Covered Company directly to a Participating Company shall become a "Participant" on the latest of the date: (1) of the transfer; (2) determined to be administratively practicable by the Administrative Committee and communicated to him or her as the date he or she may deliver, or shall be deemed to deliver, a Contribution Authorization in accordance with Section 2.3.1 or Section 3.1.2; or (3) on which he or she attains age eighteen (18).

2.1.5       An Eligible Employee who is a member of a group of individuals that either became Employees of a Participating Company in connection with the acquisition of the business employing such group by such Participating Company, or became Employees of a Participating Company in connection with the transfer of employment of such group from a Non- Covered Company to a Participating Company, shall become a "Participant" on the latest of the date: (1) of the transfer; (2) determined to be administratively practicable by the Administrative Committee and communicated to him or her as the date he or she may deliver, or shall be deemed to deliver, a Contribution Authorization in accordance with Sections 2.3.1 or 3.1.2; or (3) attains age eighteen (18).

2.1.6       Notwithstanding Sections 2.1.1 through 2.1.5, an Eligible Employee with respect to the MMC Fixed Company Contribution portion of the Plan who has attained age eighteen (18) and completed one (1) Year of Service shall become a "Participant" no later than the date on which an MMC Fixed Company Contribution is contributed to the Plan on his or her behalf.

2.2       Limited Participation. An Eligible Employee who is not otherwise a Participant and who either (i) contributes a Rollover Distribution to the Plan pursuant to Section 3.3, (ii) makes a Trust to Trust Transfer pursuant to Section 3.4, or (iii) incurred a transfer of assets from the MHRS Plan to the Plan pursuant to Section 3.5 shall become a Participant as of the date of such contribution or asset transfer, but only with respect to such Eligible Employee's Rollover Account, Transferred Account or MHRS Plan Account (as the case may be). Such an Eligible Employee shall not be eligible to (i) make Pre-Tax Contributions, After-Tax Contributions or Roth Contributions, or share in Participating Company Matching Contributions, until the applicable provisions of Sections 3.1 and 3.8 have been satisfied or (ii) receive MMC Fixed Company Contributions until the provisions of Section 3.9 have been satisfied.

2.3	Contribution Authorization.

2.3.1.       In order to authorize Pre-Tax Contributions, Roth Contributions and Catch-up Contributions or to make After-Tax Contributions, a Participant must complete a Contribution Authorization in the form and manner (which may include electronic means) required by the Administrative Committee. The Contribution Authorization shall be effective commencing with the first day of the first pay period for which it can be given effect under the administrative procedures established by the Administrative Committee and shall remain in effect until the Participant's Termination of Employment unless and until changed or suspended pursuant to a provision of this Plan. For purposes of the foregoing, Contribution Authorization shall include a deemed election by an Eligible Employee pursuant to Section 3.1.2 to reduce Compensation otherwise payable to him or her to be contributed to the Plan as a Pre-Tax Contribution (or such other applicable contribution as is provided for under Section 3.1.2).

2.3.2.       If a Participant has elected to make Pre-Tax Contributions, will attain age fifty (50) by the end of the Plan Year and has made the maximum Pre-Tax Contributions permitted for the Plan Year, such Participant will, without any further action, be deemed to have elected to make the maximum Catch-up Contributions to the extent necessary to effectuate his or her Contribution Authorization up to the maximum permissible under the Plan for that Plan Year unless and until the Participant notifies the Administrative Committee to the contrary in the form and manner required by the Administrative Committee. Any such notification shall be effective on a prospective basis only and shall not require refund of any Catch-up Contributions previously made for the taxable year.

2.4       Transfer Between Employers. If a Participant transfers from employment as an Eligible Employee with one Participating Company to employment as an Eligible Employee with another Participating Company, the Participant's Contribution Authorization shall be deemed to apply without interruption to the new Participating Company in the same manner as it applied to the prior Participating Company. An Employee transferred from a Non-Covered Company to a Participating Company shall become a Participant in accordance with Sections 2.1, 2.3.1 and 3.1.2 of the Plan.

2.5       Transfer to Ineligible Status.

2.5.1       If a Participant transfers directly to employment as an Employee other than as an Eligible Employee from employment as an Eligible Employee, the Participant's Contribution Authorization shall be suspended. No contributions shall be made for a Participant with respect to the period of such a suspension. A new Contribution Authorization for such a Participant may be made, pursuant to rules established by the Administrative Committee, upon his or her transfer back to employment as an Eligible Employee.

2.5.2       If a Participant takes an unpaid leave of absence (including long term disability), the Participant's Contribution Authorization shall be suspended. No contributions shall be made for a Participant with respect to the period of such a suspension. The suspended Contribution Authorization shall be reinstated upon resumption of employment following a leave of absence, unless the Participant elects otherwise. There shall be no retroactive Employee contributions or Participating Company Matching Contributions for the period of the unpaid leave of absence unless otherwise required by law.

2.6       Continuous Participation. An Eligible Employee who has enrolled in the Plan shall continue to be a Participant whether or not he/she continues to be an Employee or continues to make contributions to the Plan, until such time as there are no longer any benefits remaining payable under the Plan to such Participant or his or her Beneficiaries.

2.7       Re-employment. A former Participant, who is re-employed as an Eligible Employee and who had previously satisfied the requirements of Section 2.1 may complete a Contribution Authorization in accordance with Section 2.3.1.

2.8       USERRA Leave. If an Employee goes on leave without pay status to perform military services as recognized under USERRA, the Employee shall continue participation in the Plan in the same manner as any Employee on leave of absence, unless the Employee informs the Company in writing of an intent not to seek re-employment. The Employee's benefit rights shall be those prescribed under the Plan in force at the commencement of military leave or which were implemented during the course of military leave. The Company shall make up any required missed Company contributions that are not conditioned on Employee contributions as soon as practicable following the Employee's return to employment. The Company is not obligated to reallocate forfeitures to the Account of an Employee on military leave or credit the Account with earnings on any missed contributions. Any missed Employee contributions can be made up over a period of three (3) times the period of the military leave, but not to exceed five (5) years. Upon return from military leave, the Employee may continue participation in the Plan on the same basis as the Employee was participating in the Plan prior to military leave, or as otherwise required by USERRA. An Employee's obligation to repay Plan Loans may be suspended for any period during which such Employee is performing service in the uniformed services as defined in chapter 43, title 38 of the United States Code. The Plan shall be administered and operated in accordance with Heroes Earnings Assistance and Relief Tax Act of 2008 to the extent that such Act applies to the provisions of the Plan.

ARTICLE III

CONTRIBUTIONS

3.1	Contributions By Or On Behalf Of Employees.

3.1.1       In order for a Participant to make Pre-Tax Contributions, Roth

Contributions and/or After-Tax Contributions, a Contribution Authorization must be in effect (and not suspended pursuant to a provision of this Plan). The Participant may elect to irrevocably designate Pre-Tax Contributions, which shall be made solely from his or her Compensation in an amount equal to the reduction authorized under the Contribution Authorization, or Roth Contributions in lieu of all or a portion of Pre-Tax Contributions, which shall be made from his or her Compensation and treated as includible in the Participant's income at the time the Participant would have received the amount in cash if the Participant had not made such election, and/or After-Tax Contributions, which shall be made from his or her Compensation in an amount equal to the deductions authorized under the Contribution Authorization, subject to the following:

(a)	After-Tax Contributions — An Eligible Employee who is not making employee deferrals under the Marsh & McLennan Companies Supplemental Savings & Investment Plan (formerly, the Marsh & McLennan Companies Stock Investment Supplemental Plan) during a Plan Year may elect to make After-Tax Contributions to the Plan from his or her Compensation in an amount in any whole percentage not less than one percent (1%) nor more than fifteen percent (15%) of his or her Compensation with respect to a payroll cycle; or

(b)	Pre-Tax Contributions and Roth Contributions— An Eligible Employee may agree with his or her Participating Company to have his or her Compensation reduced by an amount in any whole percentage not less than one percent (1%) nor more than seventy-five percent (75%) of his or her Compensation with respect to a payroll cycle and to have that amount contributed from his or her Compensation by the Participating Company to the Plan as Pre-Tax Contributions or Roth Contributions on behalf of the Participant; or

(c)	After-Tax, Pre-Tax and Roth Contributions — An Eligible Employee permitted to make After-Tax Contributions may elect to have contributions made to the Plan from his or her Compensation pursuant to both paragraphs (a) and (b) of this Section 3.1.1 in any combination of whole percentages under each paragraph, provided that such contributions when added together may not equal more than seventy-five percent (75%) of his or her Compensation with respect to a payroll cycle (the applicable limitation being fifteen percent (15%) of his or her Compensation prior to

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January 1, 2005).

(d)	Catch-up Contributions — A Participant who makes Pre-Tax Contributions or Roth Contributions and who will attain age fifty (50) before the end of the Plan Year and whose Pre-Tax Contributions and/or Roth Contributions would otherwise exceed one or more limits in this Plan, shall, without any further action, be deemed to have elected to make Catch-up Contributions at the previously specified rate in accordance with, and subject to the limitations of, Section 414(v) of the Code, unless he or she elects not to make such Catch-up Contributions by notifying the Administrative Committee. Such Catch-up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Sections 401(k)(3), 401(k)(12), 410(b) or 416 of the Code, as applicable, by reason of the making of such Catch- up Contributions.

3.1.2 (a) Effective August 1, 2016, if either (1) a newly employed Eligible Employee (i) fails to provide a Contribution Authorization to the Administrative Committee or (ii) fails to decline in the manner prescribed by the Administrative Committee to participate in the Plan, within thirty (30) days of the date he or she is employed by a Participating Company, (2) a re-employed Eligible Employee (i) fails to provide a Contribution Authorization to the Administrative Committee or (ii) fails to decline in the manner prescribed by the Administrative Committee to participate in the Plan, within thirty (30) days of the date he or she is re-employed by a Participating Company, (3) an Eligible Employee who is transferred from a Non-Covered Company to a Participating Company (i) fails to provide a Contribution Authorization to the Administrative Committee or (ii) fails to decline in the manner prescribed by the Administrative Committee to participate in the Plan, within thirty (30) days of such date of transfer or such later date as determined to be administratively practicable by the Administrative Committee and communicated to the transferred Eligible Employee, or (4) a member of a group of individuals who either became Eligible Employees of a Participating Company in connection with the acquisition of a business by such Participating Company or became Employees in connection with the transfer of employment of such group from a Non-Covered Company to a Participating Company (i) fails to provide a Contribution Authorization to the Administrative Committee or (ii) fails to decline in the manner prescribed by the Administrative Committee to participate in the Plan, within thirty (30) days of the date of the applicable acquisition or transfer or such later date as determined to be administratively practicable by the Administrative Committee and communicated to such group, such Eligible Employee shall be deemed to have elected to have his or her Compensation reduced by six percent (6%) with respect to a payroll cycle and contributed to the Plan as a Pre-Tax Contribution; provided that if the applicable change in employment and/or eligibility status (as described in clause (1), (2), (3) or (4) above) occurred prior to August 1, 2016, such Eligible Employee shall be deemed to have elected to have his or

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her Compensation reduced by three percent (3%) with respect to a payroll cycle and contributed to the Plan as a Pre-Tax Contribution. Such deemed Contribution Authorization shall remain in effect until such time that the Participant completes and delivers a Contribution Authorization to the representative of the Administrative Committee or elects to cease making further Pre-Tax Contributions (or, if applicable, Catch-up Contributions or After-Tax Contributions) in the manner prescribed by the Administrative Committee. Until such time that a Participant completes and delivers a Contribution Authorization or makes the election described in the previous sentence, once his or her Pre-Tax Contributions reach the Elective Deferral Limit described in Section 3.10.1 during the Plan Year, reductions in his or her Compensation shall continue for the Plan Year as Catch-up Contributions if the Participant is eligible to make Catch-up Contributions, and once the limit on Catch-up Contributions is reached, if applicable, then reductions in his or her Compensation shall continue to be made for the Plan Year and contributed to the Plan as After-Tax Contributions.

(b)       A notice describing the automatic contribution rules of the Plan set forth in Section 3.1.2(a) shall be provided (including, if applicable, by electronic means) to each newly employed or re-employed Eligible Employee no later than the latest of (1) the Eligible Employee's Employment Commencement Date or re-employment date, as the case may be or (2) thirty (30) days prior to an Eligible Employee's eighteenth (18th) birthday. In the case of a transferred Eligible Employee or an Eligible Employee who is a member of a group of individuals described in Section 2.1.5, such notice shall be delivered as soon as administratively practicable as determined by the Administrative Committee. At least thirty (30) days, but not more than ninety (90) days, before the beginning of a Plan Year, each Participant making Pre- Tax Contributions to his or her Account through a deemed election shall receive the notice described above in this paragraph (b).

3.1.3       Contributions pursuant to this Section 3.1 shall be credited to the following Accounts as provided in Article VI:

(a)	After-Tax Contributions shall be credited to a Participant's After-Tax Contribution Account;

(b)	Pre-Tax Contributions and Catch-up Contributions (that are not Roth Contributions) shall be credited to a Participant's Pre-Tax Contribution Account; and

(c)	Roth Contributions and Catch-up Contributions (that are Roth Contributions) shall be credited to a Participant's Roth Contribution Account.

3.1.4       For all or part of any Plan Year, the Administrative Committee may, in its sole discretion exercised pursuant to Sections 3.11 and 3.12.2, establish maximum elective percentages of less than the amounts set forth above, either for all Participants or for all or a portion of the group of Participants who are or may be expected to be Highly Compensated

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Employees. The Administrative Committee may also, in its discretion exercised pursuant to Section 3.11.2, recharacterize as After-Tax Contributions some or all of the Pre-Tax Contributions or Roth Contributions made for one or more Participants who are Highly Compensated Employees.

3.1.5       Except as necessary in response to an occasional and bona fide administrative consideration, Contributions under this Section 3.1 shall not be made (A) prior to the performance of services which relate to the Contributions; or (B) prior to the date that the Compensation, which an Eligible Employee has elected to contribute pursuant to this Section 3.1, is currently available to such Eligible Employee.

3.2         Time of Contributions. Contributions to the Plan by Participants and Participating Companies for each payroll cycle shall be transmitted to the Trustee as soon as practicable.

3.3          Contribution of Rollover Distribution. An Eligible Employee may contribute a Rollover Distribution in accordance with such procedures as the Administrative Committee shall deem necessary or desirable, including (without limitation) procedures to ensure that the proposed contribution consists of a transfer which will meet the requirements for a Rollover Distribution, and for the return of purported Rollover Distributions and earnings thereon that are determined to have been invalidly made to the Plan.

3.4	Trust to Trust Transfers from Other Plans.

3.4.1       In the case of any Eligible Employee who participated in another defined contribution retirement plan (for purposes of this Section 3.4, the "Other Plan"), the Administrative Committee may direct the Trustee of this Plan to accept from the trustee of the Other Plan a direct transfer of the Eligible Employee's entire interest (other than accumulated deductible employee contributions within the meaning of Section 72(o)(5) of the Code), under the Other Plan to be held for his or her benefit under this Plan (a "Trust to Trust Transfer") without preservation of payment options available under the Other Plan, provided that all of the following conditions are met:

(a)	The Eligible Employee's active participation in the Other Plan shall have terminated and the Other Plan permits such transfers;

(b)	Such assurances as are deemed necessary under applicable Treasury regulations have been obtained to the effect that the Other Plan is qualified under Sections 401(a) and 401(k) of the Code with respect to the Employee as of the date of transfer; and either

(i)	The transfer was made pursuant to the Eligible Employee's voluntary election after notification of the consequences of that election; or

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(ii)	The transfer is made in connection with an asset or stock acquisition, merger or similar transaction or a Participant's change in employment status; and

(iii)	Any other requirements of Section 411(d)(6)(D) of the Code and regulations thereunder, including applicable vesting requirements, are satisfied.

3.4.2       The amount of the Trust to Trust Transfer from the Other Plan shall be held by the Trustee under this Plan in his or her Transferred Account and shall be administered and distributed in the same manner and at the same time as a Participant's Rollover Account and withdrawn in accordance with Sections 9.2 and 9.3; provided, however, that any portion of the Transferred Account derived from "elective deferrals" (within the meaning of Section 402(g)(3) of the Code), "designated Roth contributions" (within the meaning of Section 402A(c)(1) of the Code) or "catch-up contributions" (within the meaning of Section 414(v) of the Code) shall be administered, withdrawn and distributed in the same manner as the Participant's Pre-Tax Contribution Account and/or Roth Contribution Account. However, notwithstanding any provisions of this Plan to the contrary, if a portion of the amount transferred is attributable to voluntary non-deductible contributions by the employee under the Other Plan, such portion shall be credited to his or her After-Tax Contribution Account and shall be subject to withdrawal to the extent and in the manner permitted by Article IX of this Plan. Notwithstanding any other provision of the Plan to the contrary, if the Other Plan is the Marsh & McLennan Agency 401(k) Savings & Investment Plan, amounts credited to the Participant's accounts under such Other Plan shall be credited respectively to the Company Matching Contribution Account, Rollover Account, After-Tax Contribution Account, Pre-Tax Contribution Account, Roth Contribution Account, MMC Fixed Company Contribution Account and MHRS Plan Account (to the extent applicable) under this Plan.

3.5       Special Provisions Pertaining to the Transfer of Certain Plan Assets from the MHRS Plan. Notwithstanding anything contained herein, the following special rules shall apply to the Plan effective November 30, 2015 in connection with the termination and liquidation of the Mercer HR Services Retirement Plan (the "MHRS Plan"):

3.5.1       With respect to any participant under the MHRS Plan who (i) has an account balance under the MHRS Plan in excess of $1,000 and (ii) does not affirmatively elect to receive payment of his or her account balance under the MHRS Plan prior to the liquidation of the MHRS Plan, such account balance under the MHRS Plan shall be transferred to the Plan at such time as shall be determined by the plan administrator of the MHRS Plan.

3.5.2       With respect to any participant under the MHRS Plan who (i) previously elected to receive payment of his or her account balance under the MHRS Plan in a form of payment described in Section 6.4(a)(iii) or 6.4(a)(iv) of the MHRS Plan, (ii) has a remaining

 III-5

account balance under the MHRS Plan in excess of $1,000, and (iii) does not elect to receive payment of his or her remaining account balance under the MHRS Plan in the form of a lump sum payment prior to the liquidation of the MHRS Plan, such participant's remaining account balance under the MHRS Plan shall be transferred to the Plan at such time as shall be determined by the plan administrator of the MHRS Plan, and such transferred amount shall be distributed under the Plan in the form of payment that was previously elected by such participant under the MHRS Plan (subject to the provisions of Sections 7.7(b)-(e) of the Plan).

3.5.3       Any amounts transferred from the MHRS Plan to the Plan pursuant to this Section 3.5 (the "Transferred Assets") shall be credited to a Participant's MHRS Plan Account under the Plan, and the terms of the Plan shall apply to such MHRS Plan Account. Such MHRS Plan Account shall be administered in the same manner, and may be distributed or withdrawn in the same manner and at the same time, as a Participant's Rollover Account under the Plan. In addition, such MHRS Plan Account shall be available for Loans under Article X.

3.5.4       Immediately following the Plan's receipt of the Transferred Assets, the applicable investment elections that had been in effect under the MHRS Plan immediately prior to such transfer (whether such elections were made affirmatively by participants under Section 4.2 of the MHRS Plan or were the result of a default election under Section 4.3 of the MHRS Plan) shall remain in effect with respect to the MHRS Plan Accounts under the Plan. The provisions of Article V of this Plan for the investment by Participants of their Account balances in the Investment Funds shall apply to such MHRS Plan Accounts, permitting changes in such investment elections consistent with the terms of the Plan.

3.5.5       Except as otherwise permitted under Section 411(d)(6) of the Code and the Treasury Regulations thereunder, all applicable "optional forms of benefit" (within the meaning of Section 411(d)(6)(B)(ii) of the Code and the Treasury Regulations thereunder) that are attributable to the Transferred Assets shall continue to apply with respect to the MHRS Plan Accounts.

3.6        Discontinued Contributions. No contributions to the Plan may be made by or forany Participant with respect to any period during which such Participant is not an Eligible Employee.

3.7        Contribution Changes and Suspensions. As of the first day of any calendar month, or as of such other times as the Administrative Committee may specify, a Participant may increase or reduce his or her rate of After-Tax Contributions and/or Pre-Tax Contributions or Roth Contributions to any rate permitted under Section 3.1.1. A Participant may suspend After- Tax Contributions, Pre-Tax Contributions or Roth Contributions in any combination, effective as of the first day of any calendar month, or as of such other times as the Administrative Committee may permit, in which event such Participant may resume After-Tax Contributions, Pre-Tax Contributions or Roth Contributions in any combination as of the first day of a subsequent calendar month, or as of such earlier date as the Administrative Committee may permit, at any rate permitted under Section 3.1.1. Any contribution rate change, and any suspension and

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resumption of contributions, shall be upon such prior notice to the Administrative Committee as specified by the Administrative Committee. Notwithstanding the foregoing, a Participant who is also making employee deferrals under the Marsh & McLennan Companies Supplemental Savings & Investment Plan (formerly, the Marsh & McLennan Companies Stock Investment Supplemental Plan) during the Plan Year may not change an existing Pre-Tax Contribution election and/or Roth Contribution election during such Plan Year; any such change may be effective no earlier than the first day of the next succeeding Plan Year.

3.8	Participating Company Matching Contributions.

3.8.1       As soon as reasonably practicable after the end of each payroll period and in such manner as may be specified by the Administrative Committee, each Participating Company shall, subject to the other provisions of this Article III, contribute to the Plan on behalf of Participants employed by it who have completed at least one (1) Year of Service, Participating Company Matching Contributions with respect to all such Participants equal to fifty percent (50%) of the aggregate amount of After-Tax Contributions, Pre-Tax Contributions and Roth Contributions (including Catch-up Contributions) contributed for such payroll period by or on behalf of such Participant, but only with respect to the aggregate of such contributions made by or on behalf of such Participant as does not exceed six percent (6%) of the Participant's Compensation for the payroll period.

3.8.2       Participating Company Matching Contributions made with respect to a Participant shall be credited to the Company Matching Contribution Account established for the Participant.

3.8.3       No Company Matching Contributions shall be made with respect to (a) Excess Pre-Tax Contributions distributable pursuant to Section 3.11.2 and not credited thereunder as After-Tax Contributions, (b) excess After-Tax Contributions distributable pursuant to Section 3.12.3 or Excess Deferrals. Any amounts paid into the Trust Fund that constituted Participating Company Matching Contributions with respect to such amounts shall be retained in the Trust Fund and applied to meet the Participating Company's obligation to make Participating Company Matching Contributions pursuant to Section 3.8 and to pay Plan expenses.

3.9	MMC Fixed Company Contributions.

3.9.1       As soon as reasonably practicable after the end of each payroll period and in such manner as may be specified by the Administrative Committee, each Participating Company (other than Dovetail Insurance Corporation and Marsh ClearSight LLC) shall, subject to the other provisions of this Article III, contribute to the Plan on behalf of each Eligible Employee employed by it who has completed at least one (1) Year of Service, an MMC Fixed Company Contribution equal to four percent (4%) of such Eligible Employee's Compensation with respect to such payroll period.

3.9.2	For purposes of determining the amount of the MMC Fixed Company

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Contributions to be made on behalf of an Eligible Employee pursuant to Section 3.9.1, Compensation shall be limited to amounts earned both (i) after the Eligible Employee has attained one (1) Year of Service and (ii) while the Employee was an Eligible Employee with respect to the MMC Fixed Company Contribution portion of the Plan.

3.9.3       MMC Fixed Company Contributions made with respect to a Participant shall be credited to the MMC Fixed Company Contribution Account established for the Participant.

3.9.4       If a Participant takes an unpaid leave of absence (including long term disability), the Participant's MMC Fixed Company Contributions shall be suspended for the duration of the unpaid leave of absence. The MMC Fixed Company Contributions shall be reinstated upon resumption of employment following a leave of absence, to the extent that the Participant otherwise remains eligible for such contributions upon resumption of employment. There shall be no retroactive MMC Fixed Company Contributions for the period of the unpaid leave of absence unless otherwise required by law.

3.10	Calendar Year Dollar Limit on Pre-Tax Contributions.

3.10.1      Elective Deferral Limit. Notwithstanding any other provision of the Plan, except for those making Catch-up Contributions, no Participant may elect to reduce Compensation pursuant to Section 3.1 in order to make Pre-Tax Contributions and/or Roth Contributions for a calendar year by an amount in excess of the Elective Deferral Limit in effect at the beginning of that year, nor shall any such excess be contributed to the Plan as Pre-Tax Contributions and/or Roth Contributions or allocated to a Participant's Pre-Tax Contribution Account and/or Roth Contribution Account. Except as provided above, a Participant's Pre-Tax Contributions and/or Roth Contributions under Section 3.1 shall be discontinued for the remainder of a calendar year when in the aggregate they equal the Elective Deferral Limit for that year. For the balance of that year, the Participating Company shall treat such Participant's election under Section 3.1 to reduce Compensation in order to make Pre-Tax Contributions and/or Roth Contributions as an election by the Participant to make Catch-up Contributions, to the extent permitted, and then After-Tax Contributions to the Plan by means of payroll deductions, except as the Participant otherwise specifies in accordance with uniform procedures established by the Administrative Committee or if subject to the restriction provided in Section 3.1 with respect to the ability of Participants who also make employee deferrals under the Marsh & McLennan Companies Supplemental Savings & Investment Plan (formerly, the Marsh & McLennan Companies Stock Investment Supplemental Plan) to make After-Tax Contributions to the Plan.

3.10.2       Distribution of Excess Deferrals. If, despite Section 3.10.1, the Elective Deferral Limit is exceeded for a Participant for a calendar year (whether by reason of Elective Deferrals made under the plan of another employer or otherwise), Excess Deferrals (adjusted for income or loss allocable thereto up to the end of the calendar year in which contributed to the Plan in accordance with applicable regulations) may, in the sole discretion of the Administrative

 III-8

Committee, be distributed in cash no later than April 15th of the following year. In order for the Excess Deferrals to be distributed, the Participant must deliver a written claim to the Administrative Committee by March 1 of the calendar year of distribution. This claim must include a statement that the Participant's Elective Deferral Limit will be exceeded unless the Excess Deferrals are distributed which is supported by proof satisfactory to the Administrative Committee that Excess Deferrals have been made, such as a copy of Form W-2 issued by a previous employer, and an agreement to forfeit any Participating Company Matching Contributions made with respect to the Excess Deferrals and allocated to the Participant's Company Matching Contribution Account. If the Elective Deferrals made by a Participant during the Participant's taxable year (which is presumed to be the calendar year) under this Plan and any other plans or agreements maintained by a Participating Company or a Non-Covered Company shall exceed the Elective Deferral Limit, the Administrative Committee shall deem such a claim to have been delivered by the Participant, and shall make distribution in accordance with this Section 3.10.2. Any amount so distributed to any Participant shall be increased or decreased by a pro rata share of the net income or loss attributable thereto up to the end of the calendar year with respect to which the Elective Deferral Limit was exceeded by any reasonable method determined by the Administrative Committee. Participating Company Matching Contributions forfeited pursuant to this Section 3.10.2 shall be retained in the Trust Fund and applied to meet the obligation of the Participating Company to make Participating Company Matching Contributions pursuant to Section 3.8.3. The amount of Excess Deferrals to be distributed for a calendar year shall be reduced by the amount of Pre-Tax Contributions previously distributed by the Plan on or after the beginning of that year in order to comply with the average deferral limits of Section 3.11. If the Participant's Pre-Tax Contribution Account is invested in more than one Investment Fund, distribution shall be made from the various funds in the order determined under uniform rules established by the Administrative Committee.

Procedures shall be developed for the distribution of excess Catch-up Contributions to the extent required under Section 414(v) of the Code.

3.11	Section 401(k) Limit on Pre-Tax Contributions.

3.11.1       (a) In General. Notwithstanding any other provision of this Plan and in accordance with elections previously made (including any elections under Section 401(k)(3)(F) of the Code which have not been revoked), Pre-Tax Contributions for any Plan Year for an Eligible Employee Participant who is a Highly Compensated Employee for that Plan Year may be reduced if and to the extent deemed necessary or advisable by the Administrative Committee to ensure that the Average Deferral Percentage for Eligible Employee Participants who are Highly Compensated Employees for that Plan Year shall not exceed the percentage determined in the following schedule, based on the Average Deferral Percentage for the current Plan Year for all Eligible Employee Participants who are not Highly Compensated Employees:

Column 1	Column 2
Average Deferral Percentage for Eligible Employee Participants Who Are Not	Average Deferral Percentage for Eligible Employee Participants Who Are Highly

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Highly Compensated Employees for the current Plan Year	Compensated Employees for the current Plan Year
Less than 2%	Two (2) times the percentage in Column 1
2% - 8%	The percentage in Column 1, plus 2%
More than 8%	One and one-quarter (1-1/4) times the percentage in Column 1

(b)       Elections. The foregoing reflects "current Plan Year" testing elections in effect under this Plan. Notwithstanding the foregoing, "preceding Plan Year" shall be substituted for "current Plan Year" with respect to any Plan Year if an election of prior year testing applicable to such Plan Year is made by the Administrative Committee pursuant to Section 401(k)(3)(A) of the Code and authority promulgated thereunder.

(c)       Determination of Average Deferral Percentage. The Administrative Committee may determine, during each Plan Year, projected Average Deferral Percentages for that Plan Year, based on the Contribution Authorizations and projected Total Earnings of Eligible Employee Participants. If, based on this determination, the Administrative Committee shall conclude that a reduction in the Pre-Tax Contributions made for any Eligible Employee Participant is necessary or advisable in order to comply with the limitations of this Section 3.11, the amount of Pre-Tax Contributions shall be reduced in accordance with the directions of the Administrative Committee. In such event, the maximum percentages allowable for Pre-Tax Contributions under Section 3.1 shall be reduced in accordance with the direction of the Administrative Committee, and the Contribution Authorization of any affected Eligible Employee Participant shall be modified accordingly. Any such reduction may apply either to all Eligible Employee Participants, only to Eligible Employee Participants who are Highly Compensated Employees, or to any other group as the Administrative Committee shall determine, in such manner as the Administrative Committee shall determine.

(d)       Roth Contributions. For purposes of this Section 3.11.1, Pre-Tax Contributions shall include Roth Contributions.

3.11.2       Treatment of Excess Pre-Tax Contributions. Any Excess Pre-Tax Contributions paid into the Plan for any Plan Year shall, in the discretion of the Administrative Committee and in accordance with applicable regulations, (a) be recharacterized as After-Tax Contributions (if the recharacterization would not violate Sections 3.1 and 3.7) no later than March 15th of the next Plan Year and/or (b) after the total amount of Excess Pre-Tax Contributions has been determined by reducing Pre-Tax Contributions of Highly Compensated Employees on the order of their Deferral Percentages be distributed in cash to the Highly Compensated Employees in descending order of dollar amount of Pre-Tax Contributions (beginning with the Highly Compensated Employee who made the highest Pre-Tax Contribution by dollar amount), no later than the close of that next Plan Year. Adjustments shall be made first with respect to the Highly Compensated Employee with the highest dollar amount of the Pre-Tax

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Contributions until either: (a) all Excess Pre-Tax Contributions have been reduced or paid out; or (b) the dollar amount of his or her Pre-Tax Contributions is reduced to the dollar amount of Pre- Tax Contributions made by the Highly Compensated Employee with the next highest dollar amount of Pre-Tax Contributions. Adjustments shall continue to be made with respect to Highly Compensated Employees in this manner until all Excess Pre-Tax Contributions have been reduced or paid out. A Highly Compensated may designate the extent to which Excess Pre-Tax Contributions is composed of Pre-Tax Contributions and Roth Contributions but only to the extent that such types of contributions were made for the Plan Year. If a Highly Compensated Employee fails to make such a designation, Pre-Tax Contributions will be distributed first. Any amount so distributed to any Highly Compensated Employee shall be increased or decreased by a pro rata share of the net income or loss, computed by any reasonable method determined by the Administrative Committee in accordance with Treas. Reg. §1.401(k)-2(b)(2)(iv), attributable thereto up to the end of the Plan Year in which such Excess Pre-Tax Contribution was contributed to the Plan on behalf of the Highly Compensated Employee. To the extent a Highly Compensated Employee eligible for Catch-up Contributions has not reached his or her Catch-up Contributions limit for the Plan Year, Excess Pre-Tax Contributions allocated to such Highly Compensated Employee shall be treated as Catch-up Contributions and not as Excess Pre-Tax Contributions. If such Participant's Account is invested in more than one Investment Fund, such distribution shall be made from the various funds in the order determined under uniform rules established by the Administrative Committee. Excess Pre-Tax Contributions shall not be credited as After-Tax Contributions with respect to a Highly Compensated Employee (i) to the extent that such amounts, in combination with After-Tax Contributions actually made by such Participant, exceed the maximum amount of After-Tax Contributions (determined prior to the application of the Contribution Percentage test under Section 3.12.1) otherwise allowed under the Plan or (ii) if the Highly Compensated Employee makes employee deferrals under the Marsh & McLennan Companies Supplemental Savings & Investment Plan (formerly, the Marsh & McLennan Companies Stock Investment Supplemental Plan). Excess Pre-Tax Contributions credited as After-Tax Contributions shall remain subject to the distribution limitations applicable to Pre-Tax Contributions.

3.12	Section 401(m) Limit on Participating Company Matching Contributions and After-Tax Contributions.

3.12.1       (a) In General. Notwithstanding any other provision of this Plan and in accordance with elections previously made, (including any elections under Section 401(m)(5)(C) of the Code which have not been revoked), any Matching Contributions and/or After-Tax Contributions for any Plan Year for an Eligible Employee Participant who is a Highly Compensated Employee for that Plan Year shall be reduced if and to the extent deemed necessary or advisable by the Administrative Committee in order that the Contribution Percentage for Eligible Employee Participants who are Highly Compensated Employees for that Plan Year shall not exceed the percentage determined in the following schedule, based on the Contribution Percentage for the current Plan Year for all Eligible Employee Participants who are not Highly Compensated Employees:

 III-11

Column 1	Column 2
Contribution Percentage for Eligible Employee Participants Who Are Not Highly Compensated Employees for the current Plan Year	Contribution Percentage for Eligible Employee Participants Who Are Highly Compensated Employees for the current Plan Year
Less than 2%	Two (2) times the percentage in Column 1
2% - 8%	The percentage in Column 1, plus 2%
More than 8%	One and one-quarter (1-1/4) times the percentage in Column 1

(b)       The foregoing reflects "current Plan Year" testing elections in effect under this Plan, Notwithstanding the foregoing, "preceding Plan Year" shall be substituted for "current Plan Year" in the preceding paragraph with respect to any Plan Year if an election of prior year testing applicable to such Plan Year is made by the Administrative Committee pursuant to Section 401(m)(2) of the Code and authority promulgated thereunder.

3.12.2       Determination of Contribution Percentage. The Administrative Committee may determine, during each Plan Year, projected Contribution Percentages, based on the Contribution Authorizations and projected Total Earnings of Eligible Employee Participants. If, based on this determination, the Administrative Committee shall conclude that a reduction in the Participating Company Matching Contributions and/or After-Tax Contributions made for or by any Eligible Employee Participant is necessary or advisable in order to comply with the limitations of this Section 3.12, the amount of After-Tax Contributions and, if necessary, Participating Company Matching Contributions shall be reduced in accordance with the direction of the Administrative Committee. In that event, the maximum percentages allowable for After- Tax Contributions under Section 3.1 shall be reduced in accordance with the direction of the Administrative Committee, and the Contribution Authorization of any affected Eligible Employee Participant shall be modified accordingly. Any such reduction may be made applicable to all Eligible Employee Participants, only to Eligible Employee Participants who are Highly Compensated Employees, or to any other group as the Administrative Committee shall determine, in such manner as the Administrative Committee shall determine.

3.12.3       Treatment of Excess Contributions. Any Excess Section 401(m) Contributions paid into the Plan for any Plan Year shall be distributed in cash to the Highly Compensated Employees by or for whom they were paid into the Plan, after the total amount of Excess Section 401(m) Contributions has been determined, by reducing Matching and/or After- Tax Contributions of Highly Compensated Employees in the order of their Contribution Percentages, in descending order of dollar amount of Section 401(m) contributions (beginning with the Highly Compensated Employee who made the largest contribution by dollar amount), no later than the close of that next Plan Year. Adjustments shall be made using the methodology

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set forth in Section 3.11.2, by substituting "Excess Section 401(m) Contributions" for "Excess Pre-Tax Deferrals" therein. Any amount so distributed to any Highly Compensated Employee shall be increased or decreased by a pro rata share of the net income or loss, computed by any reasonable method determined by the Administrative Committee to be in accordance with Treas. Reg. §1.401(m)-2(b)(2)(iv), attributable thereto up to the end of the Plan Year in which such Excess Section 401(m) Contribution was contributed to the Plan on behalf of the Highly Compensated Employee. If an Account from which such a distribution is to be made is invested in more than one Investment Fund, such distribution shall be made from the various funds in the order determined under uniform rules established by the Administrative Committee.

Distributions of Excess Section 401(m) Contributions shall be made first from a Participant's After-Tax Contributions and then from Participating Company Matching Contributions. To the extent forfeited, Participating Company Matching Contributions attributable to refunded After- Tax Contributions shall be re-allocated pursuant to Section 3.8.3.

3.13	Adjustment of Contributions to Avoid Exceeding Limitations.

3.13.1       General. Notwithstanding any of the foregoing provisions to the contrary,

a Participant may, at such time and in such manner as the Administrative Committee may prescribe, or the Administrative Committee may, on its own initiative, suspend or change the amount of reduction in Compensation and/or the amount of payroll deduction provided for under any applicable Contribution Authorization in order to avoid an allocation of contributions to a Participant's Accounts which would violate the limitations of Section 3.11, Section 3.12 or Article XIV.

3.13.2       Maximum Limit on Allocation. If the allocations to a Participant's Accounts otherwise required under this Plan for any Plan Year would cause the limitations of Article XIV to be exceeded for that Plan Year, contributions under this Article III shall be reduced to the extent necessary in order to comply with the limitations of Article XIV, with such reductions to be made first to the Participant's After-Tax Contributions, then to Pre-Tax Contributions, then to Roth Contributions, then to MMC Fixed Company Contributions.

3.14        Contributions May Not Exceed Amount Deductible Conditioned on Deductibility. In no event shall Pre-Tax Contributions, Participating Company Matching Contributions or MMC Fixed Company Contributions by a Participating Company for any taxable year exceed the maximum amount (including amounts carried forward) deductible by the Participating Company for that taxable year under Section 404(a)(3) of the Code. Notwithstanding any other provision of the Plan, each Pre-Tax Contribution, Participating Company Matching Contribution and MMC Fixed Company Contribution by a Participating Company is conditioned on the deductibility of the contribution under Section 404 of the Code for the taxable year for which contributed.

3.15        Multiple Arrangements for Highly Compensated Employees. If another plan is an employee stock ownership plan (as defined in Section 4975(e)(7) of the Code) providing for a cash or deferred arrangement, or for matching contributions, or employee contributions (within

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the meaning of Sections 401(k) and 401(m) of the Code) and is maintained by a Participating Company or a Non-Covered Company, or is otherwise required to be aggregated for purposes of determining the individual ratios of Highly Compensated Employees, the individual ratios of any Highly Compensated Employee who participates in more than one such plan or arrangement shall, for purposes of determining the Average Deferral Percentage and Contribution Percentage, be determined as if all such plans or arrangements were a single plan or arrangement.

3.16         Special Limitations Applicable to "Top-Heavy" Plans. The Administrative Committee shall cause the Plan to be administered in a manner consistent with the provisions of Section 416 of the Code, as in effect from time to time, as expressed in the Appendix A to the Plan which is made a part of the Plan.

3.17         Qualified Non-Elective Contributions. For each Plan Year, each Participating Company shall contribute to the Trust Fund, such additional amounts (if any) as the Company determines, in its sole discretion, to be desirable in order to meet the requirements of Sections

3.11 and 3.12 for such Plan Year. The Company shall designate any such amounts as Qualified Non-elective Contributions (within the meaning of Section 401(m)(4)(C) of the Code and applicable regulations), and shall determine the group of Participants eligible to share in such Qualified Non-Elective Contributions, the method of apportionment under which such eligible Participants shall share in such contributions and the Account under the Plan which will be credited with such contributions, together with the Adjustments attributable thereto in accordance with Treas. Reg. §1.401(k)-2(a)(6) and §1.401(m)-2(a)(6). Any such Qualified Non- Elective Contributions, shall be credited to the Accounts of such eligible Participants as of the Valuation Date coincident with or next following the date such contributions are made, or as soon as practicable thereafter. Each Participant shall have a vested percentage of one-hundred percent (100%) in the amounts in his or her Accounts attributable to Qualified Non-elective Contributions at all times, and such contributions shall be treated as Pre-Tax Contributions for purposes of determining whether they may be distributed under the Plan, except that no hardship withdrawal of such contributions (pursuant to Section 9.3) shall be permitted.

3.18	Special Provision Regarding Re-employed Veterans.

(a)	Notwithstanding any provisions of this Plan to the contrary, contributions, benefits, and service credit with respect to qualified uniformed services of any Participant who is re-employed will be provided in accordance with the provisions of USERRA as set forth in Section 2.8 of the Plan. Such Participant may elect to make up Pre-Tax Contributions and/or After-Tax Contributions that such Participant missed during his or her USERRA leave, provided that such Participant returns from such USERRA leave within the time that his or her reemployment rights are protected by law and makes contributions on a timely basis under 20 CFR Part 1002. Such contributions shall not be taken into account with respect to such Participant for purposes of the provisions of the Plan implementing the required limitations of Section 402(g) of the Code but shall be taken into

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account as required by the limitations set forth in Section 14.2 of the Plan. In accordance with Treas. Reg. §1.401(k)-2(a)(5)(v) and Treas. Reg.

§1.401(m)-2(a)(5)(vi), make-up contributions under this Section 3.18 shall not be taken into account for the Plan Year the contributions are made or any other Plan Year under Sections 3.11.1 and 3.12.1.

(b)	Notwithstanding any provision in the Plan to the contrary:

(i)	the Plan shall provide the survivors of a Participant who dies while performing qualified military service (as defined in Section 414(u)(5) of the Code) with any additional benefits or contributions (other than contributions relating to the period of qualified military service) provided under the Plan in accordance with the requirements of Section 401(a)(37) of the Code (to the extent such benefits are provided under the Plan); and

(ii)	(A) an individual receiving a differential wage payment, as defined by Section 3401(h)(2) of the Code, shall be treated as an Employee of the Participating Company making the payment, (B) any differential wage payments received by a Participant shall be treated as Earnings for purposes of the Plan, and (C) the Plan shall not be treated as having failed to meet the requirements of any provision described in Section 414(u)(1)(C) of the Code by reason of the making of (or the right to make) any contribution based on any differential wage payment.

(c)	The Administrative Committee shall administer and operate the Plan in compliance with the Heroes Earnings Assistance and Relief Act of 2008.

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ARTICLE IV

ESOP PORTION OF PLAN; DIVIDENDS

4.1       In General.

4.1.1       In accordance with uniform procedures established by the Administrative Committee, a Participant:

(a)	may elect on a quarterly basis to receive a direct payment of cash dividends on MMC Stock otherwise allocable to his or her Accounts in accordance with Section 6.3; or

(b)	may reinvest such dividends, in which case they shall be allocated to his or her Accounts in accordance with Section 6.3.

In the event a Participant who has not made an election under Article VII to commence receiving distribution of his or her Accounts does not file an election pursuant to this Section 4.1.1, the Participant will be deemed to have elected reinvestment in accordance with subsection (b) above. If a Participant has made an election under Article VII to commence receiving distribution of his or her Account, and does not file an election pursuant to this Section 4.1.1(b), the Participant will be deemed to have elected reinvestment only with respect to the portion of his or her Accounts which is not being distributed.

In no event shall any distribution of dividends paid into the Trust Fund be made pursuant to this Section 4.1 later than ninety (90) days following the end of the Plan Year in which dividends were paid into the Trust Fund.

4.1.2       The dividends with respect to which a Participant may elect a direct payment under Section 4.1.1(a) are one hundred percent (100%) of the cash dividends on shares of MMC Stock allocated to the Participant's Accounts as of the record date for the dividend (which, for Plan purposes, shall be determined on the "ex dividend date," e.g., three (3) business days prior to the record date), provided, however, that the total cash dividend that would be payable if the Participant elected a direct payment of one hundred percent (100%) of dividends subject to his or her election must equal or exceed a de minimis amount. The initial de minimis amount is $10.

4.1.3       Any election under this Article IV shall continue in effect until revoked prospectively by the Participant. Any such election or revocation shall be made at such time and in such manner as the Administrative Committee shall specify.

4.2       Percentage Elections. If, with respect to any cash dividends declared on shares of MMC Stock, the Board of Directors or Company Representative authorizes the direct payment under Section 4.1.1(a) of less than one hundred percent (100%) of such cash dividends, the

 IV-1

Participant may elect, in accordance with uniform procedures established by the Administrative Committee, a direct payment under this Article IV of any percentage permitted by the Board of Directors or Company Representative.

4.3	ESOP Status.

(a)	It is intended that the Stock Fund, as constituted on each dividend record date, shall be an ESOP for purposes of Sections 404(k) and 4975(e)(7) of the Code. It is intended that the ESOP portion of the Plan shall be invested primarily in Qualifying Employer Securities.

(b)	The ESOP portion of the Plan, which beginning January 1, 2005 shall consist of all the amounts invested by Participants in the Stock Fund, may be diversified in whole or in part by a Participant at any time pursuant to Section 5.3 and/or Section 5.5 of the Plan, as applicable.

 IV-2

ARTICLE V

TRUST FUND

5.1       Exclusive Benefit. The Trustee shall deal with contributions to the Plan and the securities in which they are invested only as provided in the Plan and the Trust Agreement. No part of the Trust Fund shall be used for or diverted to any purpose other than for the exclusive benefit of Participants and Beneficiaries and to defray the reasonable expenses to administer the Plan as provided in Section 12.6.

5.2       Funds Maintained by Trustee. The Trustee shall cause the Trust Fund to consist of the Stock Fund and such additional Investment Funds available for diversification under Section 5.5 as may be selected from time to time by the Investment Committee and which the Trustee shall be instructed to establish and maintain hereunder.

5.3       Investment of New Contributions. Effective October 25, 2004 (subject to the further provisions of this Article V), all new contributions to the Plan by any Participating Company (including Participating Company Matching Contributions and MMC Fixed Company Contributions, if applicable), and all new contributions by any Participant, shall be invested as elected by the Participant in Investment Funds selected by the Participant. Notwithstanding the foregoing, (i) if a Participant has a Company Matching Contribution Account, his or her MMC Fixed Company Contribution Account (if any) shall be invested in the same manner as the Company Matching Contribution Account, and (ii) any contributions for which investment elections have not been made pursuant to this Section, Section 5.4 and Section 5.5 as well as contributions made by a Participant pursuant to Section 3.1.2 and any related Participating Company Matching Contributions, shall be invested solely in the Investment Fund designated by the Investment Committee as the default Investment Fund under the Plan until the Participant makes an investment election pursuant to this Section 5.3.

5.4       Plan Transfers Initiated by Participants. Any Eligible Employee contributing a Rollover Distribution or a Trust to Trust Transfer shall, pursuant to procedures established by the Administrative Committee, designate the portion of such contribution which shall be invested in each Investment Fund. Such designation shall be effective as of the first Valuation Date on which it can be given effect under the administrative procedures established by the Administrative Committee. Notwithstanding the foregoing, if (i) the Trust to Trust Transfer is from the Marsh & McLennan Agency 401(k) Savings & Investment Plan and (ii) amounts are transferred back to the Participant's MMC Fixed Company Contribution Account under this Plan, then such amounts shall be invested in the same manner as the Participant's Company Matching Contribution Account (if any).

5.5	Participant Investment Elections.

5.5.1       Diversification Rights. Effective October 25, 2004, each Participant shall have the right to direct and diversify the investment of his or her accumulated Pre-Tax

Contribution and After-Tax Contribution Accounts and Company Matching Contribution Account balances, as well as to all future amounts credited to any of the Participant's Accounts, in accordance with procedures established by the Administrative Committee and the following general rules:

(a)	Until such time as a Participant makes a timely new and complete election or changes an existing election (including any default investment of the balance attributable to Company Matching Contributions in the Stock Fund under the Prior Plan) with respect to accumulated Account balances attributable to contributions prior to October 25, 2004 (including outstanding loan balances and amounts attributable to all Pre-Tax Contributions, After-Tax Contributions and Company Matching Contributions), the Account balances will continue to be invested in accordance with the Participant's existing election (including any default investment in the Stock Fund under the Prior Plan). Accordingly, a Participant must make an affirmative election to change the investment of pre-October 25, 2004 Account balances.

(b)	Amounts available for diversification under this Section 5.5.1 are in addition to a Participant's Rollover Account and Transfer Account as provided elsewhere in this Plan. In addition, separate elections with respect to such Accounts may be permitted by the Administrative Committee for Employee and Participating Company Matching Contributions.

5.5.2       Section 404(c) of ERISA. It is intended that Participants making elections pursuant to this Section 5.5 shall have control over their Accounts as described in Section 404(c) of ERISA. To the maximum extent permitted by law, the Company, the Company Representative, the Oversight Committee, the Administrative Committee and the Investment Committee shall not be responsible for losses attributable to Participant investment decisions.

5.6       Investment Allocations. Fund transfers and reallocations shall be made in one percent (1%) increments. There shall be no limit on the number of reallocations which may be made in a Plan Year.

5.7       Investment by Trustee. The Trustee may purchase MMC Stock for the Stock Fund in the open market or from the Company or any of its officers, directors or other stockholders at a price not to exceed the Market Value thereof. The Trustee may purchase shares of such other investments permitted under the Plan from time to time from the issuer of, or through brokers or dealers in, such shares.

5.8       Investment of Assets from Merged Plans. Whenever a qualified defined contribution plan is merged (in whole or in part) into the Plan in connection with the acquisition, consolidation or merger of an Acquired Company into a Participating Company, or a corporate reorganization, assets of such Merged Plan shall be invested in accordance with Section 5.5.1 as soon as practicable following such merger; provided, however, that to the extent necessary until new elections have been filed by affected Participants, Accounts transferred in the merger will initially be invested in the Investment Fund the Investment Committee designates for this purpose which need not be the default Investment Fund designated pursuant to Section 5.3 of the Plan.

ARTICLE VI

ALLOCATION OF FUNDS TO ACCOUNTS

6.1       Accounts to be Maintained.

6.1.1       The Administrative Committee shall cause to be established and maintained for each Participant an After-Tax Contribution Account, a Pre-Tax Contribution Account, a Company Matching Contribution Account, a Roth Contribution Account, an MMC Fixed Company Contribution Account (if applicable), a Rollover Account(s), Transferred Account(s), an MHRS Plan Account (if applicable), and such other accounts as the Administrative Committee deems necessary or advisable. Contributions by or on behalf of each Participant shall be credited to his or her After-Tax Contribution Account or Pre-Tax Contribution Account respectively, and added to the Stock Fund or such other Investment Funds as may be available from time to time in accordance with the provisions of the Plan. Participating Company Matching Contributions by Participating Companies in respect of each pay period shall be allocated proportionately among the respective Company Matching Contribution Accounts of Participants on the basis of contributions by or on behalf of each Participant, other than aggregate After-Tax Contributions, Pre-Tax Contributions, Roth Contributions and Catch-up Contributions which exceed six percent (6%) of his or her Compensation for such period. Such contributions shall be added to the Stock Fund or other available Investment Funds in accordance with the provisions of the Plan. MMC Fixed Company Contributions by Participating Companies in respect of each pay period shall be allocated to the respective Participants' MMC Fixed Company Contribution Account, and added to the Stock Fund or such other Investment Funds as may be available from time to time in accordance with the provisions of the Plan.

6.1.2       A Participant's interest in an Investment Fund acquired by contributions allocated to his or her Accounts in accordance with Section 6.1.1 for a month shall reflect the net gain or loss realized by the Investment Fund as a consequence of fluctuations in the assets of the Fund between Valuation Dates in accordance with the method of accounting that the Administrative Committee has determined shall be used for such purpose with respect to the Fund.

6.2	Adjustment of Participants' Accounts.

6.2.1       In General. As of each Valuation Date designated for such purpose, but no less frequently than quarterly, the Trustee shall determine the Value of each Investment Fund and make available a statement of such valuation to the Company. As of each Valuation Date the Administrative Committee shall determine the Adjustments to each Investment Fund since the preceding Valuation Date (the "Preceding Date") and shall cause to be allocated to each Participant's (or other individual's) Accounts in each Investment Fund its proportionate share of such Adjustments based on the ratio of the Current Balance of the Account invested in that Investment Fund as of the Preceding Date to the aggregate Current Balance of all Accounts invested in that Investment Fund as of the Preceding Date.

6.2.2       Current Balance. For purposes of determining the Current Balance of a Participant's Account as of a specified Valuation Date, the account balance as of that date shall be determined by taking into account contributions, distributions, etc. as follows:

(a)	After-Tax Contributions, Pre-Tax Contributions, Roth Contributions and Catch-up Contributions shall be treated as part of the account balance as of the Valuation Date coincident with or next following the date the amount of those contributions would have been paid to the Participant had no Contribution Authorization been in effect.

(b)	A transfer from one Investment Fund to another pursuant to Section 5.6 or shall be reflected in a Participant's Account balances as of the effective date specified pursuant to Section 5.4.

(c)	Contributions of Rollover Distributions and Trust to Trust Transfers shall be treated as part of the Account balance as of the first practicable Valuation Date.

(d)	Participating Company Matching Contributions described in Section 3.8.1 shall be treated as part of the Account balance as of the same Valuation Date applicable to the After-Tax Contribution, Pre-Tax Contribution, Roth Contribution or Catch-Up Contribution that generated such contributions and Participating Company Matching Contributions described in Section

3.8.2 shall be treated as part of the Account balance as of the Valuation Date coincident with the allocation date for such contribution.

(e)	MMC Fixed Company Contributions shall be treated as part of the Account balance as of the Valuation Date coincident with the allocation date for such contribution.

(f)	Distribution amounts shall be treated as having been paid from an Account as of the Applicable Valuation Date with respect to the distribution determined in accordance with Section 7.3.2.

(g)	Withdrawal amounts shall be treated as having been withdrawn from an Account as of the Applicable Valuation Date with respect to the withdrawal determined in accordance with Section 9.1.4.

6.2.3       Effect of Allocation Limited. The fact that allocations are made and amounts credited to the Accounts of a Participant shall not vest in such Participant any right, title or interest in or to any assets of the Trust Fund except at the time or times and upon the terms and conditions expressly set forth in this Plan, nor shall the Trustee be required to segregate physically the assets of the Trust Fund by reason of such allocations.

6.3       Cash and Stock Dividend Allocations. Except as provided in Article IV, cash dividends on shares of MMC Stock and any other applicable Investment Funds shall be allocated among the Accounts established hereunder for each Participant in such proportion as the MMC Stock shares or shares of such other applicable Investment Fund on the record date are allocated to the Accounts, and reinvested in MMC Stock shares or shares of such other applicable Investment Fund. Stock dividends and stock resulting from stock splits received by the Trustee shall be allocated in the same manner as cash dividends, except that Article IV shall not apply.

6.4       Allocation, Exercise and Sale of Rights. The appropriate Committee shall cause to be determined, with respect to the Accounts established hereunder for each Participant in the aggregate, the maximum number of rights to purchase MMC Stock and fractions thereof which can be exercised by the use of the available cash therein, and shall instruct the Trustee to sell and exercise rights accordingly. The MMC Stock thus purchased shall be allocated among these Accounts and in accordance with the rights therein which were exercised and in the same manner as a dividend. Rights for the purchase of other than MMC Stock shall be sold and the proceeds allocated in the same manner as a cash dividend or exercised as determined by the Investment Committee.

6.5       Modification. Notwithstanding any other provision of this Plan, the Administrative Committee may: (a) limit or restrict a Participant's ability to change the allocation of Accounts among the Investment Funds and/or to designate the allocation of future contributions among the Investment Funds, in order to conform to the practices and provisions of any investment media held in any Investment Fund and any policy, practices or program established by the Trustee with respect to transactions in the Stock Fund; and (b) vary the procedure otherwise provided for in this Plan relating to the determination and allocation of the Adjustment among Participants' Accounts, in order to facilitate the administration of the Plan on an equitable and practicable basis and conform to any policy, practices or program established by the Trustee with respect to its assigned responsibilities determined by the Investment Committee for directed transactions in the Stock Fund.

ARTICLE VII

DISTRIBUTIONS UPON RETIREMENT, DEATH OR OTHER TERMINATION OF EMPLOYMENT

7.1       Vesting of Accounts.

7.1.1       Fully Vested Accounts. Subject to the further provisions of this Section 7.1, a Participant's Current Balance in his or her Pre-Tax Contribution Account

(including Catch-up Contributions and Qualified Non-Elective Contributions), Roth Contribution Account, After-Tax Contribution Account, Rollover Account and MHRS Plan Account shall be fully vested and nonforfeitable at all times.

7.1.2       Vesting Schedule for Company Matching Contributions and MMC Fixed Company Contributions. Unless faster vesting applies under Section 7.1.5, the following vesting schedule shall apply to (i) the Company Matching Contribution Account of a Participant who completes an Hour of Service on or after January 1, 2006 and (ii) the MMC Fixed Company Contribution Account (if applicable) of a Participant:

Years of Vesting Service	Vested Percentage
Less than 2	0%
2 but less than 3	33-1/3%
3 but less than 4	66-2/3%
4 or more	100%

7.1.3       Participants Who Complete an Hour of Service on or After July 1, 2002 But Do Not Complete an Hour of Service After December 31, 2005. A Participant who completes an Hour of Service on or after July 1, 2002 but does not complete an Hour of Service after December 31, 2005 shall have a fully vested and nonforfeitable right to a percentage of his or her Company Matching Contribution Account, based on his or her Years of Vesting Service (as defined in Section 7.1.9) determined as follows:

Years of Vesting Service	Vested Percentage
Less than 2	0%
2 but less than 3	20%
3 but less than 4	40%
4 but less than 5	67%

VII-1

5 or more	100%

7.1.4       Participants Who Do Not Complete an Hour of Service on or After July 1, 2002. A Participant whose Employment Commencement Date is after December 31, 1997, or who otherwise first became eligible to participate in this Plan after such date (and, unless otherwise specified in Appendix B, who was not a participant in a Merged Plan with at least three years of service determined in accordance with Section 411(a)(10)(B) of the Code who was entitled to earlier vesting under Section 7.1.5) but who does not complete an Hour of Service on or after July 1, 2002 shall have a fully vested and nonforfeitable right to a percentage of his or her Company Matching Contribution Account, based on his or her Years of Vesting Service (as defined in Section 7.1.9) determined as follows:

Years of Vesting Service	Vested Percentage
Less than 3	0%
3 but less than 4	33%
4 but less than 5	67%
5 or more	100%

7.1.5       Earlier Vesting. Notwithstanding Sections 7.1.2, 7.1.3 and 7.1.4, a Participant's interest in his or her Company Matching Contribution Account and MMC Fixed Company Contribution Account shall be fully vested and non-forfeitable: (a) on his or her attainment of age sixty-five (65) (or any later age) while employed by a Participating Company or Non-Covered Company; (b) on his or her death or Disability either (1) while employed by a Participating Company or Non-Covered Company, or (2) effective with respect to deaths occurring on or after January 1, 2007, while performing qualified military service (as defined in Section 414(u)(5) of the Code) during a leave which is subject to USERRA re-employment rights; (c) when and if this Plan shall at any time be terminated for any reason; (d) upon the complete discontinuance of contributions to this Plan by all Participating Companies; (e) upon partial termination of this Plan (within the meaning of Section 411(d)(3) of the Code) if such Participant is an Employee affected by such partial termination; (f) if he or she was a participant in a Merged Plan with at least three (3) years of service determined in accordance with Section 411(a)(10)(B) of the Code, and the Code requires that a faster vesting schedule be applied; (g) to the extent specified in Appendix B for Participants formerly employed by an Acquired Company or a Non-Covered Company; or (h) upon the occurrence of a Change in Control. In addition, notwithstanding Sections 7.1.2, 7.1.3 and 7.1.4, a Participant's interest in his or her Company Matching Contribution Account shall be fully vested and non-forfeitable if his or her Employment Commencement Date was before January 1, 1998 and he or she was fully vested in his or her Company Matching Contribution Account under the prior provisions of the Plan.

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7.1.6       Full Vesting in Dividends. Notwithstanding Section 7.1.2, 7.1.3 and 7.1.4, each Participant shall have a fully vested and nonforfeitable interest at all times in the portion of his or her Company Matching Contribution Account and MMC Fixed Company Contribution Account attributable to the Participant's interest in the cash dividends on shares of MMC Stock held in the Stock Fund.

7.1.7	Forfeitures.

(a)	If a Participant ceases to be an Employee for any reason before his or her interest in his or her Company Matching Contribution Account and MMC Fixed Company Contribution Account (as applicable) is fully vested, the nonvested portion of such Accounts shall be forfeited as of the Valuation Date coincident with or next following the earliest date specified below:

(i)	for Plan Years commencing prior to January 1, 2007, the date he or she ceases to be an Employee, if the Participant has no vested interest in the Accounts;

(ii)	the date of distribution if the Participant receives a distribution of the vested portion of such Accounts; or

(iii)	the last day of the Plan Year in which five (5) One-Year Periods of Severance (as defined in Section 7.1.9) ends (unless the Participant again becomes an Employee prior to such last day of the Plan Year).

(b)	Forfeitures shall be applied to reduce contributions by Participating Companies under the Plan and to pay Plan expenses.

(c)	If a terminated Participant is re-employed before incurring a Period of Severance of five (5) consecutive years, any amount forfeited pursuant to Section 7.1.7(a) shall be restored (without earnings or losses from the date of forfeiture) to the Participant's Company Matching Contribution Account and MMC Fixed Company Contribution Account (as applicable) as of the Participant's Re-employment Date (as defined in Section 7.1.9); provided, however, that if the forfeiture occurred pursuant to Section 7.1.7(a)(ii) (by reason of the Participant's receipt of a distribution of the vested portion of such Accounts), the amount forfeited from the Participant's Company Matching Contribution Account and MMC Fixed Company Contribution Account shall be restored only if the Participant has a Re-employment Date and repays to the Plan an amount equal to the entire value of his or her Account (taking into account all contribution sources) that he or she received as a distribution. Such repayment must be made by the earlier of the fifth (5th) anniversary of the Re-employment

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Date or the close of the first five (5) year Period of Severance commencing after the distribution.

7.1.8       Effect of Period of Severance on Vesting in Company Matching Contributions and MMC Fixed Company Contributions Made After Re-employment. If a Participant incurs a Period of Severance (as defined in Section 7.1.9) and is subsequently re- employed by a Participating Company or a Non-Covered Company, then: (a) his or her Service (as defined in Section 7.1.9) completed prior to such Period of Severance shall be restored as of his or her Re-employment Date; and (b) he/she shall upon such restoration resume his or her place on the vesting schedule set forth in Section 7.1.2, as appropriate at the point he/she occupied immediately prior to such Period of Severance but only with respect to contributions allocated to his or her Company Matching Contribution Account and MMC Fixed Company Contribution Account after his or her Re-employment Date and not with respect to the forfeited portion of his or her Company Matching Contribution Account and MMC Fixed Company Contribution Account unless it has been restored pursuant to Section 7.1.7(c).

7.1.9           Definitions. For purposes of this Section 7.1, the following terms shall have the meanings specified below:

(a)	One-Year Period of Severance. A twelve (12) consecutive month period beginning on a Severance Date (as defined below) and ending on the first anniversary of such date, provided that the individual fails to perform an Hour of Service described in Section 1.40(a) during such period.

(b)	Period of Severance. Each period from an Employee's Severance Date to his or her next Re-employment Date; provided, however, that in the case of an Employee who is absent from work for maternity or paternity reasons, no portion of the first twelve (12) consecutive months of such absence following his or her Severance Date shall be counted as a Period of Severance. For purposes of this definition, an absence from work for maternity or paternity reasons means a cessation of active employment (and continuing absence from such employment) (i) by reason of the pregnancy of the individual, (ii) by reason of the birth of a child of the individual, (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement. Nothing in this Plan shall be construed to give an Employee a right to a leave of absence for any reason.

(c)	Re-employment Date. The date on which an individual first completes an Hour of Service described in Section 1.40(a) after a Severance Date.

(d)	Severance Date. The earliest of:

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(i)	the last day of the month in which an Employee quits, retires, is discharged or dies; or

(ii)	the first anniversary of the first day of a period in which an Employee remains absent from service with all Participating Companies and Non-Covered Companies (with or without pay) for any reason (such as sickness, injury, disability, layoff or, in the case of an hourly-paid Employee, inactivity) other than a quit, retirement, discharge, death, leave of absence approved by the Participating Company or Non-Covered Company concerned.

(e)	Service. "Service" is the aggregate of the following:

(i)	each period from the first of the month of an Employee's Employment Commencement Date (as defined in Section 1.30) (or Re-employment Date) (or the date the Employee attains age eighteen (18), if later) to his or her next Severance Date; and

(ii)	if an Employee performs an Hour of Service described in Section 1.40(a) within twelve (12) months of a Severance Date, the period from such Severance Date to such Hour of Service; and

(iii)	in the case of an Employee who leaves employment to enter service with one of the uniformed services of the United States, as provided for under USERRA, provided that the Employee resumes employment with the employer within the period during which his or her re-employment rights are protected by applicable law.

In no event shall there be any duplication of the Service of any Employee attributable to the same period of time.

(f)	Year of Vesting Service. A twelve (12) month period of Service, or two (2) or more periods of Service which in the aggregate comprise twelve (12) months.

Notwithstanding anything contained in Section 7.1, the rules described in Article VIII shall apply in determining the service to be credited to any Employee described in Section 8.1.

7.2	Distribution of Accounts.

7.2.1       A Participant's Current Balance shall be distributable following his or her Termination of Employment in accordance with the further provisions of this Article VII, but in no event may distributions commence later than the April 1 following the later of the calendar year in which the Participant attains age 70½ or the calendar year in which the Participant retires

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or, if the Participant is a five percent (5%) owner, no later than the April 1 following the close of the calendar year in which he or she attains age 70½ (the "Required Beginning Date").

7.2.2       The Plan will apply the minimum distribution requirements of Section 401 (a)(9) of the Code in accordance with the final regulations under Section 401(a)(9) of the Code promulgated in 2002 (the "2002 Regulations"), including life expectancy tables in Treas. Reg.

§1.401(a)(9)-9, with respect to distributions made for calendar years beginning on and after January 1, 2003, and to the extent that any distribution option would provide for payments inconsistent with or over a period longer than permitted by the 2002 Regulations and the incidental death benefit requirements of Section 401(a)(9)(G) of the Code, the 2002 Regulations and Section 401(a)(9)(G) of the Code shall be controlling. Accordingly, the entire interest of each Participant will be distributed over the life of such Participant or the lives of the Participant and of designated Beneficiary (or over a period not extending beyond the life expectancy of such Participant or the life expectancy of the Participant and a designated Beneficiary). If a Participant dies after distributions have commenced, the remaining Account balance shall be distributed at least as rapidly as under the method of distribution in effect on the date of death.

7.2.3       Except as otherwise provided in the further provisions of this Article VII, no distribution shall be made unless the Administrative Committee or its representative has received an application for a distribution which has been completed and delivered in accordance with the procedures established by the Administrative Committee.

7.3	Value of Accounts to be Distributed, Date of Distribution.

7.3.1       The date as of which the Current Balance of all or any portion of a Participant's Accounts to be distributed under this Article VII is computed and the date as of which a distribution is deemed to have been made for purposes of Article VI shall be the Applicable Valuation Date determined in accordance with Section 7.3.2. The Current Balance as so determined (or the Value of the Current Balance as so determined, in cases where the distribution is not in kind) shall not be subject to increase or decrease by any Adjustment or crediting of interest from the Applicable Valuation Date to the date of actual distribution.

7.3.2	The Applicable Valuation Date shall be:

(a)	in the case of a distribution pursuant to Section 7.8 (lump-sum cashout), the Valuation Date specified in that Section;

(b)	in the case of any distribution to be made in a single payment (other than a distribution pursuant to Section 7.8 (lump-sum cashout)), the Valuation Date that coincides with or immediately follows the date the election of that distribution form was timely received by the Administrative Committee; and

(c)	in the case of distributions that are not made in a single payment, the

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Valuation Date determined in accordance with subsection (b) above with respect to the initial payment under such a distribution and the Valuation Date coinciding with or immediately preceding the date as of which any subsequent payment is made.

7.4	Distribution Following Retirement.

7.4.1       Subject to Section 7.8 (lump-sum cashout), a Participant whose Termination of Employment occurs on or after a Retirement Date may elect to receive the distribution of his or her Accounts in any of the forms set forth in Section 7.4.2. Any such Participant may, but shall not be required to, defer commencement of distribution until his or her Required Beginning Date.

7.4.2       A Participant described in Section 7.4.1 may elect to receive, in whole percentages or in a specified dollar amount, any of the following:

(a)	distribution of his or her Current Balance in the Normal Form,

(b)	distribution of the Value of his or her Current Balance in a one-time lump sum cash payment,

(c)	distribution of the Value of a specified whole percentage of his or her Current Balance in a one-time lump sum cash payment, and simultaneous distribution of the remainder of his or her Current Balance in the Normal Form,

(d)	distribution in a one-time lump sum cash payment of the portion of his or her Current Balance with a Value equal to his or her After-Tax Contributions and Roth Contributions, and simultaneous distribution of the remainder of his or her Current Balance in the Normal Form,

(e)	distribution in periodic cash installments, pursuant to Section 7.7, and

(f)	distribution of the Value of a specified whole percentage of his or her Current Balance in a one-time lump sum cash payment, and distribution of the remainder in periodic cash installments pursuant to Section 7.7.

7.4.3       If a Participant described in Section 7.4.1 fails to timely elect the form of his or her distribution that shall commence by his or her Required Beginning Date, then, upon reaching his or her Required Beginning Date, such Participant shall receive his or her Current Balance in the Normal Form.

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7.5       Distribution Upon Termination of Employment For Other Than Death or Retirement.

7.5.1       Subject to Section 7.8 (lump-sum cashout), a Participant whose Termination of Employment is not on or after a Retirement Date and is not on account of death shall receive distribution of his or her Current Balance in the Normal Form as of the date elected by the Participant, but not beyond the Participant's Required Beginning Date.

7.5.2       In lieu of distribution in accordance with Section 7.5.1, a Participant described in that Section may elect to receive a distribution as soon as practicable following the election in any of the forms set forth in Section 7.4.2(b), (c) or (d).

7.5.3       If a Participant described in Section 7.5.1 fails to timely elect the form of his or her distribution that shall commence by his or her Required Beginning Date, then, upon reaching his or her Required Beginning Date, such Participant shall receive his or her Current Balance in the Normal Form.

7.6	Distribution Upon a Participant's Death.

7.6.1       In the event a Participant dies before his or her benefits commence and the Participant's Beneficiary is his or her surviving Spouse, the Participant's benefit under the Plan shall be paid to such surviving Spouse in the manner specified in Section 7.4 as the surviving Spouse shall elect in writing in accordance with procedures established by the Administrative Committee; provided that, if such benefits are paid in installments, subject to Section 7.7, such installments shall be paid over a period certain not exceeding the surviving Spouse's life expectancy, and the commencement of benefits may not be deferred beyond the date which would have been the Participant's Required Beginning Date.

7.6.2       If the Participant dies before his or her benefits commence and his or her Beneficiary is not a surviving Spouse, the Participant's benefit must be distributed to such Beneficiary within five (5) years of the Participant's death either in a one-time lump sum in accordance with Section 7.4.2(a), (b) in substantially equal annual cash installments in accordance with Section 7.7, or (c) as a Direct Rollover as defined in Section 7.13.2(a) to an individual retirement account or individual retirement annuity (within the meaning of Section 402(c)(8)(B) of the Code), as the Beneficiary shall elect in writing in accordance with procedures established by the Administrative Committee.

7.6.3       If no election has been made by the Participant and if the Beneficiary fails to file a written election with the Administrative Committee in accordance with the procedures established by the Administrative Committee, such benefits shall be distributed to the Beneficiary as soon as practicable in a one-time lump sum in accordance with Section 7.4.2(a).

7.6.4       If distribution of benefits in annual installments has commenced to the Participant before his or her death, distribution to the Participant's Beneficiary shall continue

VII-8

over the installment period selected by the Participant; provided, however, that the Beneficiary may elect in accordance with procedures established by the Administrative Committee to receive the unpaid balance of the Participant's Accounts.

7.7       Installment Distributions. If benefits payable under the Plan are made in the form of cash installments, the following rules shall apply:

(a)	in accordance with a Participant's election, the Administrative Committee shall instruct the Trustee to pay the installments and all earnings thereon in a series of payments made at least annually commencing no later than eleven (11) months following the date on which the Participant's election of such installment option has been received by the Administrative Committee, but no longer than over the life expectancy of such Participant as determined under the Uniform Lifetime Table set forth in Treas. Reg.

§1.401(a)(9)-9 for the calendar year containing the annuity starting date, adjusted as provided therein if payments commence prior to the calendar year in which the Participant attains age seventy (70).

(b)	each installment shall be in an amount equal to the Current Balance of the Participant's Accounts divided by the number of installment payments remaining to be paid (including the installment for which the calculation is being performed), and if the balance of the Participant's Account is invested in more than one Investment Fund, the installment proceeds shall be obtained from such Investment Funds in a manner determined in accordance with uniform rules established by the Administrative Committee;

(c)	installment payments shall be suspended upon re-employment of the Participant as an Employee and, subject to Section 7.10, shall be resumed upon subsequent Termination of Employment;

(d)	upon the death of such Participant, the provisions of Section 7.6.4 shall apply, and upon the death of a Beneficiary receiving installments, the undistributed benefit shall be paid in a single lump sum to the Beneficiary's estate; and

(e)	upon written request of a Participant or Beneficiary receiving installments made in accordance with procedures established by the Administrative Committee, the unpaid balance may be paid in a single lump sum.

7.8       Lump Sum Payment for Current Balance of $1,000 or Less. Notwithstanding any of the foregoing Sections of this Article VII, if the value of the vested portion of the Current Balance of a Participant's Account as of the current Valuation Date established by the Administrative Committee for this purpose is $1,000 or less (or such greater adjusted amount

VII-9

permitted to be so distributed pursuant to applicable provisions of the Code and regulations thereunder), such vested portion of the Participant's Account as of such Valuation Date shall, subject to Sections 7.12.1 and 7.13.4, be distributed in a one-time lump sum distribution of cash, provided that upon written request of the Participant, the Administrative Committee shall direct the Trustee to distribute the vested portion of the Current Balance of the Participant's Account in the Normal Form. The value of the vested portion of the Current Balance of the Participant's Account shall continue to be determined by including that portion of the vested portion of the Current Balance of the Participant's Account that is attributable to Rollover Distributions (and earnings allocable thereto) which have been accepted by the Plan.

7.9       Benefit Elections Irrevocable. Any election concerning the form of benefits to be distributed to a Participant or a Beneficiary under this Article VII shall be irrevocable after the election has been processed in accordance with the procedures established therefor except to the extent that the unpaid installments may be received in a lump sum pursuant to Section 7.7.

7.10       Commencement of Benefits. Payment of benefits under the Plan shall be made or commence not later than sixty (60) days after the Valuation Date applicable to a benefit payment to be made under the Plan; provided, however, that if the amount of benefits payable to the Participant (or his or her Beneficiary) cannot be ascertained by such date, benefits shall be paid or commence not later than sixty (60) days after the earliest date on which the amount thereof can be ascertained. In the event that at any time any doubt exists as to the right of any person to any payment hereunder or the amount or time of such payment (including, without limitation, any case of doubt as to identity, or any case in which any notice has been received from any other person claiming any interest in amounts payable hereunder, or any case in which a claim from other persons may exist by reason of community property or similar laws), the Administrative Committee shall be entitled, in its discretion, to direct the Trustee to hold such sum as a segregated amount in trust until such right or amount or time is determined or until order of a court of competent jurisdiction, or to pay such sum into court in accordance with appropriate rules of law in such case then provided, or to make payment only upon receipt of a bond or similar indemnification (in such amount and in such form as is satisfactory to the Administrative Committee). To the extent that the provisions of this Article VII do not require earlier distribution, a distribution to a Participant who is not a five percent (5%) owner must commence by his or her Required Beginning Date.

7.11       Unclaimed Benefits. Except as may otherwise be provided under applicable law, if amounts become distributable under the Plan and the Administrative Committee, after reasonable efforts, is unable to locate the Participant or Beneficiary to whom the distributions are payable, the Accounts of such Participant or Beneficiary shall be closed as soon as administratively feasible following the time such distributions first became payable and no further Adjustments will accrue to such Accounts and the amount of such Accounts shall be applied to reduce Participating Company Matching Contributions and/or MMC Fixed Company Contributions. If, however, such Participant or Beneficiary subsequently makes proper claim to the Administrative Committee for such amount, the Accounts in a value equal to the amount so

VII-10

applied to reduce Participating Company Matching Contributions and/or MMC Fixed Company Contributions (as applicable) shall be restored to the Trust Fund by the Company and be distributed in accordance with the terms of the Plan as in effect as of the date such claim is received by the Administrative Committee.

7.12	Right to Payment of MMC Stock.

7.12.1       Notwithstanding any provision of the Plan, other than Section 7.12.2, to the contrary, a Participant may elect to have any distribution or withdrawal attributable to the portion (up to one hundred percent (100%)) of his or her Account invested in the Stock Fund immediately prior to such distribution or withdrawal paid in the form of shares of MMC Stock, except for fractional shares which shall be paid in cash equal in value to the fractional share. To the extent necessary, the Participant shall first transfer the Current Balance of the Participant's Accounts that are not invested in the Stock Fund to the Stock Fund on or before the Valuation Date established for distribution or withdrawal thereof.

7.12.2	Section 7.12.1 shall not apply to distributions made pursuant to Sections 3.11.2 (Excess Pre-Tax Contributions), 3.12.3 (Excess Section 401(m) Contributions) and 10.5 (default on a Loan).

7.13       Direct Rollover of Eligible Rollover Distributions.

7.13.1       In General. Notwithstanding any provisions of this Plan that would otherwise limit a Distributee's election under this Section 7.13, a Distributee may elect, at the time and in the manner prescribed by the Administrative Committee, to have any portion of an Eligible Rollover Distribution paid in a Direct Rollover directly to an Eligible Retirement Plan specified by the Distributee, with such terms as defined in Section 7.13.2 below.

7.13.2       Definitions. For purposes of this Section 7.13, the following terms shall have the meanings specified below.

(a)	Direct Rollover. A payment by the Plan to an Eligible Retirement Plan specified by a Distributee, in the manner prescribed by the Administrative Committee.

(b)	Distributee. A Participant, a Participant's surviving Spouse or a Participant's Spouse or former Spouse who is the alternate payee under a Qualified Domestic Relations Order, or a non-Spouse Beneficiary.

(c)	Eligible Retirement Plan. An individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an individual retirement plan described in Section 408A(b) of the Code (Roth IRA), an annuity plan described in Section 403(a) of the Code, or another employer's qualified trust described

VII-11

in Section 401(a) of the Code, a plan described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, provided that the plan accepts a Distributee's Eligible Rollover Distribution. The Eligible Retirement Plan for a non-Spouse Beneficiary does not include any employer sponsored plan or program.

(d)	Eligible Rollover Distribution. Any distribution of all or any portion of the balance to the credit of a Distributee under the Plan, except that an Eligible Rollover Distribution does not include: (i) any distribution that is one of a series of substantially equal periodic payments (not less frequent than annual) made for the life (or life expectancy) of the Distributee or the joint lives (or life expectancies) of the Distributee and the Distributee's Beneficiary, or for a specified period of ten (10) years or more; (ii) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; (iii) except to the extent provided in paragraph (c), the portion of any distribution that is not includible in gross income; or (iv) a withdrawal pursuant to Section 9.3 that is made by reason of Hardship. A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of After-Tax Contributions which are not includible in gross income. However, such portion may be paid only to an individual retirement account or annuity described in Section 408(a) or (b) or Section 408A(b) of the Code, or to a qualified plan or annuity described in Section 401(a) or Section 403(b) of the Code, respectively, that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is not so includible.

7.13.3       Roth Contribution Accounts. Notwithstanding the foregoing, a Direct Rollover of a distribution from a Roth Contribution Account will only be made to another Roth account under an applicable retirement plan described in Section 402A(e)(1) of the Code or to a Roth individual retirement account described in Section 408A of the Code, and only to the extent that such Direct Rollover is permitted under the rules of Section 402(c) of the Code.

7.13.4       Default Procedure. If, upon Termination of Employment, the value of the vested portion of the Current Balance of a Participant's Account determined in accordance with Section 7.8 does not exceed the amount referred to in Section 7.8 and the Participant does not make a timely election under this Section 7.13 to make a Direct Rollover, the vested portion of the Current Balance of the Participant's Account shall be distributed to the Participant in accordance with Section 7.8.

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7.14       Restrictions on Distribution. Notwithstanding any other provision of the Plan, neither a Participant's Pre-Tax Contribution Account (including Catch-up Contributions) nor any portion of his or her Transferred Elective Deferral Subaccount shall be distributable prior to "severance from employment" (within the meaning of Section 401(k)(2)(B) of the Code and Treas. Reg. §1.401(k)-1(d)(2)), Disability, death, or attainment of age fifty-nine and one-half (59-1/2), except (a) in cases of Hardship as provided in Section 9.3, or (b) upon termination of the Plan without establishment or maintenance of an alternative defined contribution plan within the meaning of Treas. Reg. §1.401(k)-1(d)(4). However, in no event shall this Section 7.14 or any other provision of this Plan entitle an affected Participant to receive a distribution when the Company has determined in its sole discretion to transfer the Participant's Account to the tax qualified plan of a buyer which is the Participant's employer in a spin-off and trust-to-trust transfer described in Section 414(1) of the Code.

7.15       Qualified Domestic Relations Orders. The Administrative Committee shall recognize and honor any judgment, decree or order under a state domestic relations law which the Administrative Committee determines to be a Qualified Domestic Relations Order in accordance with such reasonable procedures to determine such status as the Administrative Committee shall establish. Without limitation of the foregoing, the Administrative Committee shall notify a Participant and the person entitled to benefits under a judgment, decree or order which purports to be a Qualified Domestic Relations Order of (a) the receipt thereof, (b) the Plan's procedures for determining whether such judgment, decree or order is a Qualified Domestic Relations Order and (c) any determination made with respect to such status. During any period during which the Administrative Committee is determining whether any judgment, decree or order is a Qualified Domestic Relations Order, any amount which would have been payable to any person pursuant to such order shall be separately accounted for (and adjusted to reflect its appropriate share of the Adjustment as of each Valuation Date) pending payment to the proper recipient thereof. Any such amount, as so adjusted, shall be paid to the person entitled to such payment under any such judgment, decree or order if the Administrative Committee determines such judgment, decree or order to be a Qualified Domestic Relations Order within eighteen (18) full calendar months commencing with the date on which the first payment would be required to be made under such judgment, decree or order. If the Administrative Committee is unable to make such a determination within such time period, payment under the Plan may be made as if such judgment, decree or order did not exist and any such determination made after such time period shall be applied prospectively only. Distribution to an Alternate Payee under a Qualified Domestic Relations Order may be made in an immediate lump sum payment as soon as practicable following such determination (to the extent not inconsistent with the Qualified Domestic Relations Order), and shall be funded from the Investment Funds in which the Participant's Accounts are invested in the order determined under rules established by the Administrative Committee; provided, however, that to the extent any portion of the distributed amount consists of MMC Stock, and to the extent not inconsistent with the Qualified Domestic Relations Order, the Alternate Payee will receive such amount in the Normal Form (stock) unless the Alternate Payee timely elects to receive the payment of such amount in cash within forty-five (45) days after segregation of the account. All reasonable costs and expenses incurred by the

VII-13

Plan in connection with the Administrative Committee's determination as to whether a domestic relations order related to a Participant is a Qualified Domestic Relations Order may be charged to such Participant's Account.

7.16       Suspension of Required Minimum Distribution Rules during 2009. Notwithstanding the provisions of Section 7.4 of the Plan, a Participant or Beneficiary who would have been required to receive minimum distributions for 2009 but for the enactment of Section 401(a)(9)(H) of the Code (the "2009 RMDs"), and who would have satisfied that requirement by receiving distributions that are (1) equal to 2009 RMDs or (2) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and his or her designated Beneficiary, or for a period of ten (10) years (the "Extended 2009 RMDs"), will receive those distributions for 2009 unless the Participant or Beneficiary chooses not to receive such distributions. Participants and Beneficiaries described in the preceding sentence will be given the opportunity to elect to stop receiving distributions described in the preceding sentence. In addition, for purposes of Section 7.13 of the Plan, 2009 RMDs and Extended RMDs will treated as Eligible Rollover Distributions (as defined in Section 7.13.2(d)) in 2009. Furthermore, notwithstanding Section 7.2.1 of the Plan, the Required Beginning Date of a Participant who attains age 70½ in 2008 shall be April 1, 2010.

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ARTICLE VIII

SERVICE CREDITING RULES APPLICABLE TO HOURLY EMPLOYEES

8.1       Application. Notwithstanding anything contained in the Plan to the contrary, the rules described in this Article VIII shall apply in determining the service to be credited to an Employee of a Participating Company or Non-Covered Company who is classified by the Company as receiving an hourly wage, as distinct from a regular salary (an "Hourly Employee") or any Employee who ever was an Hourly Employee. Subject to Section 8.7, this Article VIII shall not apply to any Employee who is credited with an Hour of Service on or after January 1, 2010, with respect to Service (as defined in Section 7.1.9(e)) credited to any such Employee on or after such date.

8.2       Definitions. The following phrases used in this Article VIII shall have the meanings specified below:

(a)	"One-Year Break in Service" shall mean an Employment Year during which an Employee fails to complete more than five hundred (500) Hours of Service. Solely for purposes of determining whether an Employee has incurred a One-Year Break in Service, an Employee who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such Employee but for such absence, or in any case in which such hours cannot be determined, eight (8) Hours of Service per day of such absence. For purposes of the foregoing rule, an absence from work for maternity or paternity reasons means an absence: (i) by reason of the pregnancy of the Employee, (ii) by reason of a birth of a child of the Employee, (iii) by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under the foregoing rule shall be credited (A) in the Employment Year in which the absence begins if the crediting is necessary to prevent a One-Year Break in Service in that period, or (B) in all other cases, in the following Employment Year. The foregoing rule shall not apply unless such Employee furnishes to the Administrative Committee such timely information as the Committee may require to establish that the absence from employment is for the reasons described above.

(b)	"Year of Service" shall mean an Employment Year during which an Hourly Employee is credited with one thousand (1,000) Hours of Service.

8.3       Vesting Service. Years of Service of a Participant credited to him or her while he or she is employed as an Hourly Employee plus Years of Service credited under Section 8.4, if

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any, shall be added to the Participant's Years of Vesting Service as defined in Section 7.1.9(f) and shall be treated for purposes of Section 7.1 as Years of Vesting Service.

8.4       Transfer to or from Salaried Employee Status During Employment Year. If during an Employment Year, an Hourly Employee becomes classified by the Company as receiving a regular salary, as distinct from an hourly wage (a "Salaried Employee") or a Salaried Employee becomes an Hourly Employee, such Participant shall be credited with vesting service under the Plan for such Employment Year based upon his or her period of Service (as determined under Section 7.1.9(e) except that his or her date of transfer shall be deemed a "Severance Date" under Section 7.1.9(d) occurring during such Employment Year; provided, however, such Participant shall be credited with one (1) Year of Service for such Employment Year if he or she is credited with one thousand (1,000) Hours of Service during such Employment Year, taking into account actual Hours of Service as an Hourly Employee plus one hundred and ninety (190) Hours of Service for each month or partial month that he or she was a Salaried Employee.

8.5       No Service Duplication. Notwithstanding any other provision of the Plan, no Participant shall be credited with more than one (1) month of Service with respect to any single month.

8.6       Cross Reference. Any references in Section 7.1 to a "One-Year Period of Severance" shall instead be deemed to refer to a "One-Year Break in Service" with respect to an Hourly Employee.

8.7	Special Transition Rule. An hourly-paid Employee of a Participating Company

(1) whose Employment Commencement Date preceded the start of his or her Employment Year that commenced in 2009, (2) is credited with an Hour of Service during his or her Employment Year that commenced in 2009 and (3) is credited with an Hour of Service on or after January 1, 2010 and before the end of his or her Employment Year that commenced in 2009, shall be credited with one Year of Vesting Service (as defined in Section 7.1.9(f)) for his or her Employment Year that commenced in 2009.

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ARTICLE IX

WITHDRAWALS

9.1	Withdrawals Generally.

9.1.1       A Participant may make written application to the Administrative Committee for withdrawal of all or a portion of the Value of those of his or her Accounts specified in this Article IX, but only in such amounts and under such conditions as specified in this Article IX.

9.1.2       In granting or refusing any request for withdrawal, the Administrative Committee shall apply uniform standards consistently and such discretionary power shall not be applied so as to discriminate in favor of Highly Compensated Employees.

9.1.3       The terms under which assets derived from Merged Plans may be withdrawn shall be governed by this Article IX, unless provisions in Appendix B regarding provisions for Merged Plans specifically provide otherwise.

9.1.4       With respect to withdrawals under this Article IX, the Applicable Valuation Date as of which the Value of an Account is determined and as of which the withdrawal is deemed to have taken place for purposes of Article VI shall be the Valuation Date immediately following (i) the withdrawal election as specified by the Administrative Committee or (ii) in the discretion of the Administrative Committee in the case of a withdrawal in which Hardship must be established, the date the Administrative Committee determines that the requisite Hardship has been established.

9.1.5       A Participant's MMC Fixed Company Contribution Account shall not be an available source of funds for in-service withdrawals under Section 9.2 or Section 9.3.

9.2	In-Service Withdrawals.

9.2.1       A Participant shall be permitted to withdraw all or a portion of the Value of his or her Pre-Tax Contribution Account and Roth Contribution Account at any time, subject to the limitations set forth below:

(a)	Withdrawal of Pre-Tax Contributions is limited to Disability, attainment of age fifty-nine and one-half (59½) or earlier Hardship as provided in Section 9.3;

(b)	Notwithstanding the foregoing, Qualified Non-Elective Contributions, Roth Contributions and Special Company Contributions may not be withdrawn prior to Disability or the attainment of age fifty-nine and one- half (59½).

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9.2.2       A Participant shall be permitted to withdraw all or a portion of the vested Value of his or her After-Tax Contribution Account, Rollover Account, Company Matching Contribution Account, Transferred Accounts or MHRS Plan Account at any time by submitting a completed form in the manner specified by the Administrative Committee; provided, however, that any portion of a Transferred Account derived from "elective deferrals" (within the meaning of Section 402(g)(3) of the Code), "designated Roth contributions" (within the meaning of Section 402A(c)(1) of the Code) or "catch-up contributions" (within the meaning of Section 414(v) of the Code) shall be administered, withdrawn and distributed in the same manner as the Participant's Pre-Tax Contribution Account and/or Roth Contribution Account.

9.3	In-Service Financial Hardship Withdrawal of Pre-Tax Contributions.

(a)       Hardship Withdrawals Generally. Upon application of an Employee who

(i) is not Disabled and (ii) has not reached the age of fifty-nine and one-half (59-1/2) years, the Administrative Committee shall permit the Participant to withdraw a portion or all of the balance of his or her Account, as of the Applicable Valuation Date, excluding (i)  Adjustments thereto credited after December 31, 1988, (ii) Qualified Non-Elective Contributions allocated to a Participant's Pre-Tax Contribution Account (including Catch- up Contributions) after December 31, 1988 and (iii) the Value of a Participant's MMC Fixed Company Contribution Account. Such distribution shall be permitted only if the Participant has also applied for or has already withdrawn all amounts currently available pursuant to Section 9.2 (including any dividends reinvested pursuant to Section 4.1 and Loans available pursuant to Section 10.1). In addition, such distribution shall be permitted only if:

(i)       the withdrawal is deemed by the Administrative Committee or its delegate to be necessary to alleviate a Hardship, and

(ii)       the Participant affirms in writing in the manner determined in accordance with uniform procedures established by the Administrative Committee that the Hardship cannot be alleviated with other resources reasonably available to the Participant.

(b)       Amount Needed to Alleviate the Hardship. A withdrawal pursuant to this Section 9.3 shall be limited to the amount needed to alleviate the Hardship, increased by the amount withheld to satisfy federal and state tax withholding requirements and, to the extent determined by the Administrative Committee, may be subject to the furnishing of documentation by the Participant to substantiate the Hardship.

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ARTICLE X

LOANS TO PARTICIPANTS

10.1       Loans to Participants.

10.1.1       General. A Participant may apply for a Loan from his or her Accounts; provided, however, that amounts in a Participant's Roth Contribution Account and MMC Fixed Company Contribution Account shall not be an available source of funds for a Loan. Except as provided in Section 10.1.2 below, a Participant shall not have more than two loans outstanding at any one time from this Plan; provided, however, that any loans causing "deemed distributions" under Section 72(p) of the Code shall be included solely for purposes of computing the number of loans the Participant has outstanding at any one time when a new loan application is made. In the event that a Loan becomes a "deemed distribution" to the Participant, such Participant may thereafter have only one Loan outstanding at any one time. The Loan request shall be made and submitted to the Loan Administrator, together with any required application fee in accordance with rules, guidelines, programs and/or procedures adopted by the Loan Administrator. No Loan shall be granted unless it meets the requirements set forth in Sections 10.1.3 and 10.2. If a Participant obtains a Loan under this Section 10.1, his or her status as a Participant and his or her rights with respect to his or her Plan benefits shall not be affected, except to the extent that the Participant has assigned his or her interest in his or her Accounts pursuant to the applicable provisions of Section 10.2.

10.1.2       Acquired Company Loans. If (i) a Participant has any loan outstanding under a "qualified employer plan" (as defined in Section 72(p)(4) of the Code) of an Acquired Company or is eligible to receive a loan under such a plan and (ii) such plan has not been merged into the Plan, the Participant shall not be eligible to apply for a loan from his or her Accounts. If a Participant has one or more loans outstanding under the "qualified employer plan" of an Acquired Company and such plan is merged with this Plan, the loan(s) will not be required to be repaid immediately and can continue to remain outstanding, even if the number of such loans exceeds the two-loan limit described in Section 10.1.1. Any such loan from an Acquired Company's plan that is merged into this Plan will count against the Section 10.1.1. loan limit if and when a Participant applies for a new loan under the Plan following the merger.

10.1.3       Applicable Rules. All Loans shall be granted according to rules, guidelines, programs or procedures that the Loan Administrator may adopt from time to time and such rules, guidelines, programs and/or or procedures shall be applied by the Loan Administrator on a uniform and nondiscriminatory basis to all Participants. The Administrative Committee may at any time suspend authorization for future Loans to Participants, but no such suspension shall affect any Loan then outstanding under this Section 10.1.

10.2       Loan Requirements. No Loan shall be made pursuant to Section 10.1 unless the Loan meets all of the following requirements:

(a)	Amount. The Loan must be in an amount of not less than $1,000, and shall not exceed the lesser of (a) $50,000 or (b) one-half (1/2) of the vested portion of the Current Balance of the Participant's Accounts (including, for this purpose, the Value of the Participant's Roth Contribution Account and MMC Fixed Company Contribution Account). The limitations under each of clauses (a) and (b) above shall be reduced by the outstanding balance (if any) of all other loans to the Participant from this and any other "qualified employer plan" (as described in Section 72(p)(4) of the Code) which is maintained by any Participating Company or Non-Covered Company. The $50,000 limitation in clause (a) above shall be further reduced by the excess, if any, of the highest outstanding balance of all loans from this and any other "qualified employer plan" described in the preceding sentence during the twelve (12) month period preceding the date of the current Loan, over the outstanding balance of all such loans at the date of the current Loan.

(b)	Adequate Security. The Loan must be adequately secured by the assignment, as collateral security, of no more than one-half (1/2) of the value of the Participant's vested Account balances.

(c)	Interest. The Loan must bear interest, fixed for the term of the Loan and payable at regular intervals as determined by the Loan Administrator under its rules, guidelines, programs and/or procedures.

(d)	Repayment Term. The Loan must provide for substantially level amortization (within the meaning of Section 72(p)(2)(C) of the Code) with payments made at regular intervals as determined by the Loan Administrator (but no less frequently than quarterly) for a period to end no later than the earlier of the expiration of a fixed term of not less than one

(1)       year and not more than five (5) years or, in the case of a Loan for the purchase of the Participant's principal residence, fifteen (15) years.

(e)	Promissory Note. The Loan must be evidenced by a promissory note entered into with the Participant containing such terms and provisions as the Loan Administrator shall determine under its rules, guidelines, programs or procedures, which may include a provision that a Loan to a Participant actively employed by a Participating Company or a Non- Covered Company shall be repaid by regular deductions from his or her pay in each pay period during which the Loan is outstanding.

10.3       Compliance with Applicable Law. The Loan Administrator shall take such actions as he or she deems appropriate in order to assure full compliance with all applicable laws and regulations relating to Loans and the granting and repayment thereof.

10.4       Termination of Employment. In the event of a Participant's Termination of Employment for any reason while he or she has a Loan outstanding, the Loan may be repaid in full within such time period as the Loan Administrator shall establish under its rules, guidelines, programs and/or procedures. The amount of any outstanding Loan, plus accrued interest, not so repaid shall thereupon be treated as a distribution to the Participant or his or her Beneficiary, and the Trustee shall reduce the value of the Participant's Accounts by that amount.

10.5       Default. A Loan may be declared by the Loan Administrator to be in default if the Participant fails to make a scheduled Loan payment on or before the required date for such payment (including any cure periods established by the Loan Administrator) or if otherwise required by applicable law, regulation or the Loan Administrator's rules, guidelines, programs and/or procedures which shall be administered by the Loan Administrator in a uniform manner. In the event that the Loan Administrator declares a Loan to be in default, notwithstanding the treatment of such Loan under Section 10.1.1 of the Plan, the unpaid amount of the Loan shall be offset against any distribution payable to such Participant or his or her Beneficiary under Article VII at such time that such distribution would first become payable as provided in Article VII. In the event that the amount of any such offset is not sufficient to repay the remaining balance of any such loan, such Participant shall be liable for and continue to make payments on any balance still due from him or her. In addition to the foregoing, the Loan Administrator shall take such action as provided for under its rules, guidelines, programs and/or procedures.

10.6	Special Rules Applicable to Certain Former Participants in the Putnam Retirement Plan.

(a)	Any Eligible Employee who (i) transferred from Putnam LLC or any of its affiliates directly to a Participating Company on or before August 3, 2007 and (ii) elects pursuant to Section 3.3 to contribute a Rollover Distribution from the Putnam Retirement Plan (the "Putnam Plan") to the Plan, may include in the Rollover Distribution that such Eligible Employee contributes to the Plan, the note representing the balance of any outstanding loan held in such Eligible Employee's account under the Putnam Plan at the time of such rollover election. For purposes of this Section 10.6 the term "Eligible Employee" shall include hourly employees.

(b)	Any such outstanding loan that is rolled over to the Plan from the Putnam Plan shall continue to be held and administered on substantially the same terms as those contained in the loan agreement between the Eligible Employee and the Putnam Plan, except that the Plan will be substituted as the obligee of the loan.

ARTICLE XI

BENEFICIARIES

11.1       Designation of Beneficiaries.

(a)	Subject to such rules, procedures and forms as the Administrative Committee may establish, a Participant shall have the right to make and change from time to time the designation of one or more named Beneficiaries, plus one or more contingent Beneficiaries who are to receive all or part (in such proportion as the Participant prescribes) of the distribution under this Plan in the event of the Participant's death and also the death of one or more of such named Beneficiaries, in such proportions as among such contingent Beneficiaries (and any surviving named Beneficiaries) as the Participant shall prescribe, provided that with respect to a Participant who is legally married on the date of his or her death, the Participant's Beneficiary shall be deemed to be his or her Spouse unless the Participant has designated a Beneficiary other than his or her Spouse with Spousal Consent.

(b)	In the event that there are two or more Beneficiaries of a deceased Participant, the provisions of this Plan applicable to Beneficiaries with unpaid benefits, including Section 4.1, shall be applied by permitting each such Beneficiary to make a separate election.

11.2       Payment to Beneficiaries. The Plan Administrator, upon receiving proof of a Participant's death and the identity and existence, or death, of relevant named Beneficiaries and contingent Beneficiaries, shall cause payment of the amount in the Participant's Accounts to be made to the Participant's Beneficiary in accordance with Section 7.6. If a Participant fails to designate a Beneficiary or no Beneficiary or contingent Beneficiary survives the Participant, then payment shall be made to the Participant's surviving Spouse or, if there is no surviving Spouse, to the executors or administrators of the Participant's estate.

11.3       Payment on Behalf of Minors and Incompetents. If any person to whom a payment is to be made is a minor or incompetent by reason of physical or mental disability, payment shall be made as determined under Section 15.11.

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ARTICLE XII

COMMITTEES AND ADMINISTRATION

12.1       Composition, Appointment, Removal and Resignation. The Administrative Committee and the Investment Committee (collectively, the "Committees") shall each consist of three or more persons appointed by the Oversight Committee who may be removed at any time with or without cause by the Oversight Committee. Committee members may resign at any time. In the event that a vacancy or vacancies shall occur on the Committees, a remaining member or members shall act as the Committee until the Oversight Committee fills such vacancy or vacancies. No person shall be ineligible to be a member of a Committees because he or she is, was or may become entitled to benefits under the Plan or because he or she is a director and/or officer of a Participating Company or Non-Covered Company or a Trustee; provided, however, that no Participant shall participate in any determination by a Committee relating specifically to the disposition of his or her own benefits under the Plan.

12.2       Chairman, Secretary and other Personnel. The Oversight Committee shall appoint a chairperson for the Administrative Committee and the Investment Committee from among the Committees' members. During any period for which no chairperson has been appointed or for which the appointed chairperson is unavailable, each Committee shall select a chairperson from among its members. Each Committee shall select a secretary who need not be a member. Each Committee may, from time to time, appoint, retain or employ such accountants, counsel, specialists and other persons as it deems necessary or advisable in connection with administration or investment of assets of the Plan. The Committees and any person to whom they may delegate authority shall be entitled to rely conclusively and shall be fully protected in any action taken in good faith in reliance upon any opinions, certificates or reports which may be furnished to them by any such counsel, accountants or other specialists.

12.3	Powers and Duties.

12.3.1       Administrative Committee. The Administrative Committee shall have full power and authority to administer and operate the Plan and perform fiduciary functions hereunder, in its complete discretion, except for power and authority specifically assigned to the Investment Committee or the Oversight Committee. Without limiting the generality of the foregoing, the Administrative Committee shall have power and complete discretion:

(a)	to make and enforce rules and regulations and to prescribe the use of forms necessary or advisable for efficient administration (including to prescribe the form or other method of communication, consistent with applicable law, for any particular purpose specified in the Plan, whether or not the Plan specifies that such communication be written, and to make any elections with respect to discrimination testing);

(b)	decide to interpret the Plan, to resolve ambiguities, inconsistencies, and

 XII-1

omissions, and to decide questions concerning the eligibility of any person to become a Participant, such interpretations, resolutions and decisions to be final and conclusive on all persons, provided, however, that initial claims determinations shall be determined as provided in Section 15.16 by a Named Fiduciary exercising these powers;

(c)	to direct payment by the Trustee of amounts due Participants and Beneficiaries under the Plan;

(d)	to delegate authority to agents and other persons to act on its behalf in carrying out the provisions and administration of the Plan;

(e)	to determine all questions relating to matters upon which the benefits or other rights of a Participant or other person hereunder are based; and

(f)	except as otherwise expressly provided in Section 15.16, to determine all questions arising out of or in connection with the provisions of the Plan or the administration of the Plan (A) when disputes arise between a Participant and a Participating Company or his or her Beneficiary or legal representatives, and (B) any other case in which the Committee deems such a determination advisable.

12.3.2       Investment Committee. The Investment Committee shall be responsible for selecting institutions and/or parties to provide audit, custodial and trustee services with respect to the Plan and for making appropriate provision for and selecting and reviewing the appropriateness of available investment fund vehicles in addition to the Stock Fund, and for directing the Trustee to develop a program for the purchase and sale of shares in the Stock Fund; provided, however, that in accordance with the Plan's design prior to October 25, 2004 requiring investment of Company contributions and certain non-diversifiable employee contributions in the Stock Fund, the Investment Committee had no discretion to replace the Stock Fund with alternative investments; and provided further that the Stock Fund shall at all times continue to be an available Investment Fund after October 25, 2004. This Plan is intended to be a plan described in Section 404(c) of ERISA, and neither the Investment Committee, the Oversight Committee, the Administrative Committee, the Company Representative nor the Company shall be responsible for individual Participant investment decisions.

12.3.3       Committee Actions. The Committees shall have all powers and discretion they shall determine to be necessary or helpful for the carrying out of their responsibilities, including authority to delegate their responsibilities to other individuals designated by them, and the decision or action of each of the Committees in good faith in respect of any matter for which such Committee has responsibility hereunder shall be conclusive and binding upon all parties concerned.

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12.4       Statement of Account Reports. The Administrative Committee shall cause to be furnished to each Participant a written statement setting forth, no less frequently than quarterly, the Value of his or her Current Balance in the Stock Fund and other Investment Funds. The Committees shall provide reports of their activities to the Oversight Committee as requested by the Oversight Committee.

12.5       Committee Action. A majority of each Committee shall constitute a quorum and may, by action of a majority of such quorum, do any act which the Plan authorizes or requires such Committee to do, and the action of a majority expressed from time to time by a vote at a meeting, or in writing without a meeting, shall constitute binding action and will have the same effect for all purposes as if assented to by all members of such Committee at the time. The members may, by a writing signed by a majority, delegate to any one of them or to the secretary authority to give notices of Administrative Committee and Investment Committee action.

12.6       Payment of Expenses. All expenses of the Plan and its administration, and all fees and expenses of the Trustee under the Trust Agreement, and fees and expenses of independent persons for the provision of services to the Plan shall be paid by the Trustee unless paid by the Company; provided, however, that all brokerage commissions and transfer taxes on the Stock Fund and any other Investment Fund shall be paid by the Trustee out of each of said funds, respectively, and provided further that any refunds of 12b-1 or similar fees received from other Investment Funds may be applied towards future brokerage commissions and other Plan expenses described above, including administrative fees and expenses relating to services performed by the fund sponsor. Section 15.15 shall determine whether and how other expenses paid by the Trustee shall be allocated among Accounts. Notwithstanding the foregoing, Plan assets may not be applied to pay fees of entities related to the Company (except to the extent that there is an applicable prohibited transaction exemption including, for example, where the fees paid by the Plan represent reimbursement of direct expenses); such fees shall be treated as waived with respect to the Trust and not collectible from assets of the Trust. Members of the Committees shall serve without special compensation, and their expenses shall be paid by the Company.

12.7	Fiduciaries.

12.7.1       The Administrative Committee shall be the Named Fiduciary of the Plan for purposes of the administration of the Plan including the duty to determine appeals from initial claims denials. Any individual or entity designated pursuant to Section 15.16 shall be the Named Fiduciary for purposes of making initial claims determinations. During any period for which no such individual or entity has been appointed, the Administrative Committee shall serve directly or indirectly in that capacity. The Investment Committee shall be the Named Fiduciary for purposes of investments, except to the extent that an "investment manager," within the meaning of Section 3(38) of ERISA, has been appointed to manage investments or fiduciaries are relieved of responsibility for Participant decisions pursuant to Section 404(c) of ERISA.

12.7.2	The members of the Committees shall have the right, which shall be

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exercised in accordance with the procedures set forth in Section 12.5 and/or in the Trust Agreement for action by the Committees, to allocate fiduciary responsibilities among Named Fiduciaries, and the Named Fiduciaries (or any of them to whom such right shall be allocated) shall have the right to designate persons other than Named Fiduciaries to carry out fiduciary responsibilities under the Plan.

12.7.3       Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

12.7.4       Any fiduciary designated by a Named Fiduciary pursuant to Section 12.7.2 to whom such power is granted by a Named Fiduciary under the Plan, may employ one or more persons to render advice with regard to any responsibility such fiduciary has under the Plan.

12.7.5       Except to the extent otherwise provided by law, if any duty or responsibility of a Named Fiduciary has been allocated or delegated to any other person in accordance with any provision of this Plan or of the Trust Agreement, then such Named Fiduciary shall not be liable for an act or omission of such person in carrying out such duty or responsibility.

12.8	Liability Limited and Indemnification.

12.8.1       Except as otherwise provided by law, neither the Company Representative, any member of the Committees or the Oversight Committee, nor any employee, officer and/or director of a Participating Company or Non-Covered Company, shall incur any liability whatsoever on account of any matter connected with or related to the Plan or the administration of the Plan, unless such person shall have acted in bad faith or have been guilty of willful misconduct or gross negligence in respect to his or her duties, actions or omissions in respect of the Plan.

12.8.2       The Participating Companies and Non-Covered Companies shall jointly and severally indemnify and hold the Company Representative, and each Committee member harmless from and against any and all loss, liability, claim, damage, cost and expense which may arise by reason of, or be based upon, any matter connected with or related to the Plan or the administration of the Plan (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or in settlement of any such claim whatsoever) to the fullest extent permitted under their respective certificates of incorporation and by-laws. This indemnity obligation shall survive any termination of the Plan.

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12.9       Notices. The Administrative Committee shall not be bound by any notice or other communication unless and until it shall have been received in writing addressed to the Administrative Committee at:

Plan Administration –– Marsh & McLennan Companies 401(k) Savings & Investment Plan

c/o Global Benefits 6th Floor

Marsh & McLennan Companies, Inc. Waterfront Corporate Center

121 River Street

Hoboken, NJ 07030-5794

 XII-5

ARTICLE XIII

AMENDMENT AND TERMINATION

13.1       Amendment. The Company by action of its Board of Directors may amend the Plan and Trust Agreement in any respect from time to time; provided that, if and to the extent the amendment: (a) is necessary to qualify and maintain qualification of the Plan or to obtain and maintain an exemption for the Trust Fund under Sections 401 and 501 of the Code; (b) is otherwise required by applicable law or (c) would reasonably be expected to have no more than a de minimis effect on the Company, then the Plan and Trust Agreement may be amended by action of the Company Representative. No amendment shall be made which would permit any contribution and funds relating thereto to revert to any Participating Company. Any such amendment shall be set forth in writing. No amendment by the Company Representative may alter the basis on which the Plan can acquire shares of MMC Stock or alter provisions relating to MMC Stock in violation of applicable law.

Notwithstanding the foregoing, optional forms of benefit may be eliminated retroactively (that is, with respect to previously accrued benefits) and prospectively by documented action of the Administrative Committee, subject to the requirements (including any requirement of advance notice for a specific effective date) of Section 411(d) of the Code and regulations thereunder. The optional forms of payment eliminated pursuant to this authority (and by the Plan Administrator prior to September 18, 2003 pursuant to a provision approved by the Internal Revenue Service on January 28, 2002) and the effective date of each such elimination are set forth in attached Appendix D. Any optional forms of payment under a plan that becomes a Merged Plan on or after May 18, 2005 that are inconsistent with the provisions of this Plan shall be deemed eliminated as of the date of Merger into this Plan, except to the extent the Administrative Committee determines otherwise in writing.

13.2       Termination of Plan. The Company, by resolution of the Board of Directors, may terminate the Plan in its entirety at any time or may terminate the participation in the Plan of any other Participating Company with respect to its Employees. To the extent authorized by the Board of Directors, the Company Representative may terminate the participation of a Participating Company, including in order to comply with existing law. In the event of the termination or partial termination of the Plan with respect to any Participating Company and Participants employed by it:

(a)	There shall be no further contributions or enrollments of new Participants in the Plan;

(b)	all unallocated MMC Stock and cash in the Stock Fund and any other Investment Fund existing under the Plan at its termination shall be duly allocated among the Participants' Accounts;

(c)	the then entire balance in the Accounts of each Participant shall continue

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to be held in the Trust Fund and distributed to such Participant under the circumstances and in such manner as provided in Article VII or as otherwise determined on a uniform and non-discriminatory basis by the Board of Directors; and

(d)	each affected Participant's interest in the Trust Fund shall be fully vested as of the date of such termination, partial termination or complete discontinuance of contributions to the Plan.

13.3       Plan Merger. The Plan may be amended to provide for the merger of the Plan, in whole or in part, or a transfer of all or part of its assets, into or to any other qualified plan within the meaning of Section 401(a) of the Code, including such a merger or transfer in lieu of a distribution which might otherwise be required under the Plan. In the case of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant in this Plan shall be entitled to a benefit immediately after the merger, consolidation, or transfer (if such other plan then terminated) which is equal to or greater than the benefit the Participant would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then been terminated).

13.4       Plan Transfers. The Administrative Committee, in its sole discretion, may permit transfers of Accounts from the Plan to other plans of a Participating Company or a Non-Covered Company that are qualified under Section 401(a) of the Code. The Administrative Committee shall have the authority to take such actions as are necessary or desirable to implement this Section 13.4, and shall exercise its authority in a manner which does not discriminate in favor of Highly Compensated Employees.

13.5       Amendments Relating to MMC Stock. If MMC Stock (or such other stock into which MMC Stock is converted as a result of a corporate reorganization or otherwise) ceases to be "readily tradable on an established securities market" as such term is defined in Treas. Reg. § 1.401(a)(35)-1(f)(5), or if the Company ceases to have a registration-type class of securities within the meaning of Section 409(e)(3) of the Code, the Plan will be amended to comply with Sections 409(h), 409(l), 409(e)(3) and 401(a)(28)(C) of the Code.

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ARTICLE XIV

LIMITATION ON MAXIMUM CONTRIBUTIONS AND BENEFITS UNDER ALL PLANS

14.1       Definitions.

14.1.1       Annual Addition. For purposes of this Article XIV, "Annual Addition" means the sum for any year of (a) employer contributions and forfeitures allocable to a Participant under all plans (or portions thereof) maintained by a Participating Company or Non- Covered Company subject to Section 415(c) of the Code, (b) the Participant's employee contributions under all such plans (or portions thereof), and (c) amounts described in Section 419A(d)(2) of the Code (relating to post-retirement medical benefits of key employees) or allocated to a pension plan individual medical account described in Section 415(1) of the Code, to the extent includible for purposes of Section 415(c)(2) of the Code. A Participant's employer contributions described in clause (a) shall be determined without regard to any "restorative payments" as defined in Treas. Reg. §1.415(c)-1(b)(2)(ii)(C). A Participant's employee contributions described in clause (b) shall be determined without regard to (i) any Rollover Distributions or Catch-up Contributions, (ii) any repayments of loans, (iii) any prior distributions repaid upon the exercise of buy-back rights, or (iv) any dividends paid by the Plan and reinvested in the Plan pursuant to Section 404(k)(2)(A)(iii)(II) of the Code. Company and employee contributions taken into account as Annual Additions shall include "excess contributions" as defined in Section 401(k)(8)(B) of the Code, "excess aggregate contributions" as defined in Section 401 (m)(6)(B) of the Code, and "excess deferrals" as described in Section 402(g) of the Code (to the extent such "excess deferrals" are not distributed to the Participant before the April 15th following the end of the taxable year of the Participant in which such deferrals were made), regardless of whether such amounts are distributed or forfeited. A Participant's make-up contributions under Section 3.18 shall be treated as Annual Additions for the limitation year to which such contributions relate and not the limitation year the contributions are actually made.

14.1.2       Earnings. "Earnings" for any limitation year means compensation (as defined in Section 415(c)(3) of the Code) actually paid or made available (including amounts subject to de minimis payment delays as described in Treas. Reg. §1.415(c)-2(e)(2), amounts paid after severance from employment as described in Treas. Reg. §1.415(c)-2(e)(3) and amounts that are includible in the gross income of an individual under the rules of Section 409A of the Code or because the amounts are constructively received by the individual) by all Participating Companies and Non-Covered Companies for that limitation year, including any Pre-Tax Contributions under this Plan (or any other cash or deferred arrangement described in Section 401(k) of the Code) and any amount which is contributed or deferred by the Employer at the election of the Employee and which is not includible in the gross income of the Employee by reason of a salary reduction arrangement under any cafeteria plan (within the meaning of Section 125 of the Code) and under a qualified transportation fringe benefit plan (within the meaning of Section 132(f) of the Code). "Earnings" for any limitation year shall not exceed the maximum permitted to be recognized for the calendar year in which the limitation year begins under

XIV-1

Section 401(a)(17) of the Code, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code.

14.2       Limitation and Annual Additions. The aggregate Annual Additions to this Plan and all other defined contribution plans maintained by all Participating Companies and Non- Covered Companies for any limitation year beginning after December 31, 2016 shall not exceed the lesser of: (a) $54,000 as adjusted for increases in the cost-of-living under Section 415(d) of the Code, or (b) one hundred percent (100%) of the Participant's Earnings for that limitation year.

14.3       Correction of Excess Annual Additions. In the event the Annual Additions, as defined above, on behalf of a Participant in any Plan Year exceed the limitations of Section 415 of the Code, the Plan shall correct such excess only in accordance with the Employee Plans Compliance Resolution System (EPCRS) as set forth in Revenue Procedure 2013-12 (or similar subsequent guidance as may be issued by the Internal Revenue Service).

14.4       Limitation Year. For purposes of this Article XIV, "limitation year" means the calendar year.

XIV-2

ARTICLE XV

MISCELLANEOUS

15.1       No Warranty of Stock Fund or other Investment Fund. Neither the Company, any other Participating Company, any Non-Covered Company, the Oversight Committee, the Trustee, the Company Representative, the Administrative Committee nor the Investment Committee warrants or represents in any way to any Employee, Participant, Beneficiary, or non- participating employee that the value of MMC Stock or any other Investment Fund shares increase or will not decrease or that dividends will continue to be paid, either at all or at any particular level.

15.2       Spendthrift Provision. Except as otherwise provided by provisions of or rules adopted by the Loan Administrator under Article X, by provisions of a Qualified Domestic Relations Order, by applicable law or by decisions of a court of competent jurisdiction, no distribution or payment under the Plan to, or any interest in the Plan of, any Participant or Beneficiary shall be subject in any manner to anticipation, alienation, attachment, sale, transfer, assignment, pledge, execution, encumbrance or charge, or legal or equitable process for debts or liabilities, whether voluntary or involuntary, or be subject to the jurisdiction of any court in any bankruptcy or insolvency proceeding, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void; nor shall any such distribution or payment be in any way liable for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to such distribution or payment.

15.3       Benefits Solely from Trust Fund. The sole duty, obligation and liability of the Participating Companies under the Plan shall be to make contributions as and when required by the Plan (and in case of the Company to pay expenses as provided in the Plan). The Trust Fund shall be the sole source of benefits under the Plan, and each Participant and Beneficiary and any other person who shall claim any right to any payment of MMC Stock and/or cash under the Plan shall be entitled to look only to the Trust Fund for such payment, and shall not have any right, claim, or demand therefor against the Committees, the Loan Administrator, any Participating Company or officer, director, employee or agent thereof or against the Committee or any member, officer, employee or agent thereof.

15.4       Governing Law and Limitation on Actions. The validity of this Plan or of any of its provisions shall be determined under, and it shall be construed and administered according to, the laws of the State of New York (without regard to its choice of law principles), except to the extent preempted by ERISA, or any other applicable laws of the United States of America. No action (whether at law, in equity or otherwise) shall be brought by or on behalf of any Participant or Beneficiary for or with respect to benefits due under this Plan unless the person bringing such action has timely exhausted the Plan's claim review procedure. Any action (whether at law, in equity or otherwise) must be commenced within one year. This one year period shall be computed from the earlier of (a) the date a final determination denying such benefit, in whole or in part, is issued under the Plan's claim review procedure and (b) the date such individual's cause of action first accrued.

15.5       Correction of Payment Mistakes. The Administrative Committee may adjust the Accounts of any or all Participants or Beneficiaries in order to correct errors or rectify omissions, in a manner that the Administrative Committee believes will result in an equitable and nondiscriminatory administration of the Plan. No Participant or Beneficiary shall be deemed to have a vested right to any amounts erroneously credited to such person's Accounts.

Any mistake in the payment of a Participant's benefits under the Plan may be corrected by the Administrative Committee when the mistake is discovered. The mistake may be corrected in any reasonable manner authorized by the Administrative Committee (e.g., adjustment in the amount of future benefit payments, repayment to the Plan of an overpayment, or catch-up payment to a Participant for an underpayment). In appropriate circumstances (e.g., where a mistake is not timely discovered), the Administrative Committee may waive the making of any correction. A Participant or Beneficiary receiving an overpayment by mistake shall repay the overpayment if requested to do so by the Administrative Committee.

15.6	Voting.

15.6.1       Participant Voting Rights; Tender Offers.

(a)	Each Participant shall be entitled to instruct the Trustee with respect to voting and/or giving of proxies to vote the number of shares of MMC Stock and, for so long as the Plan is intended to comply with and provide the maximum Participant control over Accounts under Section 404(c) of ERISA, other Investment Fund shares held in the Accounts of the Participant on the applicable record date. The Trustee shall carry out such instructions and shall keep the Participant's instructions confidential and not disclose them to any Participating Company or Non-Covered Company, or their stockholders, directors, officers, employees, or to the Oversight Committee, the Committees, the Company Representative or Loan Administrator.

(b)	The Administrative Committee may establish such procedures as it deems appropriate to enable individual Participants to make timely responses to any "tender offer" (as such term is described under Section 14 of the Securities Exchange Act of 1934, hereinafter referred to as the "Exchange Act") to purchase shares of MMC Stock consistent with applicable rules and regulations in effect from time to time under the Exchange Act which shall provide (i) for a "pass through" from the Trustee to the Participants enabling each Participant, by instructions to the Trustee, to determine the response to a tender or exchange offer regarding shares of Company stock credited to the Participant's Account; (ii) for confidential treatment of such instructions and response; and (iii) for means and procedures relating to the appropriate response by the Trustee to any such offer with respect to shares credited to a Participant's Account for which no such instructions have been received or shares that are not allocated to a Participant's Account.

15.6.2       Voting by Trustee. MMC Stock and, to the extent applicable, shares of any other Investment Fund held by the Trustee on the applicable record date for which no timely voting instructions are received shall be voted by the Trustee in the same proportions as the Trustee was instructed to vote with respect to shares for which it received instructions.

15.6.3       Proxy Materials. The Company shall, at the time it furnishes proxy statements and annual reports to record holders, cause each Participant to be provided with a form on which to give voting instructions to the Trustee and the address to which such instructions are to be mailed. Procedures shall be developed for distribution of Investment Fund proxies to Participants to the extent that voting rights to Investment Fund shares are passed through to Participants under Section 404(c) of ERISA.

15.7       Return of Contributions. In no event shall any portion of the Trust Fund revert to a Participating Company; provided, however, that

(a)	in the case of a Participating Company Matching Contribution or MMC Fixed Company Contribution which is made by a mistake of fact, the contribution shall be returned to the applicable Participating Company within one year after the payment of the contribution; and

(b)	Participating Company Matching Contributions and MMC Fixed Company Contributions that are conditioned upon their deductibility under Section 404 of the Code for the taxable year for which contributed shall be returned within one year after the disallowance of the deduction for that taxable year.

15.8       Proof of Age; Etc. Evidence satisfactory to the Administrative Committee of age, health, marital status, death, or any other fact relevant to payment of a benefit under the Plan may be required with respect to any Participant or his or her Spouse, or Beneficiary before any benefit is paid under the Plan.

15.9       Estoppel of Participants and Their Beneficiaries. All Participating Companies and Non-Covered Companies, the Committees, any Named Fiduciary appointed under Section 15.16, the Loan Administrator and the Trustee may rely upon any certificate, statement or other representation made to them by any employee, Participant, Beneficiary, or Spouse, with respect to any fact required to be determined under any of the provisions of the Plan, and shall not be liable on account of the payment of any moneys or the doing of any act in reliance upon any the certificate, statement or other representation. Any such certificate, statement or other representation made by an employee or Participant shall be conclusively binding upon the employee or Participant and his or her Spouse, or Beneficiary, and the employee, Participant, Spouse, or Beneficiary shall thereafter and forever be estopped from disputing the truth and correctness of the certificate, statement or other representation. Any such certificate, statement or other representation made by a Participant's Spouse or Beneficiary shall be conclusively binding upon the Spouse or Beneficiary, and the Spouse or Beneficiary shall thereafter and forever be estopped from disputing the truth and correctness of the certificate, statement or other representation.

15.10       Identity of Proper Payee. The determination of the Administrative Committee as to the identity of the proper payee of any payment and the amount properly payable shall be conclusive, and payment in accordance with such determination shall constitute a complete discharge of all obligations on account thereof.

15.11       Incapacity. If the Administrative Committee determines that any payee of benefits under the Plan is a minor or is incompetent by reason of physical or mental disability, the Administrative Committee in its sole discretion may cause the payments becoming due to such payee to be made to any of the following: such payee's Spouse, parent(s), brother(s), sister(s), child(ren) or other person unless claim prior to payment shall have been made therefor by a duly appointed legal representative, without responsibility of any Participating Company or Non-Covered Company, the Committees, the Loan Administrator, the Trustee or the Trust Fund to see to the application of such payment.

15.12       Discharge of Liability. If distribution in respect of a Participant is made under this Plan in a form, or to a person, reasonably believed by the Administrative Committee or its delegate to be proper (including, without limitation, distributions made in accordance with the foregoing provisions of this Article XV and with Section 11.3) the Plan shall have no further liability with respect to the Participant (or his or her Spouse or Beneficiary) to the extent of the distribution. Any such distribution shall operate as a complete discharge of all Participating Companies and Non-Covered Companies, the Oversight Committee, the Committees, the Loan Administrator, the Trustee and the Trust Fund.

15.13       Limitation of Liability. Except as provided in Article XII and except to the extent otherwise provided by law, no liability shall attach to or be incurred by the Company Representative, any stockholder, officer or director of a Participating Company or Non-Covered Company, under or by reason of the terms, conditions and provisions contained in the Plan or in the related trust agreement, or for the acts or decisions taken or made thereunder or in connection therewith; and as a condition precedent to his or her participation in the Plan or the receipt of benefits thereunder, or both, such liability, if any, is expressly waived and released by each Participant, Spouse, or Beneficiary, and by any and all persons claiming under or through such persons, such waiver and release to be conclusively evidenced by any act or participation in or the acceptance of benefits or the making of elections under the Plan.

15.14       Plan Not a Contract of Employment. Nothing contained in the Plan shall be construed as a contract of employment between a Participating Company or any Non-Covered Company and any Employee, and the Plan shall not afford any Employee a right of continued employment with a Participating Company or Non-Covered Company.

15.15       Fees. To the extent consistent with Title I of ERISA and Section 411(a)(11) of the Code, the Administrative Committee may determine that reasonable fees for services provided shall be charged to the Individual Accounts or to classes of Participants, former Participants or Beneficiaries or other persons (including Alternate Payees) who claim benefits under the Plan. Such fee allocations may be made on a pro rata or per capita basis.

15.16       Claims Determinations. Claims for benefits and appeals of benefits denials shall be determined pursuant to claims procedures which comply with Section 503 of ERISA and regulations thereunder. The Company Representative shall appoint an individual or entity to serve as a Named Fiduciary for the purposes of ruling on initial benefit claims; that is, for benefits to which Participants or Beneficiaries claim they are entitled under the Plan and have not been paid. During any period for which no such individual or entity has been appointed, the Administrative Committee shall serve directly or indirectly in that capacity.

15.17       Separability. If any provision of the Plan is held invalid or unenforceable, its invalidity or unenforceability shall not affect any other provisions of the Plan and the Plan shall be construed and enforced as if that provision had not been included therein.

15.18       Captions. The captions contained herein and the table of contents prefixed hereto are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge or describe the scope or intent of the Plan nor in any way shall affect the Plan or the construction of any provision thereof.

IN WITNESS WHEREOF, MARSH & McLENNAN COMPANIES, INC. has caused this amended and restated Plan to be executed by its duly authorized officer on the _21st_ day of December, 2016.

MARSH & McLENNAN COMPANIES, INC.

By:	/s/ Laurie Ledford
Laurie Ledford
Senior Vice President and Chief HR Officer

APPENDIX A

TOP-HEAVY PROVISIONS

A.1       Special Rules for Top-Heavy Plans.

If the Plan is or becomes a "Top-Heavy plan," as determined under Section 416 of the Code in any Plan Year, the provisions of this Appendix A will supersede any conflicting provision in the Plan.

A.2	Definitions.

For purposes of this Appendix A, the meanings of words and phrases as defined in the Plan shall continue, except where they may conflict with the following definitions which are to be used for the provisions in this Appendix A:

(a)       "Applicable Plans" means (i) each plan of Participating Company or a Non-Covered Company in which a Key Employee (as defined in Section A.02(c) for this Plan, and as defined in Section 416(i) of the Code for each other Applicable Plan) participates during the five (5)-year period ending on such plan's "Determination Date" (as defined in Section A.04) and (ii) each other plan of Participating Company or a Non-Covered Company which, during such period, enables any plan in clause (i) of this sentence to meet the requirements of Section 401(a)(4) or 410 of the Code. Any plan not required to be included under the preceding sentence may also be included, at the option of the Company, provided that the requirements of Sections 401(a)(4) and 410 of the Code continue to be satisfied for the group of Applicable Plans after such inclusion. Applicable Plans shall include terminated plans, frozen plans and, to the extent that benefits are provided with respect to service with a Participating Company or a Non-Covered Company, multiemployer plans (described in Section 414(1) of the Code) and multiple employer plans (described in Section 413(c) of the Code) to which a Participating Company or a Non-Covered Company makes contributions.

(b)       "Employer" means the Company and all Participating Companies and Non-Covered Companies.

(c)       "Key Employee" means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of the employer having annual compensation greater than $175,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2016), a five percent (5%) owner of the employer, or a one percent (1%) owner of the employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a key employee will be made in accordance with Section 416(i)(l) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

A.3       "Top-Heavy" Condition. In any Plan Year for which the sum, for all Key Employees (as defined in Section A.02(c) for this Plan and as defined in Section 416(i) of the Code for each other Applicable Plan) of the present value of the cumulative accrued benefits under all Applicable Plans which are defined benefit plans (determined based on the actuarial assumptions set forth in the "top-heavy" provisions of such plans) and the aggregate of their accounts under all Applicable Plans that are defined contribution plans, exceeds sixty percent (60%) of a similar sum determined for all participants in such plans (but excluding participants who are former Key Employees), the Plan shall be deemed "Top-Heavy."

A.4       Determination Date. The determination as to whether this Plan is "Top-Heavy" for a given Plan Year shall be made on the last day of the preceding Plan Year (the "Determination Date"); and other plans shall be included in determining whether this Plan is "Top-Heavy" based on the determination date for each such plan (as defined in Section 416(g)(4)(c) of the Code) which occurs in the same calendar year as such Determination Date for this Plan.

A.5       Valuation. The value of account balances and the present value of accrued benefits for each Applicable Plan will be determined, subject to Section 416 of the Code and the regulations thereunder, as of the most recent Valuation Date that falls within or ends with the twelve (12) month period ending on the applicable Determination Date for each such plan.

A.6       Distributions. Effective July 1, 2002, distributions from the Plan or any other Applicable Plan shall be taken into account in determining whether the Plan is "Top-Heavy" as provided in A7 and A.08.

A.7       Distributions During Year Ending on the Determination Date. The present values of accrued benefits and the amounts of account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year period."

A.8       Employees Not Performing Services During Year Ending on the Determination Date. The accrued benefits and accounts of any individual who has not performed services for the employer during the 1-year period ending on the Determination Date shall not be taken into account.

A.9       Compliance with Section 416 of the Code. The calculation of the "Top-Heavy" ratio, and the extent to which distributions, rollovers and transfers are taken into account, shall be made in accordance with Section 416 of the Code.

A.10	Beneficiaries. The terms "Key Employee" and "Participant" include their beneficiaries.

A.11       Accrued Benefit Under Defined Benefit Plan. Solely for purposes of determining whether the Plan or any other Applicable Plan is "Top-Heavy" for a given Plan Year, the accrued benefit under any defined benefit plan of a Participant other than a Key Employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Participating Company or Non-Covered Company, or (b) if there is no such method, as if such benefit accrued not more rapidly than at the slowest accrual rate permitted under the fractional accrual rule of Section 411(b)(1)(C) of the Code.

A.12       Provisions Applicable in "Top-Heavy" Years. For any Plan Year in which the Plan is deemed to be "Top-Heavy," the following provisions shall apply to any Participant who has not terminated employment before such Plan Year:

(a)       Required Allocation. The amount of Employer contributions and forfeitures which shall be allocated to the Accounts of any Participant who (1) is employed by a Participating Company or Non-Covered Company on the last day of the Plan Year and (ii) is not a Key Employee shall be (A) at least three percent (3%) of such Participant's "total compensation" (as that term is defined in Section 415(c)(3) of the Code) for such Plan Year, or (B) if less, an amount equal to such total compensation multiplied by the highest allocation rate for any Key Employee. For purposes of the preceding sentence, the allocation rate for each individual Key Employee shall be determined by dividing the employer contributions and forfeitures allocated to such Key Employee's account (including elective contributions) under all Applicable Plans considered together by his or her total compensation; provided, however, that clause (B) above shall not apply if this Plan enables a defined benefit plan required to be aggregated with this Plan under Section A.02(a) to meet the requirements of Section 401(a)(4) or 410 of the Code. The minimum allocation provisions of this Section A.12(a) shall, to the extent necessary, be satisfied by special employer contributions made by the Employers for that purpose. Notwithstanding the foregoing, the minimum allocations otherwise required by this Section A.12(a) shall not be required to be made for any Participant if such Participant is covered under a defined benefit plan maintained by a Participating Company or a Non-Covered Company which provides the minimum benefit required under Section 416(c)(1) of the Code, and/or to the extent that the minimum allocation otherwise required by this Section A.12(a) is made under another defined contribution plan maintained by a Participating Company or a Non-Covered Company. In addition, any minimum allocation required to be made for a Participant who is not a Key Employee shall be satisfied first by contributions and benefits under other defined contribution plans maintained by a Participating Company or a Non-Covered Company and next by MMC Fixed Company Contributions and Participating Company Matching Contributions made under this Plan before being satisfied by contributions and benefits under other plans maintained by a Participating Company or a Non-Covered Company (whether or not Applicable Plans). For Plan Years beginning on or after January 1, 1989, Pre-Tax Contributions by a non-Key Employee shall be disregarded in determining the amount of contributions required to be allocated for such individual under this Section A.12(a). For Plan Years beginning on or after January 1, 1989,

Participating Company Matching Contributions for a non-Key Employee that are taken into account to meet the minimum allocation requirements of this Section A.12(a) shall be disregarded in applying the provisions of Sections 3.11 and 3.12 of the Plan.

(b)       Bargaining Unit Employees. The provisions of Section A.12(a) shall not apply to any Employee included in a unit of Employees covered by a collective bargaining agreement if, within the meaning of Section 416(i)(4) of the Code, retirement benefits were the subject of good faith bargaining.

APPENDIX B

PROVISIONS FOR MERGED PLANS

AND ACQUIRED OR NON-PARTICIPATING BUSINESSES

Notwithstanding the foregoing provisions of the Plan to the contrary, benefits of the employees of the acquired or merged companies listed below shall be determined as follows:

B.0       "Years of Participation" means the number of continuous years and completed months credited to a Participant to the extent specified in this Appendix B unless the Participant received a termination distribution of his or her account balance, in which case the date of the first contribution pursuant to the Participant's post-distribution Contribution Authorization shall be substituted.

B.1	Meidinger, Incorporated.

(a)       Employees who were participants in the Meidinger Employee Pre-tax Savings and Thrift Plan ("Old Meidinger Plan") shall become Participants in this Plan on September 1, 1984. Any other former employee of Meidinger, Inc. shall become a Participant in this Plan when he/she meets the age and service requirements of this Plan as in effect from time to time.

(b)       Assets in accounts of employees who were participants in the Old Meidinger Plan shall be merged into the Trust for this Plan effective March 31, 1986 or as soon thereafter as practicable.

B.2	A.S. Hansen, Inc.

(a)       Former employees of A.S. Hansen, Inc. ("Hansen employees") who were participants or would have become participants in the A.S. Hansen Profit Sharing Plan ("Hansen Plan") on February 28, 1987, shall become Participants in this Plan on March 1, 1987; any other Hansen employee shall become a Participant in this Plan when he/she meets the age and service requirements of this Plan as in effect from time to time.

(b)       Assets in accounts under the Hansen Plan shall be merged and transferred into the trust under this Plan effective March 1, 1987 or as soon thereafter as practicable.

(c)       A Participant with an account balance under the Hansen Plan on March 31, 1987 ("Old Hansen Plan Assets") will become one hundred percent (100%) vested on March 31, 1988 in the balance of such Old Hansen Plan Assets to the participant's credit on March 31, 1988; during the period from March 31, 1987 and March 31, 1988, a participant with an account balance of Old Hansen Plan Assets under the Hansen Plan on March 31, 1987 will have a vested right to such portion of that account balance according to the pertinent vesting schedule in effect under the Hansen Plan with respect to such balance as of March 31, 1987, provided that service subsequent to that date with a Participating Company will be counted to satisfy such vesting provisions.

(d)       In calculating service for participation and vesting purposes with respect to a Hansen employee, his or her employment will be counted from the earliest date of hire if', since that date, such former Hansen employee was continuously employed by one or more entities that were part of Hansen or a Participating Company and still was so employed on February 26, 1987; and, except for such previous service which must be counted pursuant to applicable law, or which was counted by terms of the plan applicable to such employee at the time of rehire, all service prior to February 26, 1987 will be counted for participation and vesting purposes from the most recent date of hire by Hansen or by a Participating Company if, immediately prior to that hire date, the individual was employed by an entity which was not part of Hansen or a Participating Company on February 26, 1987.

(e)       Benefits under defined contributions plans, sponsored by entities that became part of Hansen prior to February 26, 1987, which may have been terminated or the assets of which distributed, will not be restored if previously forfeited, except to the extent required by applicable law.

(f)       Participants who are Hansen employees and were Participants in the Hansen Plan shall have the same withdrawal rights generally available to Participants under the Plan.

B.3	Temple, Barker & Sloane, Inc.

(a)       Employees who were participants in the TBS Group Pension and Profit Sharing Plan became Participants in this Plan on April 1, 1988. Any other former employee of Temple, Barker & Sloane, Inc. shall become a Participant in this Plan when he/she meets the age and services requirement of this Plan as in effect from time to time.

(b)       Assets in accounts of employees who were participants in the TBS Group Pension and Profit Sharing Plan were transferred to this Plan and shall be credited to one or more accounts established for such individual under this Plan and held and distributed in accordance with the provisions of this Plan as amended from time to time.

B.4	Mercer Management Consulting Inc.

(a)       Assets in accounts of current and former employees of Mercer Management Consulting, Inc. under the SPA Thrift Plan and/or the SPA Supplemental Retirement Plan ("SPA Plans") shall be merged into the Trust for this Plan effective November 30, 1995 or as soon as practicable thereafter, for the SPA Thrift Plan, and by July 1, 1996, for the SPA Supplemental Retirement Plan.

(b)       A participant in the SPA Thrift Plan who has an "hour of service" (as defined in the SPA Thrift Plan) on or after February 1, 1990 and each participant in the SPA Supplemental Retirement Plan is one-hundred percent (100%) vested in any account balance under such Plans ("SPA Plan Assets") that is transferred to this Plan.

(c)       A participant's SPA Plan Assets attributable to Company Contributions, Payroll Reduction Contributions, Regular Employee Contributions, and Rollover Contributions (as defined in the SPA Thrift Plan) shall be credited to subaccounts under the Company Matching Contribution Account, Pre-Tax Contribution Account, After-Tax Contribution Account and Rollover Account, respectively, and SPA Plan Assets attributable to Payroll Reduction Contributions (as defined in the SPA Supplemental Retirement Plan) shall be credited to subaccounts under the After-Tax Contribution Account.

(d)       Benefits previously forfeited under the SPA Plans will not be restored under this Plan, except to the extent required by applicable law.

(e)       In-service withdrawals and loans from a Participant's SPA Plan Assets shall be available pursuant to the applicable provisions for withdrawals and loans under this Plan. Any withdrawals or loans made under this Plan shall be funded by reducing the Participant's Accounts in accordance with the applicable provisions of Articles IX and X. The amounts attributable to SPA Plan Assets shall be the last amounts deducted from each such Account, unless the Administrative Committee determines otherwise.

(f)       Except as otherwise provided, SPA Plan Assets transferred to this Plan shall be held and distributed in accordance with the provisions of this Plan as amended from time to time.

B.5	Johnson & Higgins.

(a)       Employees who were participants in the Johnson & Higgins Cash Accumulation Plan ("J&H Plan") shall be eligible to become Participants in this Plan on January 1, 1998. Any other former employee of Johnson & Higgins who is not a Participant in this Plan shall be eligible to become a Participant in this Plan when he/she meets the age and service requirements of this Plan as in effect from time to time thereafter.

(b)       Assets in accounts of employees who were participants in the J&H Plan shall be merged into the Trust for this Plan effective May 28, 1999 or as soon thereafter as practicable.

(c)       Upon the merger of the J&H Plan with this Plan, the accounts of the participants in the J&H Plan (the "J&H Plan Accounts") shall be merged into accounts established under this Plan as follows (and each such participant in the J&H Plan shall become a Participant): the balances of each Participant's Employer Matching Account and Supplemental Employer Contribution Account (as defined in the J&H Plan) shall be credited to subaccounts under the Company Matching Contribution Account; the balances of each Participant's Elective Deferral Account (as defined in the J&H Plan) shall be credited to a subaccount under the Pre-Tax Contribution Account; the balances of each Participant's Matched After-Tax Account, Unmatched After-Tax Account, Pre-1987 Voluntary Investment Program Account and Post-1986 Voluntary Investment Program Account (as defined in the J&H Plan) shall be credited to subaccounts under the After- tax Contribution Account; and rollover contributions to the J&H Plan shall be credited to the Participant's Rollover Account.

(d)       To the extent that a Participant in the J&H Plan is not fully vested in the value of his or her J&H Plan Accounts at the time of that plan's merger with this Plan, his or her nonforfeitable interest in the value of such Accounts shall continue to be determined under the terms of the J&H Plan as in effect immediately prior to such merger. For this purpose, a Participant's Service under this Plan shall be treated as a "Period of Service" under the J&H Plan if such Participant was an Employee on January 1, 1998.

(e)       In-service withdrawals and loans from a Participants' J&H Plan Accounts shall be available pursuant to the applicable provisions for withdrawals and loans under this Plan. Any withdrawals or loans made under this Plan shall be funded by reducing the Participants' Accounts in accordance with the applicable provisions of Articles IX and X. The amounts attributable to J&H Plan Accounts shall be the first amounts deducted from each such Account, unless the Administrative Committee determines otherwise.

(f)       J&H Plan Accounts shall be held and distributed in accordance with the provisions of Articles VII and IX.

(g)       To the extent protected by Section 411(d) of the Code, a J&H participant who terminated employment prior to January 1, 1998 shall have the right to defer payment of his or her J&H Account until attainment of age 70½.

B.6	CODA, Inc.

Notwithstanding any other provision of the Plan, any employee of CODA, Inc. participating in the CODA, Inc. 401(k) Retirement and Savings Plan (the "CODA Plan") immediately prior to its date of acquisition shall become a Participant in this Plan effective as of January 1, 1999 and will be credited under this Plan for prior accrued service for purposes of determining eligibility and vesting under this Plan. Assets in accounts under the CODA Plan shall be merged and transferred into the trust under this Plan effective as soon as practicable following receipt of a favorable determination letter from the Internal Revenue Service for recent statutory changes effective prior to January 1, 2002.

B.7	Kirke-Van Orsdel, Inc. ("KVI").

Notwithstanding any other provision of the Plan, any employee of Kirke-Van Orsdel, Inc. participating in the Kirke-Van Orsdel, Inc. Employees' Profit Sharing and 401(k) Plan (the "KVI Plan") immediately prior to its date of acquisition shall become a Participant in this Plan effective as of January 1, 1999 and will be credited under this Plan for prior accrued service for purposes of determining eligibility, vesting and with Years of Participation under this Plan.

Assets in accounts under the KVI Plan shall be merged and transferred into the trust under this Plan effective as soon as practicable following receipt of a favorable determination letter from the Internal Revenue Service for recent statutory changes effective prior to January 1, 2002.

B.8	Johnson & Higgins/Kirke-Van Orsdel, Inc. ("J&H/KVI").

Notwithstanding any other provision of the Plan, any employee of Johnson & Higgins/Kirke-Van Orsdel, Inc. participating in the J&H/KVI Profit Sharing Plan immediately prior to its date of acquisition shall become a Participant in this Plan effective as of January 1, 1999 and will be credited under this Plan for prior accrued service for purposes of determining eligibility, vesting and Years of Participation under this Plan. Assets in accounts under the J&H/KVI Profit Sharing Plan shall be merged and transferred into the trust under this Plan effective as soon as practicable following receipt of a favorable determination letter from the Internal Revenue Service for recent statutory changes effective prior to January 1, 2002.

B.9	Corporate Resource Group (Holdings) Limited ("Corporate Resource").

The initial Vesting Service Date of each individual who was employed in the United States, if any, and who becomes an Employee of William M. Mercer, Inc. by reason of the acquisition (pursuant to a purchase agreement dated November 28, 1998) of certain business theretofore conducted by Corporate Resource shall be the first day of the month coincident with or immediately preceding his or her most recent date of hire by such business, as communicated to the Administrative Committee by Corporate Resource. If any individuals exist, such individual's Vesting Service Date shall be subject to future adjustment in accordance with the provisions of Article VII of the Plan.

B.l0       Health Benefits America ("Health Benefits").

The initial Vesting Service Date of each individual who was employed in the United States, if any, and who becomes an Employee of William M. Mercer, Inc. by reason of the acquisition (pursuant to a purchase agreement having its closing date on February 12, 1999) of certain business theretofore conducted by Health Benefits shall be the first day of the month coincident with or immediately preceding his or her most recent date of hire by such business, as communicated to the Administrative Committee by Health Benefits. Such Vesting Service Date shall be subject to future adjustment in accordance with the provisions of Article VII of the Plan.

B.11	Montgomery & Collins ("Montgomery").

The initial Vesting Service Date of each individual who was employed in the United States, if any, and who becomes an Employee of Seabury & Smith by reason of the acquisition (pursuant to a purchase agreement dated May 19, 1999) of certain business theretofore conducted by Montgomery shall be the first day of the month coincident with or immediately preceding his or her most recent date of hire by such business, as communicated to the Administrative Committee by Montgomery. If any individuals exist, such individual's Vesting Service Date shall be subject to future adjustment in accordance with the provisions of Article VII of the Plan.

B.12	National Benefits Group ("National Benefits").

The initial Vesting Service Date of each individual who becomes an Employee of William M. Mercer, Inc. by reason of the acquisition (pursuant to a purchase agreement dated February 28,

2000) of certain business theretofore conducted by National Benefits shall be the first day of the month coincident with or immediately preceding his or her most recent date of hire by such business, as communicated to the Administrative Committee by National Benefits. Such individual's Vesting Service Date shall be subject to future adjustment in accordance with the provisions of Article VII of the Plan.

B.13	Sedgwick James, Inc.

Notwithstanding any other provision of the Plan, any employee of Sedgwick James, Inc. participating in the Sedgwick Savings and Investment Plan ("SISP") immediately prior to its date of acquisition by J&H/Marsh & McLennan shall become a Participant in this Plan effective as of January 1, 2000 and will be credited under this Plan for prior accrued service for purposes of determining eligibility, vesting and Years of Participation under this Plan. Assets in accounts under the SISP shall be merged and transferred into the trust under this Plan effective as soon as practicable following receipt of a favorable determination letter from the Internal Revenue Service for recent statutory changes effective prior to January 1, 2002.

B.l4       KPMG Peat Marwick ("KPMG").

The initial Vesting Service Date of each individual who becomes an Employee of William M. Mercer, Inc., by reason of the acquisition (pursuant to asset purchase agreement dated September 18, 1998) of certain business theretofore conducted by KPMG shall be the first day of the month coincident with or immediately preceding his or her most recent date of hire by KPMG, as communicated to the Administrative Committee by KPMG. Such Vesting Service Date shall be subject to future adjustment in accordance with Article VII of the Plan.

B.15	Eager & Associates ("Eager").

The initial Vesting Service Date of each individual who becomes an Employee of William M. Mercer Companies by reason of the acquisition (pursuant to an asset purchase agreement dated September 14, 1998) of certain business theretofore conducted by Eager shall be the first day of the month coincident with or immediately preceding his or her most recent date of hire by Eager, as communicated to the Administrative Committee by KPMG. Such Vesting Service Date shall be subject to future adjustment in accordance with Article VII of the Plan.

B.16	RSI Consulting ("RSI").

Notwithstanding any other provision of this Plan, any employee of RSI participating in the RSI 401(k) Plan on December 31, 2001 and who became an Employee of a Participating Company on January 1, 2002 and who completes an Hour of Service on or after January 1, 2002 shall be eligible to become a Participant in this Plan as of January 1, 2002 or such later date determined by the Company Representative and will be credited under this Plan with prior accrued service for purposes of determining eligibility and vesting.

B.17	Shore & Azimov.

Notwithstanding any other provision of this Plan, any employee of Shore & Azimov on September 11, 2000 who becomes an Employee of a Participating Company as a result of the acquisition of Shore & Azimov and a Participant in this Plan on or after September 15, 2000 shall be credited under this Plan with prior accrued service for eligibility and vesting from the first day of the month containing the Participant's most recent date of hire.

B.18	SCA Consulting.

Notwithstanding any other provision of this Plan, any employee of SCA Consulting on October 5, 2001 who becomes an Employee of a Participating Company as a result of the acquisition of SCA Consulting and a Participant in this Plan on or after October 15, 2000 shall be credited under this Plan with prior accrued service for eligibility and vesting from the first day of the month containing the Participant's most recent date of hire.

B.19	Rockefeller Risk Advisers.

Notwithstanding any other provision of this Plan, any employee of Rockefeller Risk Advisers ("RRA") on September 26, 2002 who becomes an Employee of a Participating Company on September 27, 2002 and a Participant in this Plan on or after October 1, 2002 shall be credited under this Plan with prior accrued service for eligibility and vesting from his or her earliest date of hire with RRA or any entity previously affiliated with RRA.

B.20	CentreLink.

(a)       An Employee of CentreLink is eligible to commence participation on September 16, 2004. Any employee of CentreLink on September 15, 2004 who becomes an Employee of a Participating Company on September 16, 2004 and a Participant in this Plan on or after September 16, 2004 shall be credited under this Plan with prior accrued service for purposes of eligibility and vesting from their most recent date of hire with CentreLink or any entity previously affiliated with CentreLink, but shall receive no prior credit for Years of Participation.

(b)       Assets in the accounts of current and former employees of CentreLink Insurance and Financial Services, Inc. under the CentreLink Insurance and Financial Services 401(k) Plan (the "CentreLink Plan") shall be merged into the Trust of this Plan effective as of February 1, 2010.

(c)       Upon the merger of the CentreLink Plan with this Plan, the accounts of the participants in the CentreLink Plan shall be merged into Accounts established under this Plan as follows (and each such participant who is not a Participant as of the date of the merger shall become a Participant on such date): the balance of each Participant's Employee Pre-tax Account in the CentreLink Plan shall be credited to a sub-account under the Participant's Pre-Tax Contribution Account; the balance of each Participant's Employee Match Account in the CentreLink Plan shall be credited to a sub-account under the Participant's Company Matching Contribution Account;

and the balance of each Participant's Rollover Account in the CentreLink Plan shall be credited to a sub-account in the Participant's Rollover Account.

B.21	CSI.

(a)       An Employee of CSI is eligible to commence participation on January 1, 2005. Any employee of CSI on December 31, 2004 who becomes an Employee of a Participating Company on January 1, 2005 and a Participant in this Plan on or after January 1, 2005 shall be credited under this Plan with prior accrued service with CSI or any entity previously affiliated with CSI for purposes of eligibility and vesting, but shall receive no prior credit for Years of Participation.

(b)       Assets in the accounts of current and former employees of CSI under the Corporate Systems, Inc. 401(k) Plan (the "CSI Plan") shall be merged into the Trust of this Plan effective February 2, 2009 ("Merger Date") or as soon as practicable thereafter.

(c)       Upon the merger of the CSI Plan with this Plan, the accounts of the participants in the CSI Plan shall be merged into Accounts established under this Plan as follows (and each such participant who is not a Participant as of the date of the merger shall become a Participant on such date): the balance of each Participant's Employee Elective Deferral Account (including qualified non-elective contributions) in the CSI Plan shall be credited to a sub-account under the Participant's Pre-Tax Contribution Account (qualified non-elective contributions shall be referred to as "Special Company Contributions" under the Plan); the balances of each Participant's Matching Account in the CSI Plan shall be credited to a sub-account under the Participant's Company Matching Contribution Account; the balance of each Participant's Employer ESOP Merge Account shall be credited to the Participant's "CSI Employer ESOP Merge Account" established for this purpose under the Plan; and the balances of each Participant's Employee Rollover Account and IRA Rollover Account in the CSI Plan shall be credited to a sub-account in the Participant's Rollover Account.

(d)       Notwithstanding the amount of vesting service under the CSI Plan credited to a Participant performing services for a Participating Company on the Merger Date, one Year of Vesting Service shall be added to such Participant's vesting service for purposes of determining the Participant's vested percentage in Participating Company Matching Contributions under Section 7.1.2 of the Plan.

B.22	SynHRgy.

(a)       An Employee of SynHRgy HR Technologies, Inc. ("SynHRgy") is eligible to commence participation on February 1, 2004. SynHRgy Employees on January 31, 2004 who commence participation on or after February 1, 2004 shall be credited with prior accrued service for eligibility commencing with their most recent date of hire with SynHRgy or any entity previously affiliated with SynHRgy, but shall receive no prior credit for Years of Participation. Employees who participated in the SynHRgy HR Technologies, Inc. Retirement Savings Plan (the "SynHRgy Plan") shall at all times be fully (100%) vested in their Company Matching

Contribution Accounts.

(b)       Assets in the accounts of current and former employees of SynHRgy in the SynHRgy Plan shall be merged into the Trust of this Plan effective December 1, 2008 or as soon as practicable thereafter.

(c)       Upon the merger of the SynHRgy Plan with this Plan, the accounts of the participants in the SynHRgy Plan shall be merged into Accounts established under this Plan as follows (and each such participant who is not a Participant as of the date of the merger shall become a Participant on such date): a Participant's Elective Deferrals (referred to in Section 5.1(b) of the SynHRgy Plan) and Safe Harbor Matching Contributions (referred to in Section 5.1(a) of the SynHRgy Plan), adjusted for earnings and losses, shall be credited to sub-accounts in the Participant's Pre-Tax Contribution Account (Safe Harbor Matching Contributions shall be referred to as "Special Company Contributions" under the Plan); a Participant's Discretionary Contributions (referred to in Section 5.1(a) of the SynHRgy Plan) and the Participant's Non-Safe Harbor Matching Contribution Formula 1 Contributions (referred to in Section 5.1(a) of the SynHRgy Plan), adjusted for earnings and losses, shall be credited to sub-accounts in the Participant's Company Matching Contribution Account; and a Participant's Rollover Contribution under the SynHRgy Plan, adjusted for earnings and losses, shall be credited to a sub-account in the Participant's Rollover Account.

B.23	Putnam Employees Transferred to Mercer HR Outsourcing, LLC and Mercer Trust Company.

(a)       Assets of the Putnam Investments Profit Sharing Plan, related to the accounts of participants in the Putnam Plan who transferred from Putnam, LLC or any of its affiliates directly to Mercer HR Outsourcing, LLC (dba Mercer HR Services) or Mercer Trust Company (jointly "MHRS") during the period commencing on January 1, 2005 and ending on November 30, 2005, and who are Employees of MHRS on December 1, 2005 (the "Putnam Transferees"), shall be transferred, effective December 1, 2005, (or in certain instances as soon as administratively practicable after such date) to the Plan.

(b)       Amounts transferred from the Putnam Plan to the Plan consisting of a Putnam Transferee's (i) 401(k) Contributions and Catch-Up Contributions (as such terms are defined in the Putnam Plan) and any earnings thereon and (ii) Deferral Option Contributions (as such term is defined in the Putnam Plan) and any earnings thereon, shall be credited to such Participant's Pre-Tax Contributions Account. Amounts transferred from the Putnam Plan to this Plan consisting of Profit Sharing Contributions (as such term is defined in the Putnam Plan) and earnings thereon shall be credited to a subaccount established on behalf of a Participant under his or her Company Matching Contribution Account. Amounts transferred from the Putnam Plan to this Plan consisting of Voluntary Contributions or Rollover Contributions (as such terms are defined in the Putnam Plan) and earnings thereon, shall be credited to the Participant's After-Tax Contribution Account and Rollover Account, respectively.

(c)       Any outstanding loans transferred to the Plan from the Putnam Plan shall continue to be held and administered on substantially the same terms as those contained in the loan agreement between the Participant and the Putnam Plan, except that the Plan will be substituted as the obligee of the loan.

(d)       A Putnam Transferee's interest in his or her Company Matching Contribution Account shall be fully vested and non-forfeitable upon such Participant's attainment of age fifty-nine and one-half (59-1/2) while employed by a Participating Company or Non-Covered Company.

(e)       Prior to January 1, 2006, the following vesting schedule shall apply to a Putnam Transferee's Company Matching Contribution Account:

Years of Vesting Service	Vested Percentage
Less than 2	0%
2 but less than 3	25%
3 but less than 4	50%
4 but less than 5	75%
5 or more	100%

(f)       If a terminated Putnam Transferee is re-employed before incurring a Period of Severance of five (5) consecutive years, any amount forfeited pursuant to Section 7.1.7(a) shall be restored (without earnings and losses from the date of forfeiture) to such Participant's Company Matching Contribution Account as of such Participant's Re-employment Date and the Participant shall not be required to repay any amount that was distributed to him or her.

B.24	Kroll Inc. (other than TrialGraphix, Inc.).

(a)       Employees who are employed by Kroll Inc. or any of its subsidiaries and affiliates other than TrialGraphix, Inc. or its subsidiaries and affiliates ("Kroll") on December 31, 2007 and who are Eligible Employees on January 1, 2008, shall be eligible to commence participation in the Plan on January 1, 2008 by completing a Contribution Authorization that satisfies the requirements of Section 2.3.

(b)       An Eligible Employee of Kroll on January 1, 2008 who was an Employee of Kroll on November 30, 2007, shall not be subject to the one (1) Year of Service eligibility requirement for Participating Company Matching Contributions provided under Section 3.8 of the Plan.

(c)       An Eligible Employee of Kroll on January 1, 2008 who was an Employee of Kroll on December 31, 2007, shall be immediately and fully vested in any Participating Company Matching Contributions credited to his or her Company Matching Contribution Account under the Plan.

(d)	An Eligible Employee of Kroll who is not described in paragraph (c) above, but who (i)

was an Employee of Kroll prior to January 1, 2008, (ii) either (A) terminated from service with Kroll on or after January 1, 2003 or (B) terminated from service with Kroll prior to January 1, 2003 and has an Account under the Plan established on his or her behalf in connection with the merger of the Kroll Plan (as defined in paragraph (h) below into the Plan and , (iii) is hired or rehired by a Participating Company on or after January 1, 2008, shall be immediately and fully vested in any Participating Company Matching Contributions credited to his or her Company Matching Contribution Account under the Plan as of the date that he or she is hired or rehired by a Participating Company after January 1, 2008.

(e)       An Eligible Employee who was an Employee of Kroll prior to January 1, 2008, shall, to the extent such Eligible Employee is not subject to the special rules otherwise described above in paragraphs (b), (c) and/or (d) of this Section, have all of his or her prior service with Kroll taken into account for purposes of determining whether such Eligible Employee satisfies the one (1) Year of Service eligibility requirement for Participating Company Matching Contributions under Section 3.8 of the Plan and for purposes of calculating his or her Years of Vesting Service under Section 7.1 of the Plan.

(f)       An Eligible Employee of Kroll on January 1, 2008 who was an Employee of Kroll at any time prior to January 1, 2008, shall not be subject to the automatic deferral election provisions of Section 3.1.2.

(g)       All Eligible Employees of Kroll who are not described above shall participate in the Plan in accordance the provisions of the Plan as then in effect.

(h)       Assets in the accounts of current and former employees of Kroll under the Kroll, Inc. 401(k) Retirement Savings Plan (the "Kroll Plan") shall be merged into the Trust of this Plan effective August 1, 2008 or as soon as practicable thereafter.

(i)       Upon the merger of the Kroll Plan with this Plan, the accounts of the participants in the Kroll Plan (the "Kroll Plan Accounts") shall be merged into Accounts established under this Plan as follows (and each such participant who is not a Participant as of the date of the merger shall become a Participant on such date): the balances of each Participant's Employee Pre-Tax Contribution Account, and Employer Qualified Profit Sharing Contributions (as defined in Section 6.3 of the Kroll Plan), and Employer Qualified Matching Contributions (as defined in Section 5.3 of the Kroll Plan) shall be credited to a sub-account under the Participant's Pre-Tax Contribution Account (Employer Qualified Profit Sharing Contributions and Employer Qualified Matching Contributions shall be referred to as "Special Company Contributions" under the Plan); the balances of each Participant's Employer Regular Matching Contributions Account and Employer Regular Profit Sharing Contribution Account shall be credited to a sub-account under the Participant's Company Matching Contribution Account; and the balances of each Participant's Employee Rollover Account shall be credited to a sub-account in the Participant's Rollover Account.

(j)	Notwithstanding the distribution options available to a Participant under Section 7.4.2 of the Plan, any individual who has elected under the Kroll Plan before the merger of the Kroll Plan into the Plan to have his or her benefit under the Kroll Plan distributed to him or her as installment payments that meet the required minimum distributions rules under Section 12.7(f) of the Kroll Plan shall continue to receive such installment payments from the Plan until the Participant makes a new election under Section 7.4.2.

(k)       Effective September 1, 2009, a Contingent Employee employed by a member of the Kroll Group (as such terms were defined in Section 1.27 of the Plan) shall become a Participant in the Plan in accordance with the provisions of Section 2.1.3 and Section 2.3 of the Plan.

(l)       Any Contingent Employee employed by a member of the Kroll Group on September 1, 2009 shall be deemed to be a newly hired Eligible Employee on September 1, 2009, for purposes of the automatic enrollment provisions of Section 3.1.2 of the Plan. Any Contingent Employee newly hired by a member of the Kroll Group after September 1, 2009 shall treated in the same manner under the provisions of Section 3.1.2 of the Plan as an Eligible Employee of any other Participating Company is treated.

(m)       Effective as of the closing date of the divestiture (the "Divestiture Date") of Kroll through the acquisition of its stock by Altegrity, Inc. (other than Forensic Litigation Consulting LLC which shall remain an Affiliate of the Company and Participating Company in the Plan), the vested percentage under Section 7.1.2 of the Plan of the Company Matching Contribution Account of an active Eligible Employee of Kroll as of the Divestiture Date shall be 100%.

(n)       The vested percentage under Section 7.1.2 of the Plan of the Company Matching Contribution Account of any Eligible Employee of Kroll who (1) is on short-term disability leave on the Divestiture Date, (2) becomes an Eligible Employee of the Company on the Divestiture Date, and (3) is transferred to and employed by Altegrity, Inc. immediately following the termination date of his or her short-term leave of absence with the Company, shall be 100%, effective as of the date that such Eligible Employee becomes employed by Altegrity, Inc.

(o)       Participants described in paragraphs (m) or (n) above who have outstanding Loan balances under the Plan may, in accordance with such rules, guidelines and/or procedures as may be adopted by the Loan Administrator, roll over such notes in a Direct Rollover (as such term is defined in Section 7.13.2(a) of the Plan) to an Eligible Retirement Plan (as such term is defined in Section 7.13.2(c) of the Plan) sponsored by Altegrity, Inc.; provided, however, that such Eligible Retirement Plan accepts such notes, becomes the obligee of the Loans and agrees to administer the Loans in accordance with substantially similar terms as those contained in the loan agreement between the Participant and the Plan.

(p)       For purposes of paragraphs (m), (n) and (o) above, "Kroll" shall include TrialGraphix, Inc.

B.25	TrialGraphix, Inc.

(a)       Employees who are employed by TrialGraphix, Inc. or any of its subsidiaries and affiliates other than Kroll ("TrialGraphix") on December 31, 2007 and who are Eligible Employees on January 1, 2008, shall be eligible to commence participation in the Plan on January 1, 2008 by completing a Contribution Authorization that satisfies the requirements of Section 2.3.

(b)       An Eligible Employee who was an Employee of TrialGraphix prior to January 1, 2008, shall have all of his or her prior service with TrialGraphix taken into account for purposes of determining whether such Eligible Employee satisfies the one (1) Year of Service eligibility requirement for Participating Company Matching Contributions under Section 3.8 of the Plan and for purposes of calculating his or her Years of Vesting Service under Section 7.1 of the Plan.

(c)       An Eligible Employee of TrialGraphix on January 1, 2008 who was an Employee of TrialGraphix at any time prior to January 1, 2008, shall not be subject to the automatic deferral election provisions of Section 3.1.2.

(d)       Assets in the accounts of current and former employees of TrialGraphix under the TrialGraphix, Inc. 401(k) Savings Plan (the "TrialGraphix Plan") shall be merged into the Trust of this Plan effective February 2, 2009 or as soon as practicable thereafter.

(e)       Upon the merger of the TrialGraphix Plan with this Plan, the accounts of the participants in the TrialGraphix Plan shall be merged into Accounts established under this Plan as follows (and each such participant who is not a Participant as of the date of the merger shall become a Participant on such date): the balance of each Participant's Employee Deferral Account (including qualified non-elective contributions) in the TrialGraphix Plan shall be credited to a sub-account under the Participant's Pre-Tax Contribution Account (qualified non-elective contributions shall be referred to as "Special Company Contributions" under the Plan); the balances of each Participant's Employer Matching Account and Profit Sharing Account in the TrialGraphix Plan shall be credited to a sub-account under the Participant's Company Matching Contribution Account; and the balance of each Participant's Rollover Account in the TrialGraphix Plan shall be credited to a sub-account in the Participant's Rollover Account.

(f)       Notwithstanding the amount of vesting service under the TrialGraphix Plan credited to a Participant performing services for a Participating Company on the Merger Date, one Year of Vesting Service shall be added to such Participant's vesting service for purposes of determining the Participant's vested percentage in Participating Company Matching Contributions under Section 7.1.2 of the Plan.

B.26	Factual Data Corp.

(a)       Assets in the accounts of current and former employees of Factual Data Corp. ("Factual Data") under the Factual Data 401(k) Retirement Benefit Plan (the "Factual Data Plan") shall be merged into the Trust of this Plan effective August 1, 2008 or as soon as practicable thereafter.

(b)       Upon the merger of the Factual Data Plan with this Plan, the "Accounts" (as defined in the Factual Data Plan) of the participants in the Factual Data Plan shall be merged into Accounts established under this Plan as follows (and each such participant who is not a Participant as of the date of the merger shall become a Participant on such date): a Participant's Elective Deferral Contributions and Qualified Nonelective Contributions (as defined in Section 1.02 of the Factual Data Plan), adjusted for earnings and losses, shall be credited to sub-accounts in the Participant's Pre-Tax Contribution Account (Qualified Nonelective Contributions shall be referred to as "Special Company Contributions" under the Plan); a Participant's Matching Contributions (as defined in Section 1.02 the Factual Data Plan), adjusted for earnings and losses, shall be credited to sub-accounts in the Participant's Company Matching Contribution Account; and a Participant's Rollover Contribution (as defined in Section 1.02 of the Factual Data Plan), adjusted for earnings and losses, shall be credited to a sub-account the Participant's Rollover Account.

(c)       Notwithstanding Section 7.1.7(c) of the Plan to the contrary, any Participant described in this Section B.26 who terminated from employment with Factual Data from August 1, 2003 through December 31, 2007 and received a distribution of the vested portion of his or her Matching Contributions (as described in paragraph (b)) shall have any forfeiture restored if such Participant repays to the Plan in a single payment an amount equal to his or her Matching Contributions that had been distributed to him or her before the earlier of end of (i) five (5) years after he or she is re-employed by a Participating Company as an Eligible Employee or (ii) a Period of Severance of five (5) consecutive years commencing with his or her termination of employment with Factual Data.

B.27	InfoLink Screening Services, Inc.

(a)       Assets in the accounts of current and former employees of InfoLink Screening Services, Inc. ("InfoLink") under the InfoLink Employees' 401(k) Plan and Trust (the "InfoLink Plan")shall be merged into the Trust of this Plan effective December 1, 2008 or as soon as practicable thereafter.

(b)       Upon the merger of the InfoLink Plan with this Plan, the accounts of the participants in the InfoLink Plan shall be merged into Accounts established under this Plan as follows (and each such participant who is not a Participant as of the date of the merger shall become a Participant on such date): a Participant's Elective Account (as defined in Section 1.46 of the InfoLink Plan) shall be credited to a sub-account in the Participant's Pre-Tax Contribution Account; a Participant's Account (as defined in Section 1.43 of the InfoLink Plan) shall be credited to a sub- account in the Participant's Company Matching Contribution Account; and a Participant's Transfer/Rollover Account (as defined in Section 1.47 of the InfoLink Plan) shall be credited to a sub-account in the Participant's Rollover Account.

(c)       Notwithstanding the provisions of Section 7.1 of the Plan, any Participant included in paragraph (b) who did not terminate his or her employment with InfoLink prior to its acquisition by Kroll, Inc. shall be fully (100%) vested in his or her Company Matching Contribution Account.

(d)       A Participant described in paragraph (b) who (1) is not an Eligible Employee on December 1, 2008, (2) does not qualify for full vesting under paragraph (c) and is not otherwise fully vested in the InfoLink Plan sub-account in his or her Company Matching Contribution Account, shall, if he or she is employed by a Participating Company or Non-Covered Company prior to forfeiting the amount credited to such sub-account, become vested in the amount credited to his or her sub-account at the rate of twenty percent (20%) per Year of Service starting with his or her second completed Year of Service. For purposes of this paragraph (d) all Years of Service with InfoLink and Years of Service with a Participating Company or Non- Covered Company shall be taken into account.

B.28	Vogon International, LLC.

(a)       Assets in the accounts of current and former employees of Vogon International, LLC ("Vogon") under the Vogon International, LLC Retirement Plan (the "Vogon Plan") shall be merged into the Trust of this Plan effective December 1, 2008 or as soon as practicable thereafter.

(b)       Upon the merger of the Vogon Plan with this Plan, a Participant's 401(k) Salary Deferral Account (as described in Section 5.2 of the Vogon Plan) shall be credited to a sub-account in the Participant's Pre-Tax Contribution Account and a Participant's Prior Plan Account (as described in Sections 2.62 and 16.5 of the Vogon Plan) shall be credited to a sub-account in the Participant's Rollover Account.

B.29	Harbour & Associates, Inc.

Notwithstanding any other provision of this Plan, any employee of Harbour & Associates, Inc. ("Harbour") on December 31, 2007 who becomes an Employee of a Participating Company on January 1, 2008 and a Participant in this Plan on or after January 1, 2008 shall be credited under this Plan with prior accrued service for eligibility and vesting from his or her most recent date of hire with Harbour or any entity previously affiliated with Harbour.

B.30	Celent LLC.

Notwithstanding any other provision of this Plan, any employee of Celent LLC ("Celent") on January 31, 2008 who becomes an Employee of a Participating Company on February 1, 2008 and a Participant in this Plan on or after February 1, 2008 shall be credited under this Plan with prior accrued service for eligibility and vesting from his or her most recent date of hire with Celent or any entity previously affiliated with Celent.

B.31	ChapterHouse, LLC.

Notwithstanding any other provision of this Plan, any employee of ChapterHouse, LLC ("ChapterHouse") on July 24, 2008 who becomes an Employee of a Participating Company on August 1, 2008 and a Participant in this Plan on or after August 1, 2008 shall be credited under this Plan with prior accrued service for eligibility and vesting from his or her most recent date of hire with ChapterHouse or any entity previously affiliated with ChapterHouse.

B.32	John B. Collins Associates, Inc.

(a)       Notwithstanding any other provision of the Plan, any employee of John B. Collins Associates, Inc. ("Collins") on the date on which a Participating Company completes its acquisition of the stock of Collins (the "Collins Closing Date"), who becomes an Eligible Employee of a Participating Company on the Collins Closing Date, shall be credited under this Plan with prior accrued service for eligibility and vesting from his or her most recent date of hire with Collins or any entity previously affiliated with Collins and shall become a Participant in the Plan when he or she meets the age and service requirements of the Plan; provided, however, that in no event may any such Eligible Employee become a Participant in the Plan prior to May 1, 2009. Any other former employee of Collins shall become a Participant in this Plan when he or she meets the age and service requirements of this Plan as in effect from time to time; provided, however, that in no event no may such individual become a Participant in this Plan prior to May 1, 2009.

(b)       Notwithstanding paragraph (a) above, for purposes of the automatic enrollment provisions of Section 3.1.2 of the Plan, any employee of Collins on the Collins Closing Date whose original date of hire with Collins was on or after January 1, 2006 shall be deemed a newly hired Eligible Employee on May 1, 2009.

(c)       Assets (other than loans) credited to the accounts of participants in the Collins Salary Savings Plan (the "Collins Plan") that are directly rolled over from the Collins Plan to this Plan as Rollover Distributions, as authorized by an Eligible Employee pursuant to Section 3.3 of the Plan, shall be credited to one or more Accounts established under this Plan for such individual and shall be held and distributed in accordance with such procedures as the Administrative Committee shall deem necessary or desirable pursuant to Section 3.3.

(d)      Notwithstanding the procedures adopted by the Administrative Committee under Section 3.3 of the Plan in connection with Rollover Distributions, if (1) an Eligible Employee's account under the Collins Plan is credited with a loan that is outstanding on the Collins Closing Date and such loan remains outstanding on the date the rollover is requested, (2) such Eligible Employee elects a direct rollover to the Plan of his or her distribution from the Collins Plan during a period of time that begins no earlier than the date on which such Eligible Employee receives a direct rollover notice from the Collins Plan pursuant to Section 402(f) of the Code and ends no later than the date set by the Loan Administrator of the Plan, (3) such election includes a request for a direct rollover of any note representing the balance of any outstanding loan held in such Eligible Employee's account under the Collins Plan at the time of such rollover election, (4) such Eligible Employee agrees to substitute the Plan as the obligee under such loan and related note, (5) such Eligible Employee grants the Plan an assignment, as collateral security, of one-half (1/2) of the value of the Eligible Employee's vested Account balance, and (6) the direct rollover satisfies such other conditions and amortization schedules established by the Loan Administrator for any such loan, then such Eligible Employee shall be permitted to include any such loan(s) from the Collins Plan in his or her Rollover Distribution which shall be accepted by the Loan Administrator and held by the Trustee as an asset of the Trust. Any loan that is directly rolled over to the Plan by an Eligible Employee pursuant to this Section B.32 shall be included in the loan limitation under Section 10.1.1 of the Plan.

B.33	Provisions for Acquired or Merged Businesses.

Effective January 1, 2011, benefits of the employees of the acquired or merged businesses shall be determined, except as otherwise specifically provided below, as follows:

(a)       Provisions for Acquisitions Occurring on or after January 1, 2011 and prior to November 14, 2014. Benefits of the employees of acquired or merged businesses occurring on or after January 1, 2012 and prior to November 14, 2014 shall be determined, except as otherwise specifically provided below, as follows:

(i)       Merger or Stock Acquisition. All credited service of an Eligible Employee with an Acquired Company that relates to services performed by such Eligible Employee for such Acquired Company prior to the date that the Acquired Company was merged into, consolidated with, or acquired in any other form of stock acquisition by the Company or any other Participating Company, shall be taken into account under the Plan for purposes of determining the Eligible Employee's "Years of Vesting Service" (as defined in Section 7.1.9(f)) and eligibility to receive Participating Company Matching Contributions and MMC Fixed Company Contributions.

(ii)       Other Acquisitions. If an Acquired Company is acquired by the Company or any other Participating Company in an asset acquisition or any other manner not described in paragraph (a)(i) above, an Eligible Employee who is hired or rehired on the date of such acquisition by the Company or any other Participating Company shall have his or her credited service with the Acquired Company, as measured from the Eligible Employee's most recent date of hire or rehire with such Acquired Company, taken into account under the Plan for purposes of determining the Eligible Employee's "Years of Vesting Service" (as defined in Section 7.1.9(f)) and eligibility to receive Participating Company Matching Contributions and MMC Fixed Company Contributions.

(iii)       Enrollment. An Eligible Employee described in paragraph (a)(i) or paragraph (a)(ii) above shall commence participation in the Plan upon the completion (or deemed completion) and implementation of his or her Contribution Authorization (or, if earlier, the date on which an MMC Fixed Company Contribution is contributed to the Plan on his or her behalf). The Contribution Authorization shall be effective commencing with the first day of the first pay period for which it can be given effect under the administrative procedures established by the Administrative Committee.

(b)       Provisions for Acquisitions Occurring on or after November 14, 2014. Benefits of the employees of acquired or merged businesses occurring on or after November 14, 2014 shall be determined, except as otherwise specifically provided below, as follows:

(i)       Merger or Stock Acquisition. If an Acquired Company is acquired by the Company or any other Participating Company in a merger, consolidation, or any other form of stock acquisition, an Eligible Employee who immediately prior to such acquisition was employed by the Acquired Company shall have his or her credited service with the Acquired Company, as measured from the Eligible Employee's most recent date of hire or rehire with such Acquired Company, taken into account under the Plan for purposes of determining the Eligible Employee's "Years of Vesting Service" (as defined in Section 7.1.9(f)) and eligibility to receive Participating Company Matching Contributions and MMC Fixed Company Contributions.

(ii)       Other Acquisitions. If an Acquired Company is acquired by the Company or any other Participating Company in an asset acquisition or any other manner not described in paragraph (b)(i) above, an Eligible Employee who is hired or rehired on the date of such acquisition by the Company or any other Participating Company shall have his or her credited service with the Acquired Company, as measured from the Eligible Employee's most recent date of hire or rehire with such Acquired Company, taken into account under the Plan for purposes of determining the Eligible Employee's "Years of Vesting Service" (as defined in Section 7.1.9(f)) and eligibility to receive Participating Company Matching Contributions and MMC Fixed Company Contributions.

(iii)       Enrollment. An Eligible Employee described in paragraph (b)(i) or paragraph (b)(ii) above shall commence participation in the Plan upon the completion (or deemed completion) and implementation of his or her Contribution Authorization (or, if earlier, the date on which an MMC Fixed Company Contribution is contributed to the Plan on his or her behalf). The Contribution Authorization shall be effective commencing with the first day of the first pay period for which it can be given effect under the administrative procedures established by the Administrative Committee.

B.34	Seabury & Smith, Inc. Business Process Outsourcing Employees.

(a)       Effective on the closing date ("Closing Date") of the sale of assets relating to the business process outsourcing business of Seabury & Smith, Inc. (the "Seabury Outsourcing Business"), pursuant to the Asset Purchase Agreement dated as of July 27, 2012, by and between Seabury & Smith, Inc. and McCamish Systems, LLC ("McCamish"), the vested percentage under Section

7.1.2 of the Plan of the Company Matching Contribution Account of any active Eligible Employee of the Seabury Outsourcing Business who accepts employment with McCamish on or prior to the Closing Date shall be 100%.

(b)       The vested percentage under Section 7.1.2 of the Plan of the Company Matching Contribution Account of any Eligible Employee of the Seabury Outsourcing Business (i) who is on short-term disability leave of absence on the Closing Date (ii) whose total period of short-

term disability leave of absence does not exceed six months (counting periods both before and after the Closing Date), and (iii) who becomes employed by McCamish upon the completion of his or her short-term leave of absence, shall be 100%, effective as of the date that such Eligible Employee becomes employed by McCamish.

B.35       Acquisition by Transamerica of Mercer Defined Contribution Administration Business.

(a)       Effective December 31, 2015 (the closing date of the acquisition by Transamerica Retirement Solutions, LLC ("Transamerica") of the Mercer defined contribution record keeping and benefits administration services business), the vested percentage under Section 7.1.2 of the Plan of the Company Matching Contribution Account of any Eligible Employee of Mercer HR Services, LLC who (i) is actively employed by Mercer HR Services, LLC in the Mercer defined contribution record keeping and benefits administration services business through December 31, 2015 and (ii) is transferred to Transamerica on January 1, 2016, shall be one hundred percent (100%).

(b)       The vested percentage under Section 7.1.2 of the Plan of the Company Matching Contribution Account of any Eligible Employee of Mercer HR Services, LLC who (i) is on maternity or paternity leave, leave under the Family Medical Leave Act of 1993, approved personal leave, or short-term disability or medical leave from the Mercer defined contribution record keeping and benefits administration services business of Mercer HR Services, LLC on December 31, 2015, (ii) continues to be employed by Mercer HR Services, LLC for the duration of such leave, and (iii) is transferred to and employed by Transamerica immediately following the termination of such leave with Mercer HR Services, LLC, shall be one hundred percent (100%), effective as of the date that such Eligible Employee becomes employed by Transamerica.

(c)       Participants described in paragraphs (a) or (b) above who have outstanding Loan balances under the Plan may, in accordance with such rules, guidelines and/or procedures as may be adopted by the Loan Administrator, roll over such notes in a Direct Rollover (as such term is defined in Section 7.13.2(a) of the Plan) to an Eligible Retirement Plan (as such term is defined in Section 7.13.2(c) of the Plan) sponsored by Transamerica; provided, however, that such Eligible Retirement Plan accepts such notes, becomes the obligee of the Loans and agrees to administer the Loans in accordance with substantially similar terms as those contained in the loan agreement between the Participant and the Plan.

APPENDIX C

LEASED EMPLOYEES

C.1	Definitions.

Effective for Plan Years beginning January 1, 1997, the term "Leased Employee" means any person (a) who performs or performed services for a Participating Company or Non-Covered Company (hereinafter referred to as the "Recipient") pursuant to an agreement between the Recipient and any other person (hereinafter referred to as the "Leasing Organization"), (b) who has performed such services for the Recipient (including persons related to the Recipient within the meaning of Section 144(a)(3) of the Code) on a substantially full-time basis for a period of a least one (1) year, and (c) whose services are performed under primary direction or control by the Recipient.

C.2	Treatment of Leased Employees.

For purposes of this Plan, a Leased Employee shall be treated as an Employee who is not an Eligible Employee, whose service for the Recipient (including service during the one-year period referred to in Section C.01) is to be taken into account in determining compliance with the service requirements of the Plan relating to participation and vesting. However, the Leased Employee shall not be entitled to share in contributions (or forfeitures applied in lieu thereof) under the Plan with respect to any service or compensation attributable to the period during which he/she is a Leased Employee, and shall not be eligible to become a Participant eligible to receive contributions under the Plan unless and except to the extent that he/she shall at some time, either before or after his or her service as a Leased Employee, qualify as an Eligible Employee without regard to the provisions of this Appendix C (in which event, status as a Leased Employee shall be determined without regard to clause (b) of Section C.01, to the extent required by applicable law). A Participant who becomes a Leased Employee shall not be treated as having had a Termination of Employment under Section 7.2.

C.3	Exception for Employees Covered by Plans of Leasing Organizations.

Section C.02 shall not apply to any Leased Employee if the employee is covered by a money purchase pension plan of the Leasing Organization meeting the requirements of Section 414(n)(5) of the Code and Leased Employees do not constitute more than twenty percent (20%) of the aggregate "nonhighly compensated workforce," as defined in Section 414(n)(5)(C)(ii) of the Code, of all Participating Companies and Non-Covered Companies.

C.4	Construction.

The purpose of this Appendix C is to comply with the provisions of Section 414(n) of the Code.

C-1

All provisions of this Appendix C shall be construed consistently therewith, and, without limiting the generality of the foregoing, no individual shall be treated as a Leased Employee except as required under Section 414(n) of the Code.

C-2

APPENDIX D

ELIMINATION OF EXTENDED PAYMENT OPTIONS

Optional Form of Payment	Effective Date of Elimination
All forms of payment inconsistent with those currently payable under SIP, including all life annuities and all inconsistent installment options.	Effective as of August 1, 2002 for SIP and Plans merged into SIP, including: KVI Plan Sedgwick SIP J&H/KVI Plan

Except to the extent otherwise specified, all forms of payment under a Merged Plan which are inconsistent with the forms of payment permitted under this Plan shall be eliminated prospectively as of the date of merger into this Plan.

{00395620-6} D-1

D-1

FIRST AMENDMENT

TO THE JANUARY 1, 2017 AMENDED AND RESTATED

MARSH & MCLENNAN COMPANIES 401(k) SAVINGS

& INVESTMENT PLAN

WHEREAS, Marsh & McLennan Companies, Inc. (the "Company") amended and restated the Marsh & McLennan Companies 401(k) Savings & Investment Plan (the "Plan") effective January 1, 2017;

WHEREAS, pursuant to Section 13.1 of the Plan, the Company has reserved the right to amend the Plan by action of its Board of Directors or, if and to the extent the amendment: (i) is necessary to qualify and maintain qualification of the Plan or to obtain and maintain an exemption for the Trust Fund under Sections 401 and 501 of the Code; (ii) is otherwise required by applicable law; or (iii) would reasonably be expected to have no more than a de minimis effect on the Company, then by the Company Representative;

WHEREAS, Dovetail Insurance Corporation ("Dovetail") is currently a Participating Company under the Plan;

WHEREAS, certain Participants under the Plan will (1) be separated from employment with Dovetail on or about April 21, 2017 and (2) become employees of Duck Creek Technologies LLC ("Duck Creek"), an entity that is not affiliated with Dovetail or the Company, on or about April 24, 2017;

WHEREAS, the Company desires to amend the Plan to fully vest the Accounts of Participants who are both (1) separated from employment with Dovetail on or about April 21, 2017 and (2) hired by Duck Creek on or about April 24, 2017;

WHEREAS, it has been determined that the proposed changes to the Plan would be reasonably expected to have no more than a de minimis effect on the Company; and

WHEREAS, Laurie Ledford, Senior Vice President and Chief Human Resources Officer, Marsh & McLennan Companies, Inc. currently is serving as the Company Representative.

NOW, THEREFORE, the Plan is hereby amended, effective on the date set forth below, as follows:

1.       Effective on April 24, 2017, new Section B.36 of the Plan is hereby added to the Plan, immediately following Section B.35 of the Plan, to read in its entirety as follows:

"B.36 Special Rules Regarding Certain Employees of Dovetail Insurance Corporation.

(a)       Effective on April 24, 2017, the Vested Percentage under Section 7.1.2 of the Plan of any Eligible Employee of Dovetail Insurance Corporation ('Dovetail') who is both (i) separated from employment with Dovetail on or about April 21, 2017 and (ii) hired by Duck Creek Technologies LLC on or about April 24, 2017, shall be one hundred percent (100%).

(b)       In connection with the separation from employment with Dovetail, any Participants described in paragraph (a) above who have outstanding Loan balances under the Plan may repay such Loans in accordance with Section 10.4. The amount of any outstanding Loan, plus accrued interest, not so repaid shall thereupon be treated as a distribution to the Participant, and the Trustee shall reduce the value of the Participant's Accounts by that amount."

IN WITNESS WHEREOF, the Company Representative has executed this First Amendment to the Plan on this _20th_ day of April, 2017.

MARSH & McLENNAN COMPANIES, INC.

By:	/s/ Laurie Ledford
Laurie Ledford
Senior Vice President and Chief Human Resources Officer
Marsh & McLennan Companies, Inc.

SECOND AMENDMENT

TO THE JANUARY 1, 2017

AMENDED AND RESTATED

MARSH & MCLENNAN COMPANIES 401(k) SAVINGS

& INVESTMENT PLAN

WHEREAS, Marsh & McLennan Companies, Inc. (the "Company") amended and restated the Marsh & McLennan Companies 401(k) Savings & Investment Plan (the "Plan") effective January 1, 2017;

WHEREAS, pursuant to Section 13.1 of the Plan, the Company has reserved the right to amend the Plan by action of its Board of Directors or, if and to the extent the amendment: (i) is necessary to qualify and maintain qualification of the Plan or to obtain and maintain an exemption for the Trust Fund under Sections 401 and 501 of the Code; (ii) is otherwise required by applicable law; or (iii) would reasonably be expected to have no more than a de minimis effect on the Company, then by the Company Representative;

WHEREAS, the First Amendment to the Plan was adopted by the Company on April 20, 2017;

WHEREAS, the Company desires to amend the Plan in order to (i) allow In-Plan Roth Conversions from Participants' After-Tax Contribution Accounts to new In-Plan Roth Conversion Accounts to be established under the Plan and (ii) provide for rules relating to the treatment of such In-Plan Roth Conversion Accounts;

WHEREAS, it has been determined that the proposed changes to the Plan would be reasonably expected to have no more than a de minimis effect on the Company; and

WHEREAS, Laurie Ledford, Senior Vice President and Chief Human Resources Officer, Marsh & McLennan Companies, Inc. currently is serving as the Company Representative.

NOW, THEREFORE, the Plan is hereby amended, effective on the date set forth below, as follows:

1.            Section 1.1 of the Plan is hereby amended, effective May 31, 2017, to read as follows:

"1.1         'Account' means the detailed record kept of the amounts credited or charged to each Participant or other individual in accordance with the terms hereof which shall consist of one or more of the following: Company Matching Contribution Account, Rollover Account, After-Tax Contribution Account, Pre-Tax Contribution Account, Roth Contribution Account, In-Plan Roth Conversion Account, MMC Fixed Company Contribution Account, Transferred Account and MHRS Plan Account.

Except to the extent otherwise specified, the term 'Account' means all such accounts."

2.            New Section 1.40A of the Plan is hereby added to the Plan, effective May 31, 2017, to read as follows:

"1.40A 'In-Plan Roth Conversion' shall have the meaning set forth in Section 3.3A.1(a)."

3.            New Section 1.40B of the Plan is hereby added to the Plan, effective May 31, 2017, to read as follows:

"1.40B 'In-Plan Roth Conversion Account' means the Account described in Section 3.3A.1(b)."

4.            New Section 3.3A is hereby added to the Plan, effective May 31, 2017, to read as follows:

"3.3A In-Plan Roth Conversions.

3.3	A.1 Definitions Relating to In-Plan Roth Conversions.

(a)	'In-Plan Roth Conversion' means a distribution of all or a portion of a Participant's After-Tax Contribution Account (including any sub-accounts thereto), which is then contributed to the Participant's In-Plan Roth Conversion Account, in accordance with Section 402A(c)(4) of the Code, without removing funds from the Plan. Notwithstanding the foregoing, an In-Plan Roth Conversion shall be permitted only to the extent that the distribution from the After-Tax Contribution Account would qualify as an Eligible Rollover Distribution as defined in Section 7.13.2(d) of the Plan, regardless of whether or not the Participant is eligible for a distribution under Article VII of the Plan.

(b)	'In-Plan Roth Conversion Account' means a separate Account of a Participant (including any sub-accounts thereto) established and maintained to hold any amounts that are distributed from a Participant's After-Tax Contribution Account pursuant to an In-Plan Roth Conversion, as well as the Participant's proportionate share of the Adjustments attributable to such amounts.

3.3	A.2 Rules Relating to In-Plan Roth Conversions.

(a)	Effective May 31, 2017, a Participant may elect to roll over all or a portion of the Participant's After-Tax Contribution Account as an In-Plan Roth Conversion in accordance with this Section 3.3A, whether or not the Participant is eligible for a distribution under Article VII of the Plan.

(b)	For purposes of determining eligibility to make In-Plan Roth Conversions, a Participant's surviving Spouse, or a Participant's Spouse or former Spouse who is the alternate payee under a Qualified Domestic Relations Order, shall be treated as a Participant. A non-Spouse Beneficiary or non- Spouse alternate payee shall not be eligible to make In-Plan Roth Conversions.

(c)	An In-Plan Roth Conversion pursuant to this Section 3.3A shall be irrevocable and irreversible, and such conversion may not be recharacterized in any manner.

(d)	The minimum amount of an In-Plan Roth Conversion shall be the lesser of (i) $1,000 or (ii) 100% of the Participant's After-Tax Contribution Account (taking into account the collective balance of any sub-accounts thereto).

(e)	Amounts in a Participant's In-Plan Roth Conversion Account shall not be an eligible source of funds for a loan under Article X. If the Participant has an outstanding loan balance under the Plan, and such loan balance includes amounts that are attributable to After-Tax Contributions, any such amounts that have not yet been repaid are ineligible for an In-Plan Roth Conversion, and such amounts will become eligible for an In-Plan Roth Conversion at the time of repayment (subject to Section 3.3A.2(i)).

(f)	Amounts in a Participant's In-Plan Roth Conversion Account may be withdrawn by a Participant at any time in accordance with Section 9.2.2 and are otherwise distributable in accordance with Article VII.

(g)	Amounts in a Participant's In-Plan Roth Conversion Account shall be taken into account when determining whether the vested portion of the Current Balance of a Participant's Account exceeds $1,000 for purposes of Section 7.8.

(h)	Except as otherwise permitted under Section 411(d)(6) of the Code and the Treasury Regulations thereunder, all applicable 'optional forms of benefit' (within the meaning of Section 411(d)(6)(B)(ii) of the Code and Treasury Regulations thereunder) shall continue to apply with respect to any amounts that are rolled over to an In-Plan Roth Conversion Account pursuant to an In-Plan Roth Conversion.

(i)	The Participant's election of an In-Plan Roth Conversion shall be subject to the rules, guidelines, programs or procedures that the Administrative Committee may adopt from time to time, including (but not limited to) rules that limit the number of In-Plan Roth Conversions that a Participant may elect in any calendar year, and such rules, guidelines, programs and/or or procedures shall be applied by the Administrative Committee on a uniform and nondiscriminatory basis to all Participants.

3.3	A.3 Taxation of In-Plan Roth Conversions.

(a)	If a Participant elects an In-Plan Roth Conversion under this Section 3.3A, there shall be included in the Participant's gross income, in the year of the In-Plan Roth Conversion, any amount which would be includible were it not part of a qualified rollover contribution permitted under Section 402A(c)(4) of the Code.

(b)	The Administrative Committee will maintain such records as are necessary for the proper reporting of In-Plan Roth Conversions and will administer the In-Plan Roth Conversion Accounts in accordance with the Code, Internal Revenue Service guidance and Plan provisions."

5.            The last sentence of Section 3.4.2 of the Plan is hereby amended, effective May 31, 2017, to read as follows:

"Notwithstanding any other provision of the Plan to the contrary, if the Other Plan is the Marsh & McLennan Agency 401(k) Savings & Investment Plan, amounts credited to the Participant's accounts under such Other Plan shall be credited respectively to the Company Matching Contribution Account, Rollover Account, After-Tax Contribution Account, Pre-Tax Contribution Account, Roth Contribution Account, In-Plan Roth Conversion Account, MMC Fixed Company Contribution Account and MHRS Plan Account (to the extent applicable) under this Plan."

6.            The first sentence of Section 6.1.1 of the Plan is hereby amended, effective May 31, 2017, to read as follows:

"The Administrative Committee shall cause to be established and maintained for each Participant an After-Tax Contribution Account, a Pre-Tax Contribution Account, a Company Matching Contribution Account, a Roth Contribution Account, an In-Plan Roth Conversion Account, an MMC Fixed Company Contribution Account (if applicable), a Rollover Account(s), Transferred Account(s), an MHRS Plan Account (if applicable), and such other accounts as the Administrative Committee deems necessary or advisable."

7.            Section 7.1.1 of the Plan is hereby amended, effective May 31, 2017, to read as follows:

"7.1.1 Fully Vested Accounts. Subject to the further provisions of this Section 7.1, a Participant's Current Balance in his or her Pre-Tax

Contribution Account (including Catch-up Contributions and Qualified Non-Elective Contributions), Roth Contribution Account, In-Plan Roth Conversion Account, After-Tax Contribution Account, Rollover Account and MHRS Plan Account shall be fully vested and nonforfeitable at all times."

8.            The first sentence of Section 7.12.1 of the Plan is hereby amended, effective May 31, 2017, to read as follows:

"Notwithstanding any provision of the Plan, other than Section 7.12.2, to the contrary, a Participant may elect to have any distribution (including an In-Plan Roth Conversion) or withdrawal attributable to the portion (up to one hundred percent (100%)) of his or her Account invested in the Stock Fund immediately prior to such distribution or withdrawal paid in the form of shares of MMC Stock, except for fractional shares which, in any case other than an In-Plan Roth Conversion, shall be paid in cash equal in value to the fractional share."

9.            Section 7.13.3 of the Plan is hereby amended, effective May 31, 2017, to read as follows:

"7.13.3 Roth Contribution Accounts and In-Plan Roth Conversion Accounts.

Notwithstanding the foregoing, a Direct Rollover of a distribution from a Roth Contribution Account or an In-Plan Roth Conversion Account will only be made to another Roth account under an applicable retirement plan described in Section 402A(e)(1) of the Code or to a Roth individual retirement account described in Section 408A of the Code, and only to the extent that such Direct Rollover is permitted under the rules of Section 402(c) of the Code."

10.          Section 9.2.2 of the Plan is hereby amended, effective May 31, 2017, to read as follows:

"9.2.2 A Participant shall be permitted to withdraw all or a portion of the vested Value of his or her After-Tax Contribution Account, In-Plan Roth Conversion Account, Rollover Account, Company Matching Contribution Account, Transferred Accounts or MHRS Plan Account at any time by submitting a completed form in the manner specified by the Administrative Committee; provided, however, that any portion of a Transferred Account derived from 'elective deferrals' (within the meaning of Section 402(g)(3) of the Code), 'designated Roth contributions' (within the meaning of Section 402A(c)(1) of the Code) or 'catch-up contributions' (within the meaning of Section 414(v) of the Code) shall be administered, withdrawn and distributed in the same manner as the Participant's Pre-Tax

Contribution Account and/or Roth Contribution Account."

11.          The first sentence of Section 10.1.1 of the Plan is hereby amended, effective May 31, 2017, to read as follows:

"A Participant may apply for a Loan from his or her Accounts; provided, however, that amounts in a Participant's Roth Contribution Account, In-Plan Roth Conversion Account and MMC Fixed Company Contribution Account shall not be an available source of funds for a Loan."

12.          The first sentence of Section 10.2(a) of the Plan is hereby amended, effective May 31, 2017, to read as follows:

"The Loan must be in an amount of not less than $1,000, and shall not exceed the lesser of (a) $50,000 or (b) one-half (1/2) of the vested portion of the Current Balance of the Participant's Accounts (including, for this purpose, the Value of the Participant's Roth Contribution Account, In-Plan Roth Conversion Account and MMC Fixed Company Contribution Account)."

IN WITNESS WHEREOF, the Company Representative has executed this Second Amendment to the Plan on this _21st_ day of December, 2017.

MARSH & MCLENNAN COMPANIES, INC.

By:	/s/ Laurie Ledford
Laurie Ledford
Senior Vice President and Chief Human Resources Officer
Marsh & McLennan Companies, Inc.

THIRD AMENDMENT

TO THE JANUARY 1, 2017

AMENDED AND RESTATED

MARSH & MCLENNAN COMPANIES 401(k) SAVINGS

& INVESTMENT PLAN

WHEREAS, Marsh & McLennan Companies, Inc. (the "Company") amended and restated the Marsh & McLennan Companies 401(k) Savings & Investment Plan (the "Plan") effective January 1, 2017;

WHEREAS, pursuant to Section 13.1 of the Plan, the Company has reserved the right to amend the Plan by action of its Board of Directors or, if and to the extent the amendment: (i) is necessary to qualify and maintain qualification of the Plan or to obtain and maintain an exemption for the Trust Fund under Sections 401 and 501 of the Code; (ii) is otherwise required by applicable law; or (iii) would reasonably be expected to have no more than a de minimis effect on the Company, then by the Company Representative;

WHEREAS, the First Amendment to the Plan was adopted by the Company on April 20, 2017;

WHEREAS, the Second Amendment to the Plan was adopted by the Company on December 21, 2017;

WHEREAS, Marsh ClearSight LLC is currently a Participating Company under the Plan;

WHEREAS, the Company has agreed to sell Marsh ClearSight LLC to Riskonnect, Inc.;

WHEREAS, under the Equity Purchase Agreement relating to the sale of Marsh ClearSight LLC, immediately following the date that Riskonnect, Inc. completes its acquisition of Marsh ClearSight LLC (the "Riskonnect Closing Date"), certain employees of the Company or its Affiliates may be transferred to Marsh ClearSight LLC, Riskonnect, Inc. or any other entity that is an affiliate of Riskonnect, Inc. at the time of such employment transfer;

WHEREAS, in connection with the sale of Marsh ClearSight LLC, the Company has agreed to amend the Plan to fully vest the Accounts of (i) any Participant who (A) is actively employed by Marsh ClearSight LLC on the Riskonnect Closing Date and (B) continues to be employed by Marsh ClearSight LLC immediately following the Riskonnect Closing Date; (ii) any Participant (A) who is employed by the Company or an Affiliate on the Riskonnect Closing Date and (B) whose employment is transferred, immediately following the Riskonnect Closing Date, to Marsh ClearSight LLC, Riskonnect, Inc. or any other entity that is an affiliate of Riskonnect, Inc. at the time of such employment transfer; or (iii) any Participant who (A) is employed by Marsh ClearSight LLC prior to the Riskonnect Closing Date, (B) is or is eligible to be on short-term or long-term disability or workers' compensation leave on the Riskonnect Closing Date, (C) is transferred to the Company or an Affiliate for the duration of such leave, and (D) becomes employed by Marsh ClearSight LLC or Riskonnect, Inc. (or any other entity that is an affiliate of Riskonnect, Inc.) by the earlier of (x) the first anniversary of the Riskonnect Closing Date or (y) the date immediately following the termination of employment of the Participant by the Company or its Affiliate (all Participants described in clauses (i), (ii) and (iii) are collectively referred to as the "Transferred Employees");

WHEREAS, the Company has also agreed to amend the Plan to allow all Transferred Employees to roll over the notes representing their Loan balances under the Plan to a tax-qualified retirement plan sponsored by Riskonnect, Inc.;

WHEREAS, the Company also desires to make certain clarifying changes to the Plan in order to reflect the removal of Marsh ClearSight LLC as a Participating Company under the Plan;

WHEREAS, it has been determined that the proposed changes to the Plan would be reasonably expected to have no more than a de minimis effect on the Company; and

WHEREAS, Laurie Ledford, Senior Vice President and Chief Human Resources Officer, Marsh & McLennan Companies, Inc. currently is serving as the Company Representative.

NOW, THEREFORE, the Plan is hereby amended, effective on the dates set forth below, as follows:

1.       Section 1.27(b) of the Plan is hereby amended, effective on the Riskonnect Closing Date, to read as follows:

"(b)         Eligible Employees who are employed by Dovetail Insurance Corporation shall not be eligible to participate in the MMC Fixed Company Contribution portion of the Plan during their period of employment with Dovetail Insurance Corporation."

2.       Section 1.48 of the Plan is hereby amended, effective on the Riskonnect Closing Date, to read as follows:

"1.48 'MMC Fixed Company Contributions' means the profit sharing contributions made to the Trust Fund by a Participating Company (other than Dovetail Insurance Corporation) pursuant to Section 3.9."

3.       Section 3.9.1 of the Plan is hereby amended, effective on the Riskonnect Closing Date, to read as follows:

"3.9.1 As soon as reasonably practicable after the end of each payroll period and in such manner as may be specified by the Administrative Committee, each Participating Company (other than Dovetail Insurance Corporation) shall, subject to the other provisions of this Article III, contribute to the Plan on behalf of each Eligible Employee employed by it who has completed at least one (1) Year of Service, an MMC Fixed Company Contribution equal to four percent (4%) of such Eligible Employee's Compensation with respect to such payroll period."

4.       Effective on the Riskonnect Closing Date (or as otherwise provided below), new Section B.37 of the Plan is hereby added to the Plan, immediately following Section B.36 of the Plan (as added to the Plan by the First Amendment), to read in its entirety as follows:

"B.37 Acquisition of Marsh ClearSight LLC by Riskonnect, Inc.

(a)       Effective on the Riskonnect Closing Date (as defined below), the Vested Percentage under Section 7.1.2 of the Plan of (i) any Participant who (A) is actively employed by Marsh ClearSight LLC on the date that Riskonnect, Inc. completes its acquisition of Marsh ClearSight LLC (the 'Riskonnect Closing Date') and (B) continues to be employed by Marsh ClearSight LLC immediately following the Riskonnect Closing Date or (ii) any Participant (A) who is employed by the Company or an Affiliate on the Riskonnect Closing Date and (B) whose employment is transferred, immediately following the Riskonnect Closing Date, to Marsh ClearSight LLC, Riskonnect, Inc. or any other entity that is an affiliate of Riskonnect, Inc. at the time of such employment transfer, shall be one hundred percent (100%).

(b)       The Vested Percentage under Section 7.1.2 of the Plan of the Account of any Participant who (A) is employed by Marsh ClearSight LLC prior to the Riskonnect Closing Date, (B) is or is eligible to be on short-term or long-term disability or workers' compensation leave from Marsh ClearSight LLC on the Riskonnect Closing Date, (C) is transferred to the Company or an Affiliate effective on the Riskonnect Closing Date and continuing for the duration of such leave, and (D) becomes employed by Marsh ClearSight LLC or Riskonnect, Inc. (or any other entity that is an affiliate of Riskonnect, Inc.) by the earlier of (x) the first anniversary of the Riskonnect Closing Date or (y) the date immediately following the termination of employment of the Participant by the Company or its Affiliate, shall be one hundred percent (100%), effective as of the date that such Participant becomes employed by Marsh ClearSight LLC, Riskonnect, Inc. or its affiliate.

(c)       Participants described in paragraphs (a) or (b) above who have outstanding Loan balances under the Plan may, in accordance with such rules, guidelines and/or procedures as may be adopted by the Loan Administrator, roll over such notes in a Direct Rollover (as such term is defined in Section 7.13.2(a) of the Plan) to an Eligible Retirement Plan (as such term is defined in Section 7.13.2(c) of the Plan) sponsored by Riskonnect, Inc.; provided, however, that such Eligible Retirement Plan accepts such notes, becomes the obligee of the Loans and agrees to administer the Loans in accordance with substantially similar terms as those contained in the loan agreement between the Participant and the Plan."

IN WITNESS WHEREOF, the Company Representative has executed this Third Amendment to the Plan on this _28th_ day of _September , 2018.

MARSH & MCLENNAN COMPANIES, INC.

By:	/s/ Laurie Ledford
Laurie Ledford
Senior Vice President and Chief Human Resources Officer
Marsh & McLennan Companies, Inc.

FOURTH AMENDMENT

TO THE JANUARY 1, 2017

AMENDED AND RESTATED

MARSH & MCLENNAN COMPANIES 401(k) SAVINGS

& INVESTMENT PLAN

WHEREAS, Marsh & McLennan Companies, Inc. (the "Company") amended and restated the Marsh & McLennan Companies 401(k) Savings & Investment Plan (the "Plan") effective January 1, 2017;

WHEREAS, pursuant to Section 13.1 of the Plan, the Company has reserved the right to amend the Plan by action of its Board of Directors or, if and to the extent the amendment: (i) is necessary to qualify and maintain qualification of the Plan or to obtain and maintain an exemption for the Trust Fund under Sections 401 and 501 of the Code; (ii) is otherwise required by applicable law; or (iii) would reasonably be expected to have no more than a de minimis effect on the Company, then by the Company Representative;

WHEREAS, the First Amendment to the Plan was adopted by the Company on April 20, 2017;

WHEREAS, the Second Amendment to the Plan was adopted by the Company on December 21, 2017;

WHEREAS, the Third Amendment to the Plan was adopted by the Company on September 28, 2018;

WHEREAS, pursuant to the Arrangement Agreement dated August 2, 2018 among Mercer (US) Inc. and MMC International Holdings LLC, on the one hand, and Pavilion Financial Corporation and Pavilion Global Markets Ltd., on the other (the "Pavilion Agreement"), Mercer (US) Inc. will ultimately acquire Pavilion Financial Corporation and certain affiliated entities (the "Pavilion Transaction");

WHEREAS, the Pavilion Agreement provides that certain employees of Pavilion Financial Corporation and its subsidiaries will remain employed by Pavilion Financial Corporation and its subsidiaries following the actual date of closing of the Pavilion Transaction (such date, the "Pavilion Closing Date");

WHEREAS, pursuant to the Pavilion Transaction, employees who remain employed by (or become employed by) Pavilion Financial Corporation and its subsidiaries following the Pavilion Closing Date are intended to be ineligible to participate in the Plan for the period commencing on the Pavilion Closing Date through December 31, 2018, and if such employees are otherwise Eligible Employees in accordance with the terms of the Plan, they shall become eligible to participate in the Plan no earlier than January 1, 2019;

WHEREAS, the Company wishes to amend Section 1.27(a) of the Plan, pursuant to the Pavilion Transaction, to provide that employees of Pavilion Financial Corporation and its subsidiaries shall be ineligible to participate in the Plan for the period from the Pavilion Closing Date through December 31, 2018;

WHEREAS, it has been determined that the proposed changes to the Plan would be reasonably expected to have no more than a de minimis effect on the Company; and

WHEREAS, Laurie Ledford, Senior Vice President and Chief Human Resources Officer, Marsh & McLennan Companies, Inc. currently is serving as the Company Representative.

NOW, THEREFORE, the Plan is hereby amended, effective on the Pavilion Closing Date, as follows:

1.       Section 1.27(a) of the Plan is hereby amended, effective on the Pavilion Closing Date, to read as follows:

"(a)         The term 'Eligible Employee' does not include: (i) an individual who performs services for a Participating Company under an agreement or arrangement (which may be written, oral, and/or evidenced by the Participating Company's payroll practice) with the Participating Company or with any other organization that provides the services of the individual to the Participating Company, pursuant to which the individual is treated as an independent contractor or is otherwise treated as an employee of an entity other than the Participating Company (for example, an individual who is transferred from a foreign Affiliate to a Participating Company on a temporary basis or a Leased Employee as described in Appendix C), irrespective of whether he or she is subsequently determined to be treated as an employee of the Participating Company under common-law employment principles, by any court or regulatory agency, or pursuant to the provisions of Section 414(m), 414(n) or 414(o) of the Code; (ii) student interns (meaning individuals who perform services on a temporary basis for a Participating Company where such services are intended by the individual and the Participating Company to relate to a course of study at an educational institution); (iii) effective September 1, 2009, any Employee of Marsh & McLennan Agency LLC ('MMA') and its subsidiaries and affiliates; (iv) any Employee who enters into an employment agreement with the Company or any Affiliate whose terms and conditions provide that such Employee will not participate in this Plan, who shall be excluded from participation for all purposes for a period specified in such employment agreement irrespective of whether the exclusion period extends beyond the term of the employment agreement or whether any provisions of such employment agreement are subsequently determined to be invalid by any court or regulatory agency;

(v) effective August 1, 2015, any Employee of Mercer WorkforcePro LLC and (vi) effective for the period commencing on the actual date of closing of the transaction under the Arrangement Agreement dated August 2, 2018 among Mercer (US) Inc. and MMC International Holdings LLC, on the one hand, and Pavilion Financial Corporation and Pavilion Global Markets Ltd., on the other, through December 31, 2018, any Employee of Pavilion Financial Corporation and its subsidiaries. (Employees described in item (iv) of the preceding sentence shall be deemed to have made a one-time irrevocable election not to participate in the Plan.)"

IN WITNESS WHEREOF, the Company Representative has executed this Fourth Amendment to the Plan on this 29th day of November, 2018.

MARSH & MCLENNAN COMPANIES, INC.

By:	/s/ Laurie Ledford
Laurie Ledford
Senior Vice President and Chief Human Resources Officer
Marsh & McLennan Companies, Inc.

FIFTH AMENDMENT

TO THE JANUARY 1, 2017

AMENDED AND RESTATED

MARSH & MCLENNAN COMPANIES 401(k) SAVINGS

& INVESTMENT PLAN

WHEREAS, Marsh & McLennan Companies, Inc. (the "Company") amended and restated the Marsh & McLennan Companies 401(k) Savings & Investment Plan (the "Plan") effective January 1, 2017;

WHEREAS, pursuant to Section 13.1 of the Plan, the Company has reserved the right to amend the Plan by action of its Board of Directors or, if and to the extent the amendment: (i) is necessary to qualify and maintain qualification of the Plan or to obtain and maintain an exemption for the Trust Fund under Sections 401 and 501 of the Code; (ii) is otherwise required by applicable law; or (iii) would reasonably be expected to have no more than a de minimis effect on the Company, then by the Company Representative;

WHEREAS, the First Amendment to the Plan was adopted by the Company on April 20, 2017;

WHEREAS, the Second Amendment to the Plan was adopted by the Company on December 21, 2017;

WHEREAS, the Third Amendment to the Plan was adopted by the Company on September 28, 2018;

WHEREAS, the Fourth Amendment to the Plan was adopted by the Company on November 29, 2018;

WHEREAS, the Company wishes to amend the Plan in order to (i) provide for certain changes to the Plan's hardship withdrawal rules, effective on January 1, 2019, pursuant to the Bipartisan Budget Act of 2018; (ii) include hardship withdrawal relief that was previously provided to Participants in connection with Hurricanes Harvey and Irma; (iii) clarify the definition of "Disability" under the Plan; (iv) provide for a rule to be applied under the Plan upon the deliberate killing of a Participant by a Beneficiary; and (v) remove a reference to Mercer WorkforcePro LLC in light of the dissolution of such entity;

WHEREAS, it has been determined that the proposed changes to the Plan would be reasonably expected to have no more than a de minimis effect on the Company; and

WHEREAS, Laurie Ledford, Senior Vice President and Chief Human Resources Officer, Marsh & McLennan Companies, Inc. currently is serving as the Company Representative.

NOW, THEREFORE, the Plan is hereby amended, effective on the dates set forth below, as follows:

1.       Section 1.23 of the Plan is hereby amended, effective as of January 1, 2018, to read as follows:

"1.23      'Disability' means the permanent inability of a Participant to engage in duties of any gainful employment due to a condition for which it has been determined by the Company's disability carrier that the Participant is eligible for benefits under the Company's basic long-term disability plan."

2.       Section 1.27(a) of the Plan, as amended by the Fourth Amendment, is hereby further amended, effective on January 1, 2019, to read as follows:

"(a)         The term 'Eligible Employee' does not include: (i) an individual who performs services for a Participating Company under an agreement or arrangement (which may be written, oral, and/or evidenced by the Participating Company's payroll practice) with the Participating Company or with any other organization that provides the services of the individual to the Participating Company, pursuant to which the individual is treated as an independent contractor or is otherwise treated as an employee of an entity other than the Participating Company (for example, an individual who is transferred from a foreign Affiliate to a Participating Company on a temporary basis or a Leased Employee as described in Appendix C), irrespective of whether he or she is subsequently determined to be treated as an employee of the Participating Company under common-law employment principles, by any court or regulatory agency, or pursuant to the provisions of Section 414(m), 414(n) or 414(o) of the Code; (ii) student interns (meaning individuals who perform services on a temporary basis for a Participating Company where such services are intended by the individual and the Participating Company to relate to a course of study at an educational institution); (iii) effective September 1, 2009, any Employee of Marsh & McLennan Agency LLC ('MMA') and its subsidiaries and affiliates; (iv) any Employee who enters into an employment agreement with the Company or any Affiliate whose terms and conditions provide that such Employee will not participate in this Plan, who shall be excluded from participation for all purposes for a period specified in such employment agreement irrespective of whether the exclusion period extends beyond the term of the employment agreement or whether any provisions of such employment agreement are subsequently determined to be invalid by any court or regulatory agency; and (v) effective for the period commencing on the actual date of closing of the transaction under the Arrangement Agreement dated August 2, 2018 among Mercer (US) Inc. and MMC International Holdings LLC, on the one hand, and Pavilion Financial Corporation and Pavilion Global Markets Ltd., on the other, through December 31, 2018, any Employee of Pavilion Financial Corporation and its subsidiaries. (Employees described in item (iv) of the preceding sentence shall be deemed to have made a one-time irrevocable election not to participate in the Plan.)"

3.             Effective on January 1, 2019, the last sentence of Section 3.17 of the Plan is hereby amended to read as follows:

"Each Participant shall have a vested percentage of one-hundred percent (100%) in the amounts in his or her Accounts attributable to Qualified Non-Elective Contributions at all times, and such contributions shall be treated as Pre-Tax Contributions for purposes of determining whether they may be distributed under the Plan."

4.             Section 9.3 of the Plan is hereby amended, effective on the dates set forth below, to read as follows:

"9.3 In-Service Financial Hardship Withdrawal of Pre-Tax Contributions.

(a)	Hardship Withdrawals Generally. Effective on January 1, 2019, upon application of an Employee who (i) does not have a

Disability and (ii) has not reached the age of fifty-nine and one- half (59-1/2) years, the Administrative Committee shall permit the Participant to withdraw a portion or all of the balance of his or her Account, as of the Applicable Valuation Date, excluding the Value of a Participant's MMC Fixed Company Contribution Account.

Such distribution shall be permitted only if the Participant has also applied for or has already withdrawn all amounts currently available pursuant to Section 9.2 (including any dividends reinvested pursuant to Section 4.1), but irrespective of whether the Participant has applied for or has received available Loans pursuant to Section 10.1. In addition, such distribution shall be permitted only if:

(i)	the withdrawal is deemed by the Administrative Committee or its delegate to be necessary to alleviate a Hardship, and

(ii)	the Participant affirms in writing in the manner determined in accordance with uniform procedures established by the Administrative Committee that the Hardship cannot be alleviated with other resources reasonably available to the Participant.

(b)	Special Hurricane Harvey Hardship Withdrawals. Notwithstanding anything to the contrary in Section 9.3(a), pursuant to IRS Announcement 2017-11, effective on or after August 23, 2017 and no later than January 31, 2018, if a Participant (i) is a 'Qualified Hurricane Harvey Individual' (as defined below), (ii) does not have a Disability and (iii) has not reached the age of fifty-nine and one-half (59-1/2) years, such Participant may withdraw as a 'Qualified Hurricane Harvey Distribution' (as defined below) a portion or all of the balance of his or her Account, as of the Applicable Valuation Date, excluding (i) Adjustments thereto credited after December 31, 1988, (ii) Qualified Non-Elective Contributions allocated to a Participant's Pre-Tax Contribution Account (including Catch-up Contributions) after December 31, 1988 and (iii) the Value of a Participant's MMC Fixed Company Contribution Account. Such distribution shall be permitted only if the Participant has also applied for or has already withdrawn all amounts currently available pursuant to Section 9.2 (including any dividends reinvested pursuant to Section 4.1), but irrespective of whether the Participant has applied for or has received available Loans pursuant to Section 10.1. Any such Qualified Hurricane Harvey Distribution shall be deemed to be a distribution on account of Hardship. For purposes of the foregoing:

(i)	a 'Qualified Hurricane Harvey Individual' shall mean (A) a Participant whose principal residence or place of employment on August 23, 2017 was located in one of the counties identified as a covered disaster area because of the devastation caused by Hurricane Harvey, or (B) a Participant whose lineal ascendant, lineal descendant, dependent or spouse had a principal residence or place of employment in such counties on such date; and

(ii)	a 'Qualified Hurricane Harvey Distribution' shall mean a distribution on account of a need resulting from Hurricane Harvey that is made to a Qualified Hurricane Harvey Individual on or after August 23, 2017 and no later than January 31, 2018, which satisfies the requirements of IRS Announcement 2017-11.

(c)	Special Hurricane Irma Hardship Withdrawals. Notwithstanding anything to the contrary in Section 9.3(a), pursuant to IRS Announcement 2017-13, effective on or after September 4, 2017 and no later than January 31, 2018, if a Participant (i) is a 'Qualified Hurricane Irma Individual' (as defined below), (ii) does not have a Disability and (iii) has not reached the age of fifty-nine and one-half (59-1/2) years, such Participant may withdraw as a 'Qualified Hurricane Irma Distribution' (as defined below) a portion or all of the balance of his or her Account, as of the Applicable Valuation Date, excluding (i) Adjustments thereto credited after December 31, 1988, (ii) Qualified Non-Elective Contributions allocated to a Participant's Pre-Tax Contribution Account (including Catch-up Contributions) after December 31, 1988 and (iii) the Value of a Participant's MMC Fixed Company Contribution Account. Such distribution shall be permitted only if the Participant has also applied for or has already withdrawn all amounts currently available pursuant to Section 9.2 (including any dividends reinvested pursuant to Section 4.1), but irrespective of whether the Participant has applied for or has received available Loans pursuant to Section 10.1. Any such Qualified Hurricane Irma Distribution shall be deemed to be a distribution on account of Hardship. For purposes of the foregoing:

(i)	a 'Qualified Hurricane Irma Individual' shall mean (A) a Participant whose principal residence or place of employment on September 4, 2017 was located in one of the counties identified as a covered disaster area because of the devastation caused by Hurricane Irma, or (B) a Participant whose lineal ascendant, lineal descendant, dependent or spouse had a principal residence or place of employment in such counties on such date; and

(ii)	a 'Qualified Hurricane Irma Distribution' shall mean a distribution on account of a need resulting from Hurricane Irma that is made to a Qualified Hurricane Irma Individual on or after September 4, 2017 and no later than January 31, 2018, which satisfies the requirements of IRS Announcement 2017-13.

(d)	Amount Needed to Alleviate the Hardship. A withdrawal pursuant to this Section 9.3 shall be limited to the amount needed to alleviate the Hardship, increased by the amount withheld to satisfy federal and state tax withholding requirements and, to the extent determined by the Administrative Committee, may be subject to the furnishing of documentation by the Participant to substantiate the Hardship."

5.              Effective as of January 1, 2018, Section 11.4 is hereby added to the Plan, immediately following Section 11.3 of the Plan, to read in its entirety as follows:

"11.4       Deliberate Killing of Participant by Beneficiary. If, in connection with the deliberate killing of a Participant by a Beneficiary, the Beneficiary: (i) is convicted, pleads guilty, or pleads no contest, or (ii) would be prohibited from receiving Plan benefits under an applicable state slayer statute or similar rule (including federal common law) without regard to federal preemption of any applicable state law, the Beneficiary will be treated as having predeceased the Participant."

IN WITNESS WHEREOF, the Company Representative has executed this Fifth Amendment to the Plan on this _19th_ day of December, 2018.

MARSH & MCLENNAN COMPANIES, INC.

By:	/s/ Laurie Ledford
Laurie Ledford
Senior Vice President and Chief Human Resources Officer
Marsh & McLennan Companies, Inc.